                                                                    EXHIBIT 2.1



                             COMBINATION AGREEMENT


         THIS COMBINATION AGREEMENT (this "Agreement") is entered into as of September 3, 1997, by and between Pioneer Natural Resources Company, a Delaware corporation ("US Co"), and Chauvco Resources Ltd., an Alberta corporation ("Chauvco").

                                    RECITALS

         WHEREAS, the respective boards of directors of US Co and Chauvco have approved the transactions contemplated by this Agreement, and have agreed to submit the applicable transactions included in the Plan of Arrangement (as defined in Section 1.1) and other transactions contemplated hereby to their respective shareholders for approval.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                                    GENERAL

1.1      PLAN OF ARRANGEMENT

         As promptly as practicable after the execution of this Agreement, Chauvco will apply to the Court of Queen's Bench of Alberta (the "Court") pursuant to Part 15 of the Business Corporations Act (Alberta) (the "ABCA") for an interim order (the "Interim Order") providing for, among other things, the calling and holding of the Chauvco Meeting (as hereinafter defined) for the purpose of considering and, if deemed advisable, approving the arrangement (the "Arrangement") under Part 15 of the ABCA and pursuant to this Agreement and the Plan of Arrangement substantially in the form of Exhibit A hereto (the "Plan of Arrangement"). If the Chauvco shareholders approve the Arrangement, thereafter Chauvco will take the necessary steps to submit the Arrangement to the Court and apply for a final order of the Court approving the Arrangement in such fashion as the Court may direct (the "Final Order") and file Articles of Arrangement in respect of the Arrangement. At 12:01 a.m. (the "Effective Time") on the date (the "Effective Date") shown on the certificate of arrangement issued by the Registrar under the ABCA giving effect to the Arrangement (which shall be within 60 days after the date of the Final Order), the following shall occur and shall be deemed to occur in the following order without any further act or formality:

         (a) Chauvco shall subscribe for that number of common shares in the capital of Chauvco Resources International Ltd. ("CRI") as is equal to (i) the number of common shares of Chauvco (the "Chauvco Common Shares") which are issued and outstanding three trading days prior to the Effective Date (the "Record Date"), (ii) plus that number of Chauvco Common Shares which all Optionholders (as hereinafter defined) would otherwise be entitled to acquire on the exercise of their Chauvco Options (as hereinafter defined) on a fully vested basis on the Record Date, (iii) less that number of common shares of CRI then held by Chauvco, and (iv) less that number of Chauvco Common Shares held by shareholders who have exercised their rights of dissent in accordance with the Plan of Arrangement and who are ultimately entitled to be paid the fair value for such shares. The subscription price for the common shares of CRI shall be paid for in cash in the aggregate




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amount equal to US$5,000,000 plus the fair market value on the Effective Date
(as determined and adjusted in accordance with Section 7.7) of the Gabon Securities (as hereinafter defined);

         (b) CRI shall purchase from CR International Limited ("CR"), a wholly-owned subsidiary of Chauvco, for cash in an aggregate amount equal to the fair market value thereof on the Effective Date (as determined in accordance with Section 7.7), (i) all of the issued and outstanding securities of Chauvco Resources (Gabon) S.A., Chauvco Resources (Gabon-Ngalo) S.A., Chauvco Resources (Gabon-Maga) S.A., Chauvco Resources (Gabon-Avomo) S.A. and CR Trading Co. Ltd. (collectively, the "Gabon Subsidiaries"), (ii) 75% of the issued and outstanding securities of Westoil Marine & Transport Co. Ltd. ("Westoil"), and (iii) all of its rights under a loan in the amount of U.S. $909,421.60 made by CR to Olympic Marine Services International, Inc. (which owns the remaining 25% of the issued and outstanding securities of Westoil), any and all advances made by CR to Westoil, and any and all advances made by Chauvco (all of which shall have first been assigned by Chauvco to CR) to the Gabon Subsidiaries and Westoil (such securities in Section 1.1(b)(i), (ii) and
(iii) collectively, the "Gabon Securities");

         (c) Chauvco shall transfer, assign and convey to CRI, in consideration for $1.00, all of Chauvco's right, title, benefit and interest in and to any and all trademarks (including registrations and applications therefor), trade names and the internet domain name "chauvco.com" owned by Chauvco as at the Effective Time, and the other assets and property which are set out in Exhibit F;

         (d) US Co Sub (as hereinafter defined) shall purchase from Chauvco all of the issued and outstanding common shares of CRI (the "CRI Shares") in consideration of the payment by way of promissory note of US Co Sub to Chauvco in an amount equal to the subscription price paid for such CRI Shares by Chauvco under Section 1.1(a);

         (e) each of the outstanding options to purchase Chauvco Common Shares which has not been exercised prior to the Record Date (collectively, the "Chauvco Options") (which includes all outstanding options granted under Chauvco's stock option plan as amended and restated on November 10, 1995 (the "Chauvco Option Plan")) will vest, if not already vested, and be transferred to US Co Sub in consideration for one (1) CRI Share and, in accordance with the election of each holder thereof (the "Optionholder") and the remainder of this
Section 1.1(e) and Section 1.1(f), a number of shares of US Co common stock ("US Co Common Stock") determined in accordance with the Exchange Ratio (as hereinafter defined) in which event, in addition to transferring the Chauvco Options to US Co Sub, the Optionholder will be required to make a payment to US Co Sub (the "Option Payment") in an amount equal to the aggregate exercise price which the Optionholder would otherwise be required to pay on the exercise of such options. As an alternative to making the Option Payment, Optionholders will be entitled to elect to reduce the number of shares of US Co Common Stock to be received by the number obtained by dividing the Option Payment by the US Co Stock Price, as defined in Section 1.3 (converted into Canadian dollars using the Currency Exchange Rate (as hereinafter defined)). Each Optionholder will receive only a whole number of shares of US Co Common Stock resulting from the transfer of his Chauvco Options. In lieu of fractional shares of US Co Common Stock, each Optionholder who would otherwise be entitled to receive such fractional shares shall be paid by US Co Sub an amount determined in accordance with the Plan of Arrangement in full satisfaction of such fractional entitlement;





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         (f)      an Optionholder electing to make the Option Payment and
receive the applicable number of shares of US Co Common Stock under Section 1.1(e) above shall give effect to the election by depositing with Montreal Trust Company of Canada (the "Depositary"), prior to the date which is two (2) days prior to the date of the Chauvco Meeting (the "Election Deadline"), a duly completed letter of transmittal and election form (the "Option Letter of Transmittal and Election Form") in the form provided by Chauvco along with the proxy materials indicating such holder's election and by agreeing to pay the Option Payment to the Depositary as agent for US Co Sub. Coincident with the receipt of the CRI Shares and shares of US Co Common Stock, such Optionholder shall pay the Option Payment to the Depositary as agent for US Co Sub less any amounts receivable by such Optionholder in connection with fractional entitlements under the Plan of Arrangement. In the event that an Optionholder who has elected to make the Option Payment fails to make the Option Payment on or before the delivery of the securities to the Optionholder, the Depositary shall be entitled to sell all or any portion of the shares of US Co Common Stock held on behalf of such Optionholder to satisfy the Option Payment and remit the same to US Co Sub. In the event that an Optionholder has failed to make an election in the Option Letter of Transmittal and Election Form pursuant to this paragraph, such Optionholder shall be deemed to have elected the option to receive less shares of US Co Common Stock by not making the Option Payment;

         (g) each of the outstanding Chauvco Common Shares will be transferred to US Co Sub in consideration for one (1) CRI Share and, at the election of the holders of the Chauvco Common Shares:

                  (i) a number of shares of US Co Common Stock determined in accordance with the Exchange Ratio. Each such holder of Chauvco Common Shares will receive only a whole number of shares of US Co Common Stock resulting from the transfer of such holder's Chauvco Common Shares to US Co Sub. In lieu of fractional shares of US Co Common Stock, each holder of a Chauvco Common Share who otherwise would be entitled to receive such fractional share shall be paid by US Co Sub an amount determined in accordance with the Plan of Arrangement in full satisfaction of such fractional entitlement; or

                  (ii) a number of shares of Exchangeable Shares determined in accordance with the Exchange Ratio. Each such holder of Chauvco Common Shares will receive only a whole number of Exchangeable Shares resulting from the transfer of such holder's Chauvco Common Shares to US Co Sub. In lieu of fractional Exchangeable Shares, each holder of a Chauvco Common Share who otherwise would be entitled to receive such fractional share shall be paid by US Co Sub an amount determined in accordance with the Plan of Arrangement in full satisfaction of such fractional entitlement;

         (h) a holder of Chauvco Common Shares shall give effect to the election in Section 1.1(g) above by depositing with the Depositary, prior to the Election Deadline, a duly completed letter of transmittal and election form (the "Letter of Transmittal and Election Form") in the form provided by Chauvco along with the proxy materials indicating such holder's election. In the event that a holder of Chauvco Common Shares has failed to validly make an election under Section 1.1(g) in the Letter of Transmittal and Election Form pursuant to this paragraph, such holder shall be deemed




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to have elected the option under Section 1.1(g)(i). Notwithstanding any provision to the contrary, holders of Chauvco Common Shares who are not residents of Canada for the purposes of the Income Tax Act (Canada) (the "ITA") will not be entitled to elect to receive Exchangeable Shares under Section 1.1(g)(ii);

         (i) upon the transfer of shares referred to in Section 1.1(g) above: (i) each holder of a Chauvco Common Share shall cease to be such a holder, shall have his name removed from the register of holders of Chauvco Common Shares and shall become a holder of the number of fully paid CRI Shares and Exchangeable Shares or shares of US Co Common Stock to which he is entitled as a result of the transfer of shares referred to in Section 1.1(g) and such holder's name shall be added to the register of holders of such securities accordingly; and (ii) US Co Sub shall become the legal and beneficial owner of all of the Chauvco Common Shares so transferred;

         (j) holders of Chauvco Common Shares who are residents of Canada for the purposes of the ITA shall be entitled to make an income tax election pursuant to subsection 85(1) of the ITA with respect to the transfer of their Chauvco Common Shares to US Co Sub referred to in Section 1.1(g)(ii) by providing two signed copies of the necessary election forms to US Co Sub within 90 days following the Effective Date, duly completed with the details of the number of shares transferred and the applicable agreed amounts for the purposes of such elections. Thereafter, subject to the election forms complying with the provisions of the ITA, the forms will be signed by US Co Sub and returned to such holders of Chauvco Common Shares for filing with Revenue Canada, Customs, Excise and Taxation; and

         (k) US Co Sub shall be continued as a corporation under the ABCA and its Articles of Continuance shall include the items set forth in Exhibit G.

1.2      US CO SUB

         (a) On or prior to the Effective Date, US Co shall (directly or through a wholly-owned subsidiary incorporated in the United States) incorporate a new corporation under the Company Act (British Columbia) ("US Co Sub") to be named Pioneer Natural Resources (Canada) Ltd. and shall include the following provisions in its memorandum of association (or as may be amended by mutual agreement on the advice of outside counsel to comply with the Company
Act):

                  (i) a class of common voting shares (the "US Co Sub Common Shares") unlimited in number;

                  (ii) a class of exchangeable shares (the "Exchangeable Shares") unlimited in number; and

                  (iii)    a restriction on the business of US Co Sub;

all as set out in Exhibit G and, in connection with such incorporation, US Co shall (directly or through a wholly-owned subsidiary incorporated in the United States) cause US Co Sub to purchase from US Co that number of newly issued shares of US Co Common Stock which will enable US Co Sub to satisfy its obligation to deliver US Co Common Stock to holders of Chauvco Common Shares




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and to Optionholders who transfer their Chauvco Common Shares or Chauvco
Options to US Co Sub under Sections 1.1(g)(i) and 1.1(e) above.

         (b) US Co shall cause US Co Sub to complete the transactions contemplated herein.

1.3      EXCHANGE RATIO

                  As used herein, the term "Exchange Ratio" means in respect of Exchangeable Shares or US Co Common Stock to be delivered upon the transfer of Chauvco Common Shares or Chauvco Options to US Co Sub, a ratio of the number of Exchangeable Shares or shares of US Co Common Stock per Chauvco Common Share or Chauvco Option equal to:

         (a)      if the US Co Stock Price is less than US$33.50, (.493827);

         (b) if the US Co Stock Price is at least US$33.50 but less than US$39.01,

                           .493827 - ((US Co Stock Price - 33.50) X .042360)
                                     ----------------------------
                                                5.51

                           and

         (c) if the US Co Stock Price is equal to or greater than $39.01, (.451467).

The Exchange Ratio as so determined in each case shall be rounded to six decimal places. The "US Co Stock Price" shall mean the average closing sales price, regular way, per share of the US Co Common Stock on the NYSE in United States dollars as reported in the Wall Street Journal over the ten (10) consecutive trading days ending on the third trading day next preceding the date of the Chauvco Meeting. Notwithstanding the foregoing, if the Exchange Ratio is above .465116, US Co may elect to cause US Co Sub to deliver, in lieu of Exchangeable Shares and shares of US Co Common Stock, a number of Exchangeable Shares or shares of US Co Common Stock for each Chauvco Common Share or Chauvco Option based on the Exchange Ratio as set forth above equal to (.465116) and an amount in cash (in Canadian dollars) per Chauvco Common Share or Chauvco Option equal to the product of (x) the US Co Stock Price multiplied by the noon spot rate of exchange of US dollars to Canadian dollars announced by the Bank of Canada on the day preceding the date of calculation for the exchange (the "Currency Exchange Rate") and (y)

                           Exchange Ratio -- .465116

1.4      ADJUSTMENTS FOR CAPITAL CHANGES

         Prior to the Effective Time, Chauvco shall not recapitalize through a subdivision of its outstanding shares into a greater number of shares, or a combination of its outstanding shares into a lesser number of shares, or reorganize, reclassify or otherwise change its outstanding shares into the same or a different number of shares of other classes, or declare a dividend on its outstanding shares payable in shares of its capital stock or securities convertible or exchangeable into shares of its capital stock. Prior to the Effective Time, US Co may with prior written consent of Chauvco recapitalize through a subdivision of its outstanding shares into a greater number of shares, or a




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combination of its outstanding shares into a lesser number of shares, or reorganize, reclassify or otherwise change its outstanding shares into the same or a different number of shares of other classes, or declare a dividend on its outstanding shares payable in shares of its capital stock or securities convertible or exchangeable into shares of its capital stock, provided that, in connection therewith the Exchange Ratio shall be adjusted appropriately so as to maintain the relative proportionate interests of the holders of Chauvco Common Shares and the holders of the shares of US Co Common Stock and provided further that, the consent of Chauvco may not be withheld if the foregoing proviso is complied with. No such changes shall be made by US Co other than those made in accordance with this Agreement.

1.5      DISSENTING SHAREHOLDERS

         Holders of Chauvco Common Shares may exercise rights of dissent with respect to such shares in connection with the Arrangement pursuant to and in the manner set forth in Section 184 of the ABCA and Section 3.1 of the Plan of Arrangement (such holders referred to as "Dissenters" or as "Dissenting Shareholders"). Chauvco shall give US Co (i) prompt notice of any written demands of a right of dissent, withdrawals of such demands, and any other instruments served pursuant to the ABCA and received by Chauvco and (ii) the opportunity to participate in all negotiations and proceedings with respect to such rights. Without the prior written consent of US Co, except as required by applicable law, Chauvco shall not make any payment with respect to any such rights or offer to settle or settle any such rights. The obligations in respect of Dissenting Shareholders shall be apportioned between Chauvco and CRI as set forth in the Plan of Arrangement.

1.6      OTHER EFFECTS OF THE ARRANGEMENT

         The Arrangement will, from and after the Effective Time, have all of the effects provided by applicable law, including, without limitation, the ABCA.

1.7      JOINT PROXY STATEMENT; FORM F-4, FORM S-4 AND FORM S-3 REGISTRATION
         STATEMENT

         (a) As promptly as practicable after execution of this Agreement, US Co and Chauvco shall prepare and file with the United States Securities and Exchange Commission (the "SEC") a preliminary joint management information circular and proxy statement (the "Joint Proxy Statement"), together with any other documents required by the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the Arrangement and the other transactions contemplated hereby. The Joint Proxy Statement shall constitute (i) the management information circular of Chauvco with respect to the meeting of shareholders of Chauvco relating to the Arrangement and the approval of certain matters in connection therewith (the "Chauvco Meeting") and (ii) the proxy statement of US Co with respect to the meeting of stockholders of US Co with respect to the issuance of US Co Common Stock from time to time upon exchange of Exchangeable Shares and any other matters requiring approval of such stockholders in connection with the Arrangement (the "US Co Stockholders Meeting"). As promptly as practicable after the preliminary Joint Proxy Statement is cleared by the SEC, US Co and Chauvco shall cause the Joint Proxy Statement to be mailed to each company's respective stockholders. If either Chauvco or US Co determines on the advice of its outside counsel (with the concurrence of outside counsel for the other) that the offer and sale of the Exchangeable Shares or the CRI Shares in connection with the Arrangement is required to be registered under the




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Securities Act, then as applicable, US Co shall cause US Co Sub to file with the SEC a registration statement on Form S-4 (or other applicable form) (such registration statement, the "Form S-4") and if it is determined that the offer and sale of the CRI Shares is not otherwise exempt from such registration, Chauvco and US Co shall (a) agree on appropriate and equitable adjustments to the Plan of Arrangement so that CRI Shares that would otherwise be issued to holders who are residents of the United States shall instead be sold by a trustee or agent and the net proceeds of such sales remitted to such holders and otherwise as may be necessary to avoid offers and sales of the CRI Shares being deemed to take place within the United States, if such adjustments will avoid the necessity for such registration or (b) if such adjustments cannot reasonably be undertaken so as to avoid the necessity for such registration, Chauvco shall cause CRI to file with the SEC a registration statement on Form F-4 (or other applicable form) covering such offer and sale (such registration statement, the "Form F-4") and the Joint Proxy Statement shall also constitute the prospectuses of US Co Sub and CRI, as applicable, with respect to such offer and sale and shall be included in the Form S-4 or Form F-4, as applicable. Notwithstanding anything herein to the contrary, neither Chauvco nor US Co shall be under any obligation to cause to be filed the Form S-4 or Forms F-4 if it shall have determined on the advice of its outside counsel (with the concurrence of outside counsel for the other) that the offer and sale of the Exchangeable Shares and the CRI Shares pursuant to the Arrangement is exempt from the registration requirements of Section 5 of the Securities Act by virtue of Section 3(a)(10) thereof. In connection with such determination, US Co and Chauvco shall prepare and file with the SEC a request for no action (the "No Action Request") seeking to confirm the availability of such exemption. If US Co determines on the advice of its outside counsel (with the concurrence of outside counsel for Chauvco) that it is necessary to file a registration statement on Form S-3 (or other applicable form)(the "Form S-3") in order to register the US Co Common Stock to be issued from time to time after the Effective Time upon exchange of the Exchangeable Shares, then US Co shall file the Form S-3 with the SEC and use its best efforts to maintain the effectiveness of such registration for the period that such Exchangeable Shares remain outstanding, and US Co and Chauvco shall use their best efforts to cause the Form S-3 to become effective.

         (b) Each party shall promptly furnish to the other party all information concerning such party and its stockholders as may be reasonably required in connection with any action contemplated by this Section 1.5. The Joint Proxy Statement and, if required, the Form F-4, Form S-4 and Form S-3, shall comply in all material respects with all applicable requirements of law. Each of US Co and Chauvco will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Joint Proxy Statement or the Form F-4, Form S-4 or Form S-3, if required, or for additional information, and will supply the other with copies of all correspondence with the SEC with respect to the Joint Proxy Statement or the Form S-3, if required. Whenever any event occurs which should be set forth in an amendment or supplement to the Joint Proxy Statement or the Form F-4, Form S-4 or Form S-3, if required, US Co or Chauvco, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC, and/or mailing to stockholders of US Co or Chauvco, as may be applicable, such amendment or supplement.

         (c) US Co and Chauvco shall take any action required to be taken under any applicable provincial or state securities laws (including "blue sky" laws) in connection with the issuance of the Exchangeable Shares, CRI Shares or US Co Common Stock and the Arrangement; provided, however, that with respect to the blue sky and Canadian provincial qualifications, neither US Co nor Chauvco shall be required to register or qualify as a foreign corporation or reporting issuer where

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any such entity is not now so registered or qualified except as to matters and transactions arising solely from the offer and sale of the US Co Common Stock, the CRI Shares or the issuance of the Exchangeable Shares.

1.8      REORGANIZATION

         The parties intend to adopt this Agreement and the Plan of Arrangement as a qualified stock purchase under Section 338(d)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

1.9      MATERIAL ADVERSE EFFECT

         In this Agreement, any reference to any event, change or effect being "material" with respect to any entity or group of entities means any material event, change or effect related to the condition (financial or otherwise), properties or business of such entity or group of entities. In this Agreement, the term "Material Adverse Effect" used with respect to any party means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties or business of such party and its subsidiaries, taken as a whole; provided, that a Material Adverse Effect shall not include any adverse effect resulting from changes in general economic conditions or conditions generally affecting the industries in which US Co or Chauvco operate.

1.10     CURRENCY

         Unless otherwise specified, all references in this Agreement to "dollars" or "$" shall mean Canadian dollars.

1.11     EXHIBITS

         The following exhibits attached hereto shall form part of this
Agreement:

         (a)      Exhibit A         -       Plan of Arrangement;
         (b)      Exhibit B         -       Support Agreement;
         (c)      Exhibit C         -       Voting and Exchange Trust Agreement;
         (d)      Exhibit D         -       Terms and Conditions of US Co
                                            Special Voting Stock;
         (e)      Exhibit E         -       List of Lock-up Shareholders;
         (f)      Exhibit F         -       List of Other Assets to be
                                            Transferred to CRI; and
         (g)      Exhibit G         -       Provisions of Memorandum of
                                            Association of US Co Sub.

                                   ARTICLE 2
                   REPRESENTATIONS AND WARRANTIES OF CHAUVCO

         Except as set forth in a letter dated the date of this Agreement and delivered by Chauvco to US Co concurrently herewith (the "Chauvco Disclosure Letter") and subject to Sections 7.7 and 7.8 hereof, Chauvco hereby represents and warrants to US Co that:





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2.1      ORGANIZATION AND STANDING

         Chauvco and each partnership, joint venture, corporation, association or other business entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by Chauvco (the "Chauvco Subsidiaries"), is duly incorporated or formed, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has full requisite power and authority to carry on its business as it is currently conducted, and to own, lease and operate the properties currently owned, leased and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation or organization authorized to do business in all jurisdictions in which the character of the properties owned or leased or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on Chauvco. The Chauvco Disclosure Letter sets forth a complete list of the Chauvco Subsidiaries (and all other subsidiaries in which Chauvco has an interest of 50% or less determined as described above), the percentage of each subsidiary's outstanding capital stock or other ownership interest owned by Chauvco or another Chauvco Subsidiary and a description of any lien, charge, mortgage, security interest, option, preferential purchase right or other right or interest of any other person (collectively, an "Encumbrance") on such stock, on treasury stock or other ownership interest and a complete list of each jurisdiction in which each of Chauvco and each Chauvco Subsidiary is duly qualified, registered and in good standing to do business.

2.2      AGREEMENT AUTHORIZED AND ITS EFFECT ON OTHER OBLIGATIONS

         (a) Chauvco has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement and the Arrangement by the shareholders of Chauvco and approval by the Court, to perform its obligations hereunder and to consummate the Arrangement and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Chauvco and, subject to approval of this Agreement and the Arrangement by the shareholders of Chauvco and approval by the Court, the consummation by Chauvco of the Arrangement and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Chauvco. This Agreement has been duly executed and delivered by Chauvco and is the valid and binding obligation of Chauvco, enforceable in accordance with its terms, except that such enforceability may be subject to
(i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

         (b) Neither the execution, delivery and performance of this Agreement or the Arrangement by Chauvco, nor the consummation of the transactions contemplated hereby or thereby by Chauvco nor compliance with the provisions hereof or thereof by Chauvco will: (i) conflict with, or result in any violations of, the articles of amalgamation or bylaws of Chauvco or any equivalent document of any of the Chauvco Subsidiaries, or (ii) result in any breach of or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any Encumbrance upon any of the material properties or assets of Chauvco or any of the Chauvco Subsidiaries under, any term, condition or provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Chauvco or any of the Chauvco Subsidiaries or their respective properties or assets, other than any such breaches, defaults, losses, or encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect on Chauvco.

2.3      GOVERNMENTAL CONSENTS

         No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "Governmental Entity"), is required to be obtained by Chauvco or any of the Chauvco Subsidiaries in connection with the execution and delivery of this Agreement or the Plan of Arrangement or the consummation of the transactions contemplated hereby or thereby, except for: (i) the filing with the applicable Canadian provincial securities commissions or regulatory authorities (the "Commissions") and the Court and the mailing to shareholders of Chauvco of the Joint Proxy Statement relating to the Chauvco Meeting to be held with respect to the approval of this Agreement and the Arrangement, (ii) the furnishing to the SEC of all required filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby (the "SEC Filings"); (iii) approval by the Court of the Arrangement and the filings of the articles of arrangement and other required arrangement or other documents as required by the ABCA; (iv) such filings, authorizations, orders and approvals as may be required under state "control share acquisition," "anti-takeover" or other similar statutes, any other applicable federal, provincial or state securities laws and the rules of the NYSE or The Toronto Stock Exchange ("TSE"); (v) such filings and notifications as may be necessary under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (vi) such notices and filings as may be necessary under the Investment Canada Act and under the Competition Act (Canada); and (vii) where the failure to obtain such consents, approvals, etc., would not prevent or delay the consummation of the Arrangement or otherwise prevent Chauvco from performing its obligations under this Agreement and would not reasonably be expected to have a Material Adverse Effect on Chauvco.

2.4      CAPITALIZATION

         The authorized capital stock of Chauvco consists of an unlimited number of Chauvco Common Shares, no par value. At the close of business on August 29, 1997, 48,464,312 Chauvco Common Shares were issued and outstanding, and no Chauvco Common Shares were held by Chauvco in its treasury. As of August 29, 1997, an aggregate of 2,901,995 Chauvco Common Shares were reserved for issuance pursuant to outstanding Chauvco Options granted under the Chauvco Option Plan. All issued and outstanding Chauvco Common Shares have been duly authorized, validly issued and are fully paid and non-assessable. Except in connection with the Chauvco Option Plan and in connection with Chauvco's shareholder rights plan adopted pursuant to that agreement dated April 24, 1997 between Chauvco and Montreal Trust Company of Canada (the "Chauvco SRP"), no person, firm or corporation has any agreement or option or any right or privilege, whether by law, pre-emptive or contractual, capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of Chauvco or of any securities of Chauvco.

2.5      SECURITIES REPORTS AND FINANCIAL STATEMENTS

         Chauvco and all predecessor corporations to Chauvco have filed all forms, reports and documents with the Commissions required to be filed by it or them pursuant to relevant Canadian securities statutes, regulations, policies and rules (collectively, the "Chauvco Securities Reports"), all of which have complied in all material respects with all applicable requirements of such statutes, regulations, policies and rules. None of the Chauvco Securities Reports, at the time filed or as subsequently amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of Chauvco and such predecessor corporations contained in the Chauvco Securities Reports complied in all material respects with the then applicable accounting requirements and the published rules and regulations of the relevant Canadian securities statutes with respect thereto, were prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of unaudited statements, as permitted by applicable laws, rules or regulations) and fairly present (subject, in the case of the unaudited statements, to normal, year-end audit adjustments) the consolidated financial position of Chauvco and such predecessor corporations and the consolidated Chauvco Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. There has been no change in the accounting policies or the methods of making accounting estimates of Chauvco or its predecessor corporations or changes in estimates that are material to such financial statements, except as described in the notes thereto.

2.6      LIABILITIES

         Chauvco and the Chauvco Subsidiaries do not have any liabilities or obligations, either accrued, absolute, contingent, or otherwise, or have any knowledge of any potential liabilities or obligations, other than those (i) disclosed in the Chauvco Securities Reports, (ii) set forth in the Chauvco Disclosure Letter, (iii) incurred in the ordinary course of business since June 30, 1997; or (iv) which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Chauvco.

2.7      INFORMATION SUPPLIED

         None of the information supplied or to be supplied by Chauvco for inclusion or incorporation by reference in the Joint Proxy Statement (and, if filed, the Form S-3, S-4 or F-4) will, at the time the Joint Proxy Statement is mailed to the shareholders of Chauvco and at the time of the Chauvco Meeting (and, if filed, at the time the Form S-3, S-4 or F-4 is declared effective), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the ABCA and applicable Canadian securities laws and the rules and regulations promulgated thereunder.

2.8      NO DEFAULTS

         Neither Chauvco nor any Chauvco Subsidiary is, or has received notice that it would be with the passage of time, in default or violation of any term, condition or provision of (i) its charter documents or bylaws; (ii) any judgment, decree or order applicable to it; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, material contract, agreement, lease, license or other instrument to which Chauvco or any Chauvco Subsidiary is now a party or by which it or any of its properties or assets may be bound, except in the case of item (iii) for defaults and violations which, individually or in the aggregate, would not have a Material Adverse Effect on Chauvco.

2.9      LITIGATION; INVESTIGATIONS

         There is no claim, action, suit or proceeding pending or, to the knowledge of Chauvco, threatened, which would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect on Chauvco, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Chauvco or any of the Chauvco Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect. There is no investigation pending or, to the knowledge of Chauvco, threatened, against Chauvco or any of the Chauvco Subsidiaries before any Governmental Entity which could have any such effect.

2.10     ABSENCE OF CERTAIN CHANGES AND EVENTS

         Except as set forth in the Chauvco Disclosure Letter, other than as a result of the transactions contemplated by this Agreement, since June 30, 1997, there has not been:

         (a) Financial Change. Any material adverse change in the financial condition, operations, assets, liabilities or business of Chauvco or the Chauvco Subsidiaries;

         (b) Property Damage. Any material damage, destruction, or loss to the business or properties of Chauvco or the Chauvco Subsidiaries (whether or not covered by insurance);

         (c) Dividends or Redemptions. Any declaration, setting aside, or payment of any dividend or other distribution in respect of the capital stock of Chauvco, or any direct or indirect redemption, purchase or any other acquisition by Chauvco of any such stock;

         (d) Capitalization Change. Any change in the capital stock or in the number of shares or classes of Chauvco's authorized or outstanding capital stock as described in Section 2.4 (other than as a result of exercises of currently outstanding Chauvco Options); or

         (e) Other Material Changes. Any other event or condition known to Chauvco particularly pertaining to and adversely affecting the operations, assets or business of Chauvco or the Chauvco Subsidiaries (other than events or conditions which are of a general or industry-wide nature and of general public knowledge) which would constitute a Material Adverse Effect on Chauvco.

2.11     ADDITIONAL CHAUVCO INFORMATION

         The Chauvco Disclosure Letter contains true, complete and correct lists of the following items with respect to Chauvco and the Chauvco Subsidiaries, and Chauvco agrees that upon the request of US Co, it will furnish to US Co true, complete and correct copies of any documents referred to in such lists:

         (a) Material Contracts. All contracts which involve, or may involve, aggregate payments by any party thereto of $5,000,000 or more, which are to be performed in whole or in part after the Effective Time;

         (b) Employee Compensation Plans. All bonus, retention bonus, company severance policy, employee stock option plans, incentive compensation, deferred compensation, profit-sharing, retirement, pension, welfare, group insurance, death benefit, or other fringe benefit plans, arrangements or trust agreements together with copies of the most recent reports with respect to such plans, arrangements, or trust agreements filed with any Governmental Entity and all tax determination letters that have been received with respect to such plans;

         (c) Employee Agreements. Any collective bargaining agreements with any labor union or other representative of employees, including amendments and supplements, in each case covering ten (10) or more employees, all employment agreements involving, individually, remuneration greater than $100,000 per annum and all executive termination agreements;

         (d) Patents. All patents, trademarks, copyrights and other material intellectual property rights owned, licensed or used;

         (e) Trade Names. All trade names and fictitious names used or held, whether and where such names are registered and where used;

         (f) Promissory Notes. All long-term and short-term promissory notes, installment contracts, loan agreements, credit agreements, and any other agreements relating thereto or with respect to collateral securing the same; and

         (g) Guarantees. All indebtedness, liabilities and commitments of others and as to which it is a guarantor, endorser, co-maker, surety, or accommodation maker, or is contingently liable therefor (excluding liabilities as an endorser of checks and the like in the ordinary course of business) and all letters of credit, whether stand-by or documentary, issued by any third party.

2.12     CERTAIN AGREEMENTS

         Except in connection with Chauvco's executive termination agreements, retention bonus plan, company severance policy and Stock Option Plan, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including without limitation, severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee or independent contractor of Chauvco or the Chauvco Subsidiaries under any Chauvco Plan (as hereinafter defined) or otherwise, (ii) materially increase any benefits otherwise payable under any Chauvco Plan or otherwise or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

2.13     EMPLOYEE BENEFIT PLANS

         Except for health insurance, vacation, severance and similar plans which are set forth in the Chauvco Disclosure Letter ("Chauvco Plans"), there are no employee benefits plans covering active, former or retired employees of Chauvco and the Chauvco Subsidiaries. Each Chauvco Plan has been maintained and administered in material compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations.

2.14     INTELLECTUAL PROPERTY

         Chauvco or the Chauvco Subsidiaries owns or possesses licenses to use all patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, copyrights and written know-how, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, the "Chauvco Intellectual Property") that are either material to the business of Chauvco or any Chauvco Subsidiary or that are necessary for the manufacture, use, license or sale of any services or products manufactured, used, licensed or sold by Chauvco or the Chauvco Subsidiaries, including all such intellectual property listed in the Chauvco Disclosure Letter. The Chauvco Intellectual Property is owned or licensed by Chauvco or the Chauvco Subsidiaries free and clear of any Encumbrance other than such Encumbrances as are listed in the Chauvco Disclosure Letter. Except as otherwise indicated in such letter or in the ordinary course of business, neither Chauvco nor the Chauvco Subsidiaries has granted to any other person any license to use any Chauvco Intellectual Property. Neither Chauvco nor the Chauvco Subsidiaries has received any notice of infringement, misappropriation, or conflict with, the intellectual property rights of others in connection with the use by Chauvco or the Chauvco Subsidiaries of the Chauvco Intellectual Property.

2.15     TITLE TO PROPERTIES

         Except for goods and other property sold, used or otherwise disposed of in the ordinary course of business for fair value, Chauvco has good and indefeasible title to all its properties, interests in properties and assets, real and personal, reflected in its June 30, 1997 financial statements, free and clear of any Encumbrance, except (i) Encumbrances reflected in the balance sheet of Chauvco dated June 30, 1997, (ii) liens for current taxes not yet due and payable, and (iii) such imperfections of title, easements and Encumbrances, if any, which would not, individually or in the aggregate, have a Material Adverse Effect on Chauvco. All leases pursuant to which Chauvco or any Chauvco Subsidiary leases (whether as lessee or lessor) any substantial amount of real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by Chauvco or any Chauvco Subsidiary which would, individually or in the aggregate, have a Material Adverse Effect on Chauvco and in respect to which Chauvco or a Chauvco Subsidiary has not taken adequate steps to prevent a default from occurring. The buildings and premises of Chauvco and the Chauvco Subsidiaries that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All major items of operating equipment of Chauvco and the Chauvco Subsidiaries are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations.

2.16     ENVIRONMENTAL MATTERS

         Except as set forth in the Chauvco Disclosure Letter:

         (a) Environmental Conditions. There are no environmental conditions or circumstances, such as the presence or release of any hazardous substance, on any property presently or previously owned or leased by Chauvco or the Chauvco Subsidiaries that could result in a Material Adverse Effect on Chauvco.

         (b) Permits, etc. Chauvco and the Chauvco Subsidiaries have in full force and effect all environmental permits, licenses, approvals and other authorizations required to conduct their operations and are operating in material compliance thereunder.

         (c) Compliance. Chauvco's and the Chauvco Subsidiaries' operations and use of their assets do not violate any applicable United States or Canadian or other federal, provincial, state or local law, statute, ordinance, rule, regulation, order or notice requirement (collectively the "Applicable Environmental Laws") pertaining to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, or (c) the regulation of any pollutants, contaminants, waste or substances (whether or not hazardous or toxic), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U. S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U. S.C. Section 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 300f et seq.), the Rivers and Harbors Act (33 U.S.C. Section
401 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.) and analogous Canadian, Argentine, foreign, provincial, state and local provisions, as any of the foregoing may have been amended or supplemented from time to time, except for violations which, either singly or in the aggregate, would not result in a Material Adverse Effect on Chauvco.

         (d) Past Compliance. None of the operations or assets of Chauvco or the Chauvco Subsidiaries has ever been conducted or used by Chauvco or the Chauvco Subsidiaries in such a manner as to constitute a violation of any of the Applicable Environmental Laws, except for violations which, either singly or in the aggregate, would not result in a Material Adverse Effect on Chauvco.

         (e) Environmental Claims. No notice has been served on Chauvco or any Chauvco Subsidiaries from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations or contribution under any Applicable Environmental Laws, other than any of the foregoing which, either singly or in the aggregate, would not result in a Material Adverse Effect on Chauvco.

         (f) Renewals. Chauvco does not know of any reason it or US Co would not be able to renew any of the permits, licenses, or other authorizations required pursuant to any Applicable Environmental Laws to operate and use any of Chauvco's or the Chauvco Subsidiaries' assets for their current purposes and uses.

2.17     COMPLIANCE WITH OTHER LAWS

         Except as set forth in the Chauvco Disclosure Letter, neither Chauvco nor any Chauvco Subsidiary is in violation of or in default with respect to, or in alleged violation of or alleged default with respect to any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any Governmental Entity, except for violations which, either singly or in the aggregate, do not and are not expected to result in a Material Adverse Effect on Chauvco.

2.18     TAXES

         Except with respect to failures which, in the aggregate, would not result in a Material Adverse Effect on Chauvco, proper and accurate federal, provincial, state and local income, capital, withholding, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by Chauvco and each of the Chauvco Subsidiaries for each period for which any returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all taxes shown by such returns to be payable and any other taxes due and payable have been paid other than those being contested in good faith by Chauvco or a Chauvco Subsidiary; and the tax provision reflected in Chauvco's financial statements as of June 30, 1997, is adequate, in accordance with Canadian generally accepted accounting principles, to cover liabilities of Chauvco and the Chauvco Subsidiaries at the date thereof for all taxes, including any interest, penalties and additions to taxes of any character whatsoever applicable to Chauvco and the Chauvco Subsidiaries or their assets or businesses. There are no tax liens on any assets of Chauvco or the Chauvco Subsidiaries except for taxes not yet currently due and those which could not reasonably be expected to result in a Material Adverse Effect on Chauvco.

2.19     VOTE REQUIRED

         Except as may be provided in the Interim Order, at the Chauvco Meeting at which a quorum is present, the affirmative vote of the holders of two-thirds of the Chauvco Common Shares present is the only vote required to approve this Agreement, the Arrangement and the consummation of the transactions contemplated hereby.

2.20     BROKERS AND FINDERS

         Other than Salomon Brothers Inc. and RBC Dominion Securities Inc. in accordance with the terms of their respective engagement letters in final forms, copies of which have previously been provided to US Co, none of Chauvco or any of the Chauvco Subsidiaries nor any of their respective directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

2.21     DISCLOSURE

         No representation or warranty made by Chauvco in this Agreement, nor any document, written information statement, financial statement, certificate or Exhibit prepared and furnished or to be prepared and furnished by Chauvco or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contained any untrue statement of a material fact when made, or omitted to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

2.22     FAIRNESS OPINION

         Chauvco's board of directors has received favourable written opinions from Salomon Brothers Inc and RBC Dominion Securities Inc. as to the fairness of the Plan of Arrangement and the other transactions contemplated herein.

2.23     RESTRICTIONS ON BUSINESS ACTIVITIES

         There is no material agreement, judgment, injunction, order or decree binding upon Chauvco or any Chauvco Subsidiary that has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Chauvco or any Chauvco Subsidiary, any acquisition of property by Chauvco or any Chauvco Subsidiary, the conduct of business by Chauvco or any Chauvco Subsidiary as currently conducted or the consummation of the Arrangement.

2.24     BOOKS AND RECORDS

         The books, records and accounts of Chauvco and the Chauvco Subsidiaries (a) have been maintained in accordance with good business practices on a basis consistent with prior years, (b) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Chauvco and the Chauvco Subsidiaries and (c) accurately and fairly reflect the basis for the Chauvco financial statements. Chauvco has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization; and (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles or any other criteria applicable to such statements and (ii) to maintain accountability for assets.

                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF US CO

         Except as set forth in a letter dated the date of this Agreement and delivered by US Co to Chauvco concurrently herewith (the "US Co Disclosure Letter"), US Co hereby represents and warrants to Chauvco, in each case with respect to itself and with respect to its predecessor corporations, that:

3.1      ORGANIZATION AND STANDING

         US Co and each partnership, joint venture, corporation, association or other business entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by US Co (the "US Co Subsidiaries"), is duly incorporated or formed, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has full requisite power and authority to carry on its business as it is currently conducted, and to own, lease and operate the properties currently owned, leased and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation or organization authorized to do business in all jurisdictions in which the character of the properties owned or leased or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on US Co. The US Co Disclosure Letter sets forth a complete list of the US Co Subsidiaries.

3.2      AGREEMENT AUTHORIZED AND ITS EFFECT ON OTHER OBLIGATIONS

         (a) US Co has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and, subject to approval of US Co's stockholders as provided in this Agreement, to consummate the Arrangement and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by US Co and, subject to approval of US Co's stockholders as provided in this Agreement, the consummation by US Co of the Arrangement and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of US Co. This Agreement has been duly executed and delivered by US Co and is the valid and binding obligation of US Co, enforceable in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

         (b) Neither the execution, delivery and performance of this Agreement or the Arrangement by US Co, nor the consummation of the transactions contemplated hereby or thereby by US Co nor compliance with the provisions hereof or thereof by US Co will: (i) conflict with, or result in any violations of, the certificate of incorporation or bylaws of US Co or any equivalent document of any of the US Co Subsidiaries, or (ii) result in any breach of or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any Encumbrance upon any of the material properties or assets of US Co or any of the US Co Subsidiaries under, any term, condition or provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to US Co or any of the US Co Subsidiaries or their respective properties or assets, other than any such breaches, defaults, losses, or encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect on US Co. Without limiting the generality of the foregoing, upon the consummation of the Arrangement, except as contemplated herein, no person or group of persons shall have any right, contingent or otherwise, to elect, designate or appoint any director of US Co and no person or group of persons shall have any right, contingent or otherwise that is inconsistent with the provisions hereof.

3.3      GOVERNMENTAL CONSENTS

         No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required to be obtained by US Co or any of the US Co Subsidiaries in connection with the execution and delivery of this Agreement or the Plan of Arrangement or the consummation of the transactions contemplated hereby or thereby, except for: (i) the filing with the Commissions and the mailing to stockholders of US Co of the Joint Proxy Statement relating to the US Co Stockholders Meeting, (ii) the furnishing to the SEC of SEC Filings; (iii) approval by the Court of the Arrangement and the filings of the articles of arrangement and other required arrangement or other documents as required by the ABCA; (iv) such filings, authorizations, orders and approvals as may be required under state "control share acquisition," "anti-takeover" or other similar statutes, any other applicable federal, provincial or state securities laws and the rules of the NYSE or the TSE; (v) such filings and notifications as may be necessary under the HSR Act;
(vi) such notices and filings as may be necessary under the Investment Canada Act and under the Competition Act (Canada); (vii) the filing of a Certificate of Designation with the Delaware Secretary of State with respect to the creation of special voting stock; and (viii) where the failure to obtain such consents, approvals, etc., would not prevent or delay the consummation of the Arrangement or otherwise prevent US Co from performing its obligations under this Agreement and would not reasonably be expected to have a Material Adverse Effect on US Co.

3.4      CAPITALIZATION

         The authorized capital stock of US Co consists of 500,000,000 common shares, U.S.$0.01 par value ("US Co Common Stock") and 100,000,000 preferred shares, $0.01 par value (the "US Co Preferred Stock"). As of August 29, 1997, there were 73,555,501 shares of US Co Common Stock outstanding, and 3,718,314 shares of US Co Common Stock were reserved for issuance upon the exercise of stock options outstanding under US Co's stock option plan; at the same date, no shares of US Co Preferred Stock were outstanding. Except in connection with US Co's stock option plan, no person, firm or corporation has any agreement or option or any right or privilege, whether by law, pre-emptive or contractual, capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of US Co or of any securities of US Co. US Co has no shareholder rights plan or similar arrangement in place in connection with the US Co Common Stock or otherwise (provided that US Co shall be entitled to institute such a plan or similar arrangement prior to the Effective Date so long as such plan treats the holders of Exchangeable Shares in substantially the same manner as the holders of US Co Common Stock and provided the institution of the shareholder rights plan does not have a tax impact on the holders of Exchangeable Shares.

3.5      SECURITIES REPORTS AND FINANCIAL STATEMENTS

         US Co and all predecessor corporations to US Co have filed all forms, reports and documents required to be filed by them by the SEC or pursuant to relevant United States securities statutes, regulations, policies and rules (collectively, the "US Co Securities Reports"), all of which have complied in all material respects with all applicable requirements of such statutes, regulations, policies and rules. None of the US Co Securities Reports, at the time filed or as subsequently amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of US Co and such predecessor corporations contained in the US Co Securities Reports complied in all material respects with the then applicable accounting requirements and the published rules and regulations of the relevant United States securities statutes with respect thereto, were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of unaudited statements, as permitted by applicable laws, rules or regulations) and fairly present (subject, in the case of the unaudited statements, to normal, year-end audit adjustments) the consolidated financial position of US Co and such predecessor corporations and the consolidated US Co Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. There has been no change in the accounting policies or the methods of making accounting estimates or changes in estimates of US Co or its predecessor corporations that are material to such financial statements, except as described in the notes thereto.

3.6      LIABILITIES

         US Co and the US Co Subsidiaries do not have any liabilities or obligations, either accrued, absolute, contingent, or otherwise, or have any knowledge of any potential liabilities or obligations, other than those (i) disclosed in the US Co Securities Reports or those of its predecessors, (ii) set forth in the US Co Disclosure Letter, (iii) incurred in the ordinary course of business since June 30, 1997, or (iv) which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on US Co.

3.7      INFORMATION SUPPLIED

         None of the information supplied or to be supplied by US Co for inclusion or incorporation by reference in the Joint Proxy Statement (and, if filed, the Form F-4 or Form S-3) will, at the time the Joint Proxy Statement is mailed to the shareholders of US Co and at the time of the US Co Stockholders Meeting (and, if filed, at the time the Form F-4 or Form S-3 is declared effective), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the provisions of applicable United States securities laws and the rules and regulations of the SEC.

3.8      NO DEFAULTS

         Neither US Co nor any US Co Subsidiary is, or has received notice that it would be with the passage of time, in default or violation of any term, condition or provision of (i) its charter documents or bylaws; (ii) any judgment, decree or order applicable to it; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, material contract, agreement, lease, license or other instrument to which US Co or any US Co Subsidiary is now a party or by which it or any of its properties or assets may be bound, except in the case of item (iii) for defaults and violations which, individually or in the aggregate, would not have a Material Adverse Effect on US Co.

3.9      LITIGATION; INVESTIGATIONS

         There is no claim, action, suit or proceeding pending or, to the knowledge of US Co, threatened, which would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect on US Co, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against US Co or any of the US Co Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect. There is no investigation pending or, to the knowledge of US Co, threatened, against US Co or any of the US Co Subsidiaries before any Governmental Entity which could have any such effect.

3.10     ABSENCE OF CERTAIN CHANGES AND EVENTS

         Except as set forth in the US Co Disclosure Letter, other than as a result of the transactions contemplated by this Agreement, since June 30, 1997, there has not been:

         (a) Financial Change. Any material adverse change in the financial condition, operations, assets, liabilities or business of US Co or the US Co Subsidiaries or its predecessors;

         (b) Property Damage. Any material damage, destruction, or loss to the business or properties of US Co or the US Co Subsidiaries (whether or not covered by insurance);

         (c) Dividends or Redemptions. Except as contemplated herein, any declaration, setting aside, or payment of any dividend or other distribution in respect of the capital stock of US Co, or any direct or indirect redemption, purchase or any other acquisition by US Co of any such stock;

         (d) Capitalization Change. Any change in the capital stock or in the number of shares or classes of US Co's authorized or outstanding capital stock as described in Section 3.4 (other than as a result of exercises of currently outstanding options to purchase US Co Common Stock and other than as contemplated in Section 1.4); or

         (e) Other Material Changes. Any other event or condition known to US Co particularly pertaining to and adversely affecting the operations, assets or business of US Co or the US Co Subsidiaries (other than events or conditions which are of a general or industry-wide nature and of general public knowledge) which would constitute a Material Adverse Effect on US Co.

3.11     ADDITIONAL US CO INFORMATION

         The US Co Disclosure Letter contains true, complete and correct lists of the following items with respect to US Co and the US Co Subsidiaries, and US Co agrees that upon the request of Chauvco, it will furnish to Chauvco true, complete and correct copies of any documents referred to in such lists:

         (a) Material Contracts. All contracts which involve, or may involve, aggregate payments by any party thereto of $25,000,000 or more, which are to be performed in whole or in part after the Effective Time; or

         (b) Employee Compensation Plans. All bonus, retention bonus, company severance policy, employee stock option plans, incentive compensation, deferred compensation, profit-sharing, retirement, pension, welfare, group insurance, death benefit, or other fringe benefit plans, arrangements or trust agreements.

3.12     CERTAIN AGREEMENTS

         Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including without limitation, severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee or independent contractor of US Co or the US Co Subsidiaries under any US Co Plan (as hereinafter defined) or otherwise, (ii) materially increase any benefits otherwise payable under any US Co Plan or otherwise or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

3.13     TITLE TO PROPERTIES

         Except for goods and other property sold, used or otherwise disposed of in the ordinary course of business for fair value, US Co has good and indefeasible title to all its properties, interests in properties and assets, real and personal, reflected in its June 30, 1997, pro forma financial statements, free and clear of any Encumbrance, except (i) Encumbrances reflected in the pro forma balance sheet of US Co dated June 30, 1997, (ii) liens for current taxes not yet due and payable, and (iii) such imperfections of title, easements and Encumbrances, if any, which would not individually or in the aggregate, have a Material Adverse Effect on US Co. All leases pursuant to which US Co or any US Co Subsidiary leases (whether as lessee or lessor) any substantial amount of real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by US Co or any US Co Subsidiary which would, individually or in the aggregate, have a Material Adverse Effect on US Co and in respect to which US Co or a US Co Subsidiary has not taken adequate steps to prevent a default from occurring. The buildings and premises of US Co and the US Co Subsidiaries that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All major items of operating equipment of US Co and the US Co Subsidiaries are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations.

3.14     ENVIRONMENTAL MATTERS

         Except as set forth in the US Co Disclosure Letter:

         (a) Environmental Conditions. There are no environmental conditions or circumstances, such as the presence or release of any hazardous substance, on any property presently or previously owned or leased by US Co or the US Co Subsidiaries that could result in a Material Adverse Effect on US Co.

         (b) Permits, etc. US Co and the US Co Subsidiaries have in full force and effect all environmental permits, licenses, approvals and other authorizations required to conduct their operations and are operating in material compliance thereunder.

         (c) Compliance. US Co's and the US Co Subsidiaries' operations and use of their assets do not violate any applicable United States or Canadian or other federal, provincial, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, or (c) the regulation of any pollutants, contaminants, waste, substances (whether or not hazardous or toxic), including, without limitation, the Applicable Environmental Laws, except for violations which, either singly or in the aggregate, would not result in a Material Adverse
Effect on US Co.

         (d) Past Compliance. None of the operations or assets of US Co or the US Co Subsidiaries has ever been conducted or used by US Co or the US Co Subsidiaries in such a manner as to constitute a violation of any of the Applicable Environmental Laws, except for violations which, either singly or in the aggregate, would not result in a Material Adverse Effect on US Co.

         (e) Environmental Claims. No notice has been served on US Co or any US Co Subsidiaries from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations or contribution under any Applicable Environmental Laws, other than any of the foregoing which, either singly or in the aggregate, would not result in a Material Adverse Effect on US Co.

         (f) Renewals. US Co does not know of any reason it would not be able to renew any of the permits, licenses, or other authorizations required pursuant to any Applicable Environmental Laws to operate and use any of US Co's or the US Co Subsidiaries' assets for their current purposes and uses.

3.15     COMPLIANCE WITH OTHER LAWS

         Except as set forth in the US Co Disclosure Letter, neither US Co nor any US Co Subsidiary is in violation of or in default with respect to, or in alleged violation of or alleged default with respect to any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any Governmental Entity, except for violations which, either singly or in the aggregate, do not and are not expected to result in a Material Adverse Effect on US Co.

3.16     TAXES

         (a) Except with respect to failures which, in the aggregate, would not result in a Material Adverse Effect on US Co, proper and accurate federal, state and local income, capital, withholding, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by US Co and all predecessor corporations and each of the US Co Subsidiaries for each period for which any returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all taxes shown by such returns to be payable and any other taxes due and payable have been paid other than those being contested in good faith by US Co or a US Co Subsidiary; and the tax provision reflected in US Co's pro forma financial statements as of June 30, 1997, is adequate, in accordance with United States generally accepted accounting principles, to cover liabilities of US Co and the US Co Subsidiaries at the date thereof for all taxes, including any interest, penalties and additions to taxes of any character whatsoever applicable to US Co and the US Co Subsidiaries or their assets or businesses. There are no tax liens on any assets of US Co or the US Co Subsidiaries except for taxes not yet currently due and those which could not reasonably be expected to result in a Material Adverse Effect on US Co.

         (b) On and after the Effective Date and until such time as no person, other than US Co or an affiliate of US Co, holds any Exchangeable Shares, neither US Co nor any of its affiliates will be a "specified financial institution" as that term is defined in the ITA.

3.17     VOTE REQUIRED

         At a stockholders meeting at which a quorum is present, the affirmative vote of the holders of a majority of the outstanding shares of US Co Common Stock present at the meeting is required to approve the issuance of the US Co Common Stock pursuant to this Agreement and upon exchange of the Exchangeable Shares. Except as aforesaid, no vote or other approval of the stockholders of US Co is required, under the stockholder approval policy of the NYSE, corporate law or otherwise, to approve this Agreement, the Arrangement and the consummation of the transactions contemplated hereby.

3.18     BROKERS AND FINDERS

         Other than Goldman, Sachs & Co. in accordance with the terms of its engagement letter, none of US Co or any of the US Co Subsidiaries nor any of their respective directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

3.19     DISCLOSURE

         No representation or warranty made by US Co in this Agreement, nor any document, written information, statement, financial statement, certificate or Exhibit prepared and furnished or to be prepared and furnished by US Co or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contained any untrue statement of a material fact when made, or omitted to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

3.20     FAIRNESS OPINION

         US Co's board of directors has received a written opinion from Goldman, Sachs & Co. that as of the date hereof the consideration to be paid by US Co in connection with this Agreement is fair to US Co.

3.21     RESTRICTIONS ON BUSINESS ACTIVITIES

         There is no material agreement, judgment, injunction, order or decree binding upon US Co or any US Co Subsidiary that has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of US Co or any US Co Subsidiary, any acquisition of property by US Co or any US Co Subsidiary, the conduct of business by US Co or any US Co Subsidiary as currently conducted or the consummation of the Arrangement.

3.22     BOOKS AND RECORDS

         The books, records and accounts of US Co and the US Co Subsidiaries
(a) have been maintained in accordance with good business practices on a basis consistent with prior years, (b) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of US Co and the US Co Subsidiaries and (c) accurately and fairly reflect the basis for the US Co financial statements. US Co has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(a) transactions are executed in accordance with management's general or specific authorization; and (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with United States generally accepted accounting principles or any other criteria applicable to such statements and (ii) to maintain accountability for assets.

3.23     US CO SUB

         US Co Sub will be incorporated solely for the purpose of participating in the transactions contemplated herein, will carry on no other business, and, except as contemplated herein, will not have any liabilities or obligations, either accrued, absolute, contingent, or otherwise as of the Effective Date.


                                   ARTICLE 4
                       OBLIGATIONS PENDING EFFECTIVE DATE

4.1      AGREEMENTS OF US CO AND CHAUVCO

         US Co and Chauvco agree to take the following actions after the date hereof:

         (a) Regulatory Approvals. Each party will promptly execute and file or join in the execution and filing of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity, the Commissions or the SEC which may be reasonably required, or which the other party may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Each party will use its commercially reasonable efforts to promptly obtain such authorizations, approvals and consents. Without limiting the generality of the foregoing, as promptly as practicable after the execution of this Agreement, each party shall make all required filings with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "DOJ"), a pre-merger notification report under the HSR Act and shall make such filings as are necessary under the Investment Canada Act and the Competition Act (Canada).

         (b) Access. Each party will allow the other and its agents reasonable access to the premises and properties of the other and to the files, books, records and offices of the other and the other's subsidiaries, including, without limitation, any and all information relating to such party's tax matters, contracts, leases, licenses and real, personal and intangible property and financial condition. Each party will cause its accountants to cooperate with the other in making available to the other party all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to tax matters and financial statements prepared or audited by such accountants.

         (c) Joint Proxy Statement. US Co and Chauvco shall cooperate in the preparation and prompt filing of the Joint Proxy Statement (and, if required, the Form F-4, S-4 or Form S-3) with the SEC;

         (d) Notice of Material Developments. Each of US Co and Chauvco will promptly notify the other in writing (i) of any event occurring subsequent to the date of this Agreement which would render, or might reasonably be expected to render, any representation and warranty of such party contained in this Agreement untrue or inaccurate in any material respect, (ii) of any Material Adverse Effect on such party and (iii) of any breach by such party of any covenant or agreement contained in this Agreement; and

         (e) Satisfaction of Conditions Precedent. During the term of this Agreement, each of US Co and Chauvco will use its commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article 5 hereof, and each of US Co and Chauvco will use its commercially reasonable efforts to cause the Arrangement and the other transactions contemplated by this Agreement to be consummated.

4.2      ADDITIONAL AGREEMENTS OF CHAUVCO

         Chauvco agrees that from the date hereof to the Effective Date, it will, and will cause each of the Chauvco Subsidiaries to:

         (a) Operate in Ordinary Course/Consult. Other than as contemplated by this Agreement, operate its business only in the usual, regular, and ordinary manner and, to the extent consistent with such operation, use all commercially reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it; permit US Co representatives to meet with Chauvco officers and attend such Chauvco business meetings, and provide US Co with such periodic reports, all as US Co may reasonably request to become and keep generally informed as to Chauvco's business, assets and operations;

         (b) Maintenance of Properties. Maintain all of its property and assets in customary repair, order, and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted;

         (c) Maintenance of Books and Records. Maintain its books of account and records in the usual, regular, and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

         (d) Compliance with Law. Duly comply in all material respects with all laws applicable to it and to the conduct of its business;

         (e) Employment Matters. Allow reasonable access by US Co to employees in order for US Co to explore continuing employment arrangements; not
(i) enter into any contracts of employment which (1) cannot be terminated on notice of 30 days or less or (2) provide for any severance payments or benefits covering a period beyond the termination date of such employment contract, except as may be required by law; (ii) amend any employee benefit plan or stock option plan, except as may be required for compliance with applicable law or as contemplated by this Agreement; or (iii) except with the prior written consent of US Co, such consent not to be unreasonably withheld, increase salaries or declare bonuses prior to the Effective Date provided that Chauvco shall be permitted to declare and pay bonuses in an amount not to exceed $750,000 without the consent of US Co;

         (f)      Prohibition of Certain Loans. Not incur any borrowings except
(i) the refinancing of indebtedness now outstanding or additional borrowings under its existing revolving credit facilities, (ii) the prepayment by customers of amounts due or to become due for goods sold or services rendered or to be rendered in the future, (iii) trade payables incurred in the ordinary course of business, (iv) other borrowings incurred in the ordinary course of business to finance normal operations, (v) borrowing to finance expenditures not prohibited under paragraph (g) (provided however with respect to items (i) to (v) the borrowing shall not exceed current borrowing limits under current credit facilities), or (vi) as is otherwise agreed to in writing by US Co;

         (g) Prohibition of Certain Commitments. Not enter into commitments of a capital expenditure nature or incur any contingent liability which would exceed $1,000,000, in the aggregate, except (i) as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course of business, (ii) as may be required by law, (iii) as contemplated in Chauvco's Estimated Capital Expenditures for the period July 1, 1997 to December 31, 1997, a copy of which has been attached to the Chauvco Disclosure Letter or (iv) as is otherwise agreed to in writing by US Co;

         (h) Disposal of Assets. Not sell, dispose of, or encumber, any property or assets, except (i) in the ordinary course of business and not exceeding $10,000,000 in value in the aggregate, (ii) Encumbrances as may be reasonably required in connection with borrowings under Section 4.2(f), or
(iii) as is otherwise agreed to in writing by US Co;

         (i) Maintenance of Insurance. Maintain insurance upon all its properties and with respect to the conduct of its business of such kinds and in such amounts as is customary in the type of business in which it is engaged, but not less than that presently carried by it;

         (j) No Amendment to Charter Documents, etc. Except as otherwise provided in this Agreement, not amend its charter documents or bylaws or other organizational documents or merge or consolidate with or into any other corporation or change in any manner the rights of its capital stock or the character of its business;

         (k) No Issuance, Sale, or Purchase of Securities. Except as otherwise provided in this Agreement, not issue or sell (except upon the exercise of outstanding options), or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell, any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock;

         (l) Prohibition on Dividends. Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

         (m) Supplemental Financial Statements. Deliver to US Co, within 45 days after the end of the fiscal quarter of Chauvco ending September 30, 1997, unaudited consolidated balance sheets and related unaudited statements of income, retained earnings and cash flows as of the end of such fiscal quarter of Chauvco, and as of the corresponding fiscal quarter of the previous fiscal year. Chauvco hereby represents and warrants that such unaudited consolidated financial statements shall (i) be complete in all material respects except for the omission of notes and schedules contained in audited financial statements,
(ii) present fairly the financial condition of Chauvco as at the dates indicated and the results of operations for the periods indicated, (iii) shall have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis, except as noted therein and (iv) shall contain all adjustments which Chauvco considers necessary for a fair presentation of its results for the fiscal period;

         (n) Exclusivity; Acquisition Transactions. Unless and until this Agreement shall have been terminated by either party pursuant to Article 6 hereof, it shall not (and it shall cause its directors, representatives, agents or affiliates (collectively "Representatives")) not to take or cause to take (or cause any of the Chauvco Subsidiaries to take), directly or indirectly, any of the following actions with any party other than US Co and its designees: (i) solicit, encourage, initiate or participate in any negotiations, inquiries or discussions with respect to any offer or proposal (x) to acquire in any manner, directly or indirectly, all or any significant part of the business or assets of Chauvco and the Chauvco Subsidiaries taken as a whole or (y) to acquire in any manner, directly or indirectly, more than 25% of the voting power of the capital shares of Chauvco, whether by arrangement, amalgamation, merger, consolidation, other business combination, purchase of assets, tender or exchange offer or otherwise (each of the foregoing, an "Acquisition Transaction"), (ii) after the date hereof furnish or provide any information with respect to, or otherwise take any action that facilitates, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to any inquiry, offer or proposal for, an Acquisition Transaction except in the ordinary course of business (and unrelated to an Acquisition Transaction) and as required by law or pursuant to a governmental request for information, (iii) enter into or execute any agreement or arrangement relating to an Acquisition Transaction, plan of reorganization, or other agreement calling for the sale of all or any significant part of its business and properties or the acquisition in any manner of more than 25% of the voting power of the capital shares of Chauvco; or (iv), except as required by law, make or authorize any public statement, recommendation or solicitation with respect to any Acquisition Transaction or any offer or proposal relating to an Acquisition Transaction other than with respect to the Arrangement (provided that neither the Board of Directors of Chauvco nor any committee thereof shall
(x) withdraw or modify, or propose to withdraw or modify, in a manner adverse to US Co, the approval and recommendation by such Board of Directors or such committee of this Agreement, the Plan of Arrangement or the Arrangement or (y) approve or recommend, or propose to approve or recommend, any Acquisition Transaction, except with respect to either clause (x) or (y) in the case of a Superior Transaction (as hereinafter defined) and then only at or after the termination of this Agreement pursuant to Section 6.1(g)); and

         (o) Alternative Transaction. Notwithstanding the foregoing, prior to the approval of this Agreement and the Arrangement by the holders of Chauvco Common Shares at the Chauvco Meeting, nothing contained in this Agreement shall prevent the Board of Directors of Chauvco (or its Representatives pursuant to its instructions) from: (i) engaging in discussions or negotiations with (but not soliciting or initiating such discussions or negotiations or encouraging inquiries from) a party concerning an unsolicited Acquisition Transaction; or
(ii) providing non-public information in connection with an unsolicited Acquisition Transaction with respect to Chauvco or the Chauvco Subsidiaries that has previously been provided to US Co pursuant to a customary confidentiality agreement (having terms substantially similar to the Confidentiality Agreement (as hereinafter defined)), in each case if the Chauvco Board of Directors first determines in good faith, based on the advice of outside legal counsel, that such action is required by reason of the fiduciary duties of the members of the Board of Directors of Chauvco to Chauvco or to Chauvco's shareholders under applicable law and that such unsolicited Acquisition Transaction involves consideration to the shareholders of Chauvco with a value that the Board of Directors of Chauvco in good faith believe, after receiving advice from Chauvco's financial advisors, is superior to the consideration to the shareholders provided for in the Arrangement; provided that in each such event, Chauvco first notifies US Co of such determination by the Chauvco Board of Directors and further notifies US Co of the fact that it is furnishing information to or entering into discussions or negotiations with a person or entity and Chauvco keeps US Co informed of the status (including all terms and conditions thereof but not the identity of such person or entity) of any such discussions or negotiations. Except to the extent expressly referenced in this Section, nothing in this Section, however, shall relieve Chauvco from complying with the other terms of this Agreement. If Chauvco or any Chauvco Subsidiary receives any unsolicited offer or proposal to enter negotiations relating to an Acquisition Transaction, Chauvco shall immediately notify US Co thereof. On the date hereof, Chauvco shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by Chauvco or any Representatives with respect to any Acquisition Transaction and, in connection therewith, Chauvco shall exercise all rights to require the return of information regarding Chauvco previously provided to such parties. In no event may the Board of Directors of Chauvco or any committee thereof (x) withdraw or modify, or propose to withdraw or modify, in a manner adverse to US Co, the approval and recommendation by such Board of Directors or such committee of this Agreement, the Plan of Arrangement or the Arrangement or (y) approve or recommend, or propose to approve or recommend, any Acquisition Transaction, except with respect to either clause (x) or (y) in the case of a Superior Proposal and then only at or after the termination of this Agreement pursuant to Section 6.1(g). As used in this Agreement, a "Superior Proposal" means (x) a bona fide written offer for an Acquisition Transaction to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the shares and/or voting power of the capital shares of Chauvco then outstanding or all or substantially all the assets of Chauvco, and
(y) otherwise on terms which the

Board of Directors of Chauvco determines in its good faith judgment to be more favorable to Chauvco than the Arrangement (based on the written opinion, with only customary qualifications, of Chauvco's independent financial advisor that the value of the consideration provided for in such proposal is superior to the value of the consideration provided for in the Arrangement), for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Chauvco, based on advice from Chauvco's independent financial advisor, is reasonably capable of being financed by such third party and for which the Board of Directors of Chauvco determines, in its good faith judgment, that such proposed transaction is reasonably likely to be consummated without undue delay;

         (p) Chauvco Options. Ensure that the consent of the Optionholders as a class is either obtained or not required;

         (q) Chauvco Affiliates. On or prior to the Effective Time, cause its Affiliates (as such term is defined in the Exchange Act) to execute and deliver customary letters in connection with Rule 145 of the Securities Act;

         (r) Shareholders Rights Plan. Take such action as may be necessary so that the Chauvco SRP shall be waived immediately prior to the Effective Time and not apply to the transactions contemplated herein. Chauvco shall utilize its best efforts to keep the Chauvco SRP in full force and effect unamended until such waiver; and

         (s) International Contracts. Not enter into any binding contracts with any party in any country upon which the U.S. Government has imposed international economic sanctions with respect to U.S. persons doing business.

4.3      ADDITIONAL AGREEMENTS OF US CO

         US Co agrees that from the date hereof to the Effective Date, it will, and will cause each of the US Co Subsidiaries to:

         (a) Operate in Ordinary Course. Other than as contemplated by this Agreement, operate its business only in the usual, regular, and ordinary manner and, to the extent consistent with such operation, use all commercially reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it;

         (b) Maintenance and Disposition of Properties. Maintain all of its property and assets in customary repair, order, and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted and only dispose thereof (and such disposal shall be permitted) in the ordinary course of business;

         (c) Maintenance of Books and Records. Maintain its books of account and records in the usual, regular, and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

         (d) Compliance with Law. Duly comply in all material respects with all laws applicable to it and to the conduct of its business;

         (e) Maintenance of Insurance. Maintain insurance upon all its properties and with respect to the conduct of its business of such kinds and in such amounts as is customary in the type of business in which it is engaged, but not less than that presently carried by it;

         (f) No Amendment to Charter Documents, etc. Except as otherwise contemplated in and subject to Section 1.4, not amend its charter documents or merge or consolidate with or into any other corporation without the prior written consent of Chauvco (provided that such consent shall not be necessary if such transaction will not adversely affect the ability of Chauvco shareholders to exchange Exchangeable Shares after the Effective Date as contemplated herein) or change in any manner the rights of its capital stock or the character of its business provided nothing herein shall prevent the issuance of preferred stock by US Co and the filing of Certificates of Designation with the Secretary of State of Delaware in connection therewith;

         (g) Prohibition on Dividends. Except for US Co's regular semi-annual 5 c./share dividends, or any dividend pursuant to the implementation or maintenance of a shareholder rights plan or similar arrangement which plan or arrangement makes adequate provision with respect to the holders of Exchangeable Shares, not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

         (h) Supplemental Financial Statements. Deliver to Chauvco, within 45 days after the end of the fiscal quarter of US Co ending September 30, 1997, unaudited consolidated balance sheets and related unaudited statements of income, retained earnings and cash flows for the period ending and as of the end of such quarter of US Co. US Co hereby represents and warrants that such unaudited consolidated financial statements shall (i) be complete in all material respects except for the omission of notes and schedules contained in audited financial statements, (ii) present fairly the financial condition of US Co as at the dates indicated and the results of operations for the periods indicated, (iii) shall have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis, except as noted therein and (iv) shall contain all adjustments which US Co considers necessary for a fair presentation of its results for the fiscal period; and

         (i) Listings. Use its commercially reasonable efforts to cause, with the cooperation and assistance of Chauvco, the Exchangeable Shares to be listed on the TSE.


                                   ARTICLE 5
                      CONDITIONS PRECEDENT TO OBLIGATIONS

5.1      CONDITIONS PRECEDENT TO OBLIGATIONS OF CHAUVCO

         The obligations of Chauvco to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction of the following conditions, or to the waiver thereof by Chauvco in the manner contemplated by this Agreement before the Effective Date:

         (a) Representations and Warranties of US Co True at Effective Date. The representations and warranties of US Co herein contained shall be accurate in all material respects at the Effective Date, with the same effect as though made at such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such date), and except to the extent of the failure of such representations to be true and correct would not in the aggregate have a Material Adverse Effect on US Co, and except as affected by transactions permitted or contemplated by this Agreement; US Co shall have performed and complied with all covenants required by this Agreement to be performed or complied with, in all material respects, by US Co before the Effective Date; and US Co shall have delivered to Chauvco a certificate, dated the Effective Date and signed by its chairman of the board or its president on behalf of US Co, and by its chief financial or accounting officer, and its secretary, to both such effects;

         (b) Opinion of US Co Counsel. Chauvco shall have received opinions, dated as of the Effective Date, from Vinson & Elkins, L.L.P., United States counsel for US Co, and from MacKimmie Matthews, Canadian counsel for US Co in form and substance satisfactory to Chauvco dealing with due authorization, execution, delivery and enforceability of documents and such other matters as US Co shall agree to;

         (c) Consents of Certain Parties in Privity with US Co. Chauvco shall have received all written consents, assignments, waivers, authorizations or other certificates necessary to provide for the continuation in full force and effect of all material contracts and leases of US Co and for US Co to consummate the transactions contemplated hereby, except when the failure to receive such consents or other certificates would not have a Material Adverse Effect on US Co;

         (d) Shareholder Approval. This Agreement, the Arrangement and the other transactions contemplated hereby shall have been approved and adopted by the Chauvco shareholders in accordance with applicable law and Chauvco's articles of amalgamation and bylaws;

         (e) US Co Approvals. The issuance of US Co Common Stock from time to time upon the exchange of the Exchangeable Shares shall have been approved by the US Co stockholders in accordance with the rules of the NYSE and applicable law;

         (f) No Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Arrangement shall have been issued by any Canadian or United States federal, provincial or state court and remain in effect, nor shall any proceeding seeking any of the foregoing be pending. There shall be no order, decree or ruling by any governmental agency or threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Arrangement, which would prohibit or render illegal the transactions contemplated by this Agreement;

         (g) Court Approval. The Court shall have issued its final order approving the Arrangement in form and substance satisfactory to US Co and Chauvco (such approvals not to be unreasonably withheld or delayed by US Co or Chauvco) and reflecting the terms hereof;

         (h) Commissions, etc. All necessary orders shall have been obtained from the Commissions and other relevant United States and Canadian securities regulatory authorities in connection with the Arrangement. All waiting periods required by HSR shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained, without the imposition of any governmental request or order requiring the sale or disposition or holding separate (through a trust or otherwise) of particular assets or businesses of Chauvco or US Co. US Co shall have filed all notices and information (if any) required under Part IX of the Competition Act (Canada) and the applicable waiting periods and any extensions thereof shall have expired or the parties shall have received an Advance Ruling Certificate pursuant to Section 102 of the Competition Act (Canada) setting out that the Director under such Act is satisfied he would not have sufficient grounds on which to apply for an order in respect of the Arrangement. The Arrangement shall have received the allowance or approval or deemed allowance or approval by the responsible Minister under the Investment Canada Act in respect of the Arrangement, to the extent such allowance or approval is required;

         (i) SEC Filings. The Forms F-4 and S-4, if filed, and the Form S-3 shall have been declared effective under the Securities Act and shall not be the subject of any stop-order or proceedings seeking a stop-order, and the Joint Proxy Statement shall on the Closing Date not be subject to any similar proceedings commenced or threatened by the SEC or the Commissions;

         (j) Appointment to US Co Board. US Co shall cause James R. Baroffio to be appointed as a director of US Co on or prior to the Effective Date as a Class II Director to serve until US Co's 1999 annual stockholders' meeting; Guy J. Turcotte to be nominated as a director of US Co for election at US Co's 1998 annual stockholders' meeting and Mr. Baroffio to be nominated for re-election at US Co's 1999 annual stockholders' meeting. US Co shall put forth Messrs. Turcotte and Baroffio for election to its board of directors as aforesaid and will cause to be solicited proxies for its stockholder's meetings in favour of the election of such individual.

         (k) Listings. The Exchangeable Shares shall be listed on the TSE, subject to notice of issuance, and the US Co Common Stock issuable pursuant to the Arrangement and upon exchange of the Exchangeable Shares shall have been approved for listing on the NYSE, subject to notice of issuance;

         (l) Certificates and Resolutions. Chauvco shall have received such other certificates and resolutions of US Co as may be reasonably required in connection with the consummation of this Agreement; and

         (m) Material Adverse Effect. There shall have been no event, change or effect after the date hereof and on or prior to the Effective Date resulting in a Material Adverse Effect on US Co.

5.2      CONDITIONS PRECEDENT TO OBLIGATIONS OF US CO

         The obligations of US Co to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction of the following conditions, or to the waiver thereof by US Co in the manner contemplated by this Agreement, before the Effective Date:

         (a)      Representations and Warranties of Chauvco True at Effective

Date. The representations and warranties of Chauvco herein contained shall be accurate in all material respects at the Effective Date, with the same effect as though made at such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such date), and except to the extent of the failure of such representations to be true and correct would not in the aggregate have a Material Adverse Effect on Chauvco and except as affected by transactions permitted or contemplated by this Agreement; Chauvco shall have performed and complied with all covenants required by this Agreement to be performed or complied with, in all material respects, by Chauvco before the Effective Date; and Chauvco shall have delivered to US Co a certificate, dated the Effective Date and signed by its chairman of the board or its president on behalf of Chauvco and by its chief financial or accounting officer, and its secretary, to both such effects;

         (b) Opinion of Chauvco Counsel. US Co shall have received opinions, dated as of the Effective Date, from Baker & Botts, L.L.P., United States counsel for Chauvco, and from Bennett Jones Verchere, Canadian counsel for Chauvco in form and substance satisfactory to Chauvco dealing with due authorization, execution, delivery and enforceability of documents and such other matters as Chauvco shall agree to;

         (c) Consents of Certain Parties in Privity with Chauvco. US Co shall have received all written consents, assignments, waivers, authorizations or other certificates necessary to provide for the continuation in full force and effect of all material contracts and leases of Chauvco and for Chauvco to consummate the transactions contemplated hereby, except when the failure to receive such consents or other certificates would not have a Material Adverse Effect on Chauvco;

         (d) Stockholder Approval. The issuance of US Co Common Stock hereunder and from time to time upon exchange of the Exchangeable Shares shall have been approved by the US Co stockholders in accordance with the rules of the NYSE and applicable law;

         (e) Chauvco Approvals. This Agreement, the Arrangement and the other transactions contemplated hereby shall have been approved and adopted by the Chauvco shareholders in accordance with applicable law and Chauvco's articles of amalgamation and bylaws, and Chauvco shall not have received on or prior to the Effective Time notice from the holders of more than 5% of the Chauvco Common Shares of their intention to exercise their rights of dissent under Section 184 of the ABCA;

         (f) No Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Arrangement shall have been issued by any Canadian or U.S. federal, provincial or state court and remain in effect, nor shall any proceeding seeking any of the foregoing be pending. There shall be no order, decree or ruling by any governmental agency or threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Arrangement, which would prohibit or render illegal the transactions contemplated by this Agreement;

         (g) Court Approval. The Court shall have issued its final order approving the Arrangement in form and substance satisfactory to Chauvco and US Co (such approvals not to be unreasonably withheld or delayed by Chauvco or US
Co) and reflecting the terms hereof;

         (h) Commissions, etc. All necessary orders shall have been obtained from the Commissions and other relevant United States and Canadian securities regulatory authorities in connection with the Arrangement. All waiting periods required by HSR shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained, without the imposition of any governmental request or order requiring the sale or disposition or holding separate (through a trust or otherwise) of particular assets or businesses of US Co or Chauvco. Chauvco shall have filed all notices and information (if any) required under Part IX of the Competition Act (Canada) and the applicable waiting periods and any extensions thereof shall have expired or the parties shall have received an Advance Ruling Certificate pursuant to Section 102 of the Competition Act (Canada) setting out that the Director under such Act is satisfied he would not have sufficient grounds on which to apply for an order in respect of the Arrangement. The Arrangement shall have received the allowance or approval or deemed allowance or approval by the responsible Minister under the Investment Canada Act in respect of the Arrangement, to the extent such allowance or approval is required, on terms and conditions satisfactory to US Co, acting reasonably;

         (i) SEC Filings. The Forms S-3 and S-4 and the Form F-4, if filed, shall have been declared effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop-order and the Joint Proxy Statement shall on the Closing Date not be subject to any similar proceedings commenced or threatened by the SEC or the Commissions; and

         (j) Certificates and Resolutions. US Co shall have received such other certificates and resolutions of Chauvco as may be reasonably required in connection with the consummation of this Agreement.

         (k) Material Adverse Effect. There shall have been no event, change or effect after the date hereof and on or prior to the Effective Date resulting in a Material Adverse Effect on Chauvco.


                                   ARTICLE 6
                                  TERMINATION

6.1      TERMINATION

         This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the transactions contemplated hereby by the stockholders of US Co or the shareholders of Chauvco, as follows:

         (a)      by mutual agreement of Chauvco and US Co;

         (b) by Chauvco, in the event of a breach by US Co of any representation, warranty, covenant or other agreement contained in this Agreement which (i) would give rise to the failure of a condition set forth in
Section 5.1(a) and (ii) has not been cured within 15 business days after written notice thereof from Chauvco (except that no cure period shall be provided for a matter which by its nature cannot be cured and in no event shall such cure period extend beyond the Termination Date) provided that Chauvco is not then in material breach (giving effect to any applicable cure periods) of any representation, warranty, covenant or other agreement contained in this Agreement;

         (c) by US Co., in the event of a breach by Chauvco of any representation, warranty, covenant or other agreement contained in this Agreement which (i) would give rise to the failure of a condition set forth in
Section 5.2(a) and (ii) has not been cured within 15 business days after written notice thereof from US Co (except that no cure period shall be provided for a matter which by its nature cannot be cured and in no event shall such cure period extend beyond the Termination

Date) provided that US Co is not then in material breach (giving effect to any applicable cure periods) of any representation, warranty, covenant or other agreement contained in this Agreement;

         (d) by Chauvco if the stockholders of US Co do not approve the issuance of US Co Common Stock issuable upon exchange of Exchangeable Shares or any other matters related to the Plan of Arrangement requiring their approval at the US Co Stockholders Meeting;

         (e) by US Co if the shareholders of Chauvco do not approve the Plan of Arrangement at the Chauvco Meeting;

         (f) by either party, if any of such party's conditions precedent under Article 5 for Closing (as defined in Section 7.2) the Arrangement shall not have been satisfied or waived on or before 5:00 p.m., Calgary, Alberta time on March 31, 1998 (the "Termination Date"), other than as a result of a breach of this Agreement by the terminating party;

         (g) by Chauvco prior to obtaining the approval by the shareholders of Chauvco of the Plan of Arrangement, if (i) the Board of Directors of Chauvco shall have determined in good faith, based on the advice of outside counsel, that it is necessary, in order to comply with its fiduciary duties to Chauvco or its shareholders under applicable law, to enter into an agreement with respect to or to consummate a transaction constituting a Superior Proposal,
(ii) Chauvco shall have given notice to US Co advising US Co that Chauvco has received a Superior Proposal from a third party, specifying the terms and conditions of such Superior Proposal and that Chauvco intends to terminate this Agreement in accordance with this Section 6.1(g), and (iii) either (A) US Co shall not have revised its takeover proposal within five business days after the date on which such notice is deemed to have been given to US Co, or (B) if US Co within such period shall have revised its takeover proposal, the Board of Directors of Chauvco, after receiving advice from Chauvco's financial advisors, shall have determined in its good faith judgment that the third party's Acquisition Transaction is superior to US Co's revised takeover proposal; provided that Chauvco may not effect such termination pursuant to this Section 6.1(g) unless Chauvco has contemporaneously with such termination tendered payment to US Co, or its designee, of the Termination Fee that is due US Co or its designee pursuant to Section 6.4(c).

6.2      NOTICE OF TERMINATION

         Any termination of this Agreement under Section 6.1 above will be effective by the delivery of written notice by the terminating party to the other party hereto.

6.3      EFFECT OF TERMINATION

         Subject to Section 6.4, in the event of termination of this Agreement by either Chauvco or US Co as provided in Section 6.1, this Agreement shall forthwith become void and have no effect, and there shall be no liability or obligation on the part of US Co or Chauvco or their respective officers or directors, except that (i) the provisions of the confidentiality and standstill agreements dated May 23, 1997 and July 28, 1997, respectively, between Chauvco and US Co shall survive any such termination and abandonment (the "Confidentiality Agreement"), and (ii) no party shall be released or relieved from any liability arising from the breach by such party of any of its representations, warranties, covenants or agreements as set forth in this Agreement.

6.4      TERMINATION FEES

         Notwithstanding Section 6.3:

         (a) if this Agreement is terminated by Chauvco pursuant to Section 6.1(d) as a result of the failure of the stockholders of US Co to approve the matters contemplated in Section 6.1(d), then US Co shall pay to Chauvco (by wire transfer or cashier's cheque) a fee of $25 million within two business days of the delivery of the notice of termination pursuant to Section 6.2. Chauvco shall not be entitled to receive such payment if, at the time of delivery of the applicable notice of termination pursuant to Section 6.2, Chauvco is in material breach of this Agreement;

         (b) if this Agreement is terminated by US Co pursuant to Section 6.1(e) as a result of the failure of the shareholders of Chauvco to approve the matters contemplated in Section 6.l (e), then Chauvco shall pay to US Co (by wire transfer or cashier's cheque) a fee of $25 million within two business days of the delivery of the notice of termination pursuant to Section 6.2. US Co shall not be entitled to receive such payment if, at the time of delivery of the applicable notice of termination pursuant to Section 6.2, US Co is in material breach of this Agreement;

         (c) if this Agreement is terminated pursuant to Section 6.1(g), then Chauvco shall pay to US Co (by wire transfer or cashier's cheque) a fee of $40 million concurrently with the delivery of the notice of termination pursuant to Section 6.2. US Co shall not be entitled to receive such payment if, at the time of delivery of the applicable notice of termination pursuant to
Section 6.2, US Co is in material breach of this Agreement or US Co's stockholders have disapproved any of the matters contemplated in Section 6.1(d);

         (d) if this Agreement is terminated pursuant to Section 6.1(e) and within six months of such termination definitive documentation with respect to an Acquisition Transaction has been entered into or 50% or more of the outstanding capital shares of Chauvco has been acquired pursuant to a tender offer made as an Acquisition Transaction, then Chauvco shall pay (by wire transfer or cashier's cheque), in addition to the termination fee contemplated in Section 6.4(b), a fee of $15 million contemporaneously with the closing of such Acquisition Transaction; and

         (e) the obligation of the paying party to pay any termination fee set forth in this Section 6.4 is in lieu of any damages or any other payment which such party might otherwise be obligated to pay to the receiving party as a result of any termination for which payment is due under this Section 6.4.


                                   ARTICLE 7
                             ADDITIONAL AGREEMENTS

         US Co and Chauvco each agree to take the following actions after the execution of this Agreement:

7.1      MEETINGS

         Chauvco and US Co shall each duly call a meeting of its stockholders to be held within 45 days after the SEC has indicated that it has no further comments on the Joint Proxy Statement for the purpose of (a) in the case of Chauvco, voting upon the Plan of Arrangement and the transactions contemplated hereby and thereby, and (b) in the case of US Co, voting upon a proposal to approve the issuance of such number of shares of US Co Common Stock as are necessary to consummate the Arrangement and issue upon exchange of Exchangeable Shares and each shall, subject to Section 4.2(o), through its board of directors, recommend to their stockholders approval of such matters and shall coordinate and cooperate with respect to the timing of such meetings.

7.2      THE CLOSING

         Subject to the termination of this Agreement as provided in Article 6, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Bennett Jones Verchere, Calgary, Alberta, Canada on a date (the "Closing Date") and at a time to be mutually agreed upon by the parties, which date shall be no later than the fifth business day after all conditions to Closing set forth herein shall have been satisfied or waived, unless another place, time and date is mutually selected by Chauvco and US Co.

7.3      ANCILLARY DOCUMENTS/RESERVATION OF SHARES/SPECIAL VOTING SHARES

         (a) Provided all other conditions of this Agreement have been satisfied or waived, on the Closing Date, the Articles of Arrangement shall be filed pursuant to Part 15 of the ABCA to give effect to the Plan of Arrangement.

         (b)      On the Effective Date:

                  (i) US Co shall execute and deliver a Support Agreement containing the terms and conditions set forth in Exhibit B hereto, together with such other terms and conditions as may be agreed to by the parties hereto acting reasonably; and

                  (ii) US Co, US Co Sub and the Depositary shall execute and deliver a Voting and Exchange Trust Agreement containing the terms and conditions set forth in Exhibit C hereto, together with such other terms and conditions as may be agreed to by the parties hereto acting reasonably.

         (c)      On or before the Effective Date, US Co will:

                  (i) reserve for issuance such number of shares of US Co Common Stock as shall be necessary to give effect to this agreement plus the exchange of the Exchangeable Shares; and

                  (ii) designate a series of its preferred shares as "Special Voting Stock", such series having the rights, restrictions, privileges and conditions set forth in Exhibit E hereto.

7.4      INDEMNIFICATION AND RELATED MATTERS

         (a) US Co agrees that all rights to indemnification existing in favor of the present or former directors and officers of Chauvco (as such) or any of the Chauvco Subsidiaries or present or former directors and officers (as such) of Chauvco or any of the Chauvco Subsidiaries serving or who served at Chauvco's or any of the Chauvco Subsidiaries' request as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as provided in Chauvco's charter or bylaws or similar documents of any of the Chauvco Subsidiaries in effect as of the date hereof with respect to matters occurring prior to the Effective Time, shall survive and shall continue in full force and effect and without modification for a period of not less than the statutes of limitations applicable to such matters.

         (b) From and after the Effective Time, US Co shall and shall cause Chauvco to indemnify and hold harmless to the fullest extent permitted under the ABCA, each director and officer of US Co Sub, Chauvco or any Chauvco Subsidiary including, without limitation, officers and directors, serving on or prior to the date hereof against any costs and expenses (including reasonable attorney's fees on a solicitor and his own client basis), judgments, fines, losses, claims and damages and liabilities, and amounts paid in settlement thereof with the consent of the indemnifying party, in connection with any claim, action, suit, proceeding or investigation relating to any of the transactions contemplated hereby or the Arrangement. In the event of any such claim, action, suit, proceeding or investigation, US Co shall cause Chauvco to pay the reasonable fees and expenses of counsel in advance of the final disposition of any such claim, action, suit, proceeding or investigation to the fullest extent permitted by law subject to the limitations imposed by the ABCA. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any indemnified parties, (i) the indemnified parties may retain counsel reasonably satisfactory to US Co and, subject to limitations imposed by the ABCA, Chauvco shall (or US Co shall cause Chauvco to) pay all reasonable fees and expenses of such counsel for the indemnified parties promptly as statements therefor are received; and (ii) US
Co will use all reasonable efforts to assist in the defense of such matter; provided, however, that neither Chauvco nor US Co shall be liable for any settlement effected without its prior written consent. Any indemnified party wishing to claim indemnification under this section, upon learning of any such claim, action, suit, proceeding or investigation, shall notify US Co (but the failure to so notify shall not relieve a party from any liability which it may have under this section except to the extent such failure prejudices such party). The indemnified parties as a group may retain only one law firm in any jurisdiction to represent them with respect to each such matter unless such counsel determines that there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more indemnified parties, in which event such additional counsel may be required to be retained by the indemnified parties.

         (c) Subject to limitations imposed by the ABCA, Chauvco shall (or US Co shall cause Chauvco to) pay all expenses, including attorney's fees on a solicitor and his own client basis, as the same may be incurred by any indemnified parties in any action by any indemnified party or parties seeking to enforce the indemnity or other obligations provided for in this section; provided, however, that Chauvco will be entitled to reimbursement for any advances made under this section to any indemnified party who ultimately proves unsuccessful in enforcing the indemnity as finally determined by a non-appealable judgment in a court of competent jurisdiction, and payment of such expenses in advance of the final disposition of the action shall be made only upon receipt of any undertaking by the indemnified party to reimburse all amounts advanced if such action ultimately proves unsuccessful.

         (d) There shall be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by Chauvco in the amounts and with the coverages in effect on the date of this Agreement. US Co may, however, substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous, provided that such substitution shall not result in any gaps or lapses in coverages with respect to matters occurring prior to the Effective Time.

         (e) This section, which shall survive the consummation of this Agreement and the Arrangement, is intended to benefit each person or entity indemnified hereunder.

7.5      LOCK-UP AGREEMENTS

         Concurrently with the execution of this Agreement, Chauvco shall cause those shareholders of Chauvco listed in Exhibit E hereto and US Co shall cause those shareholders of US Co listed in Exhibit E hereto to execute and deliver to the other lock-up agreements in such forms as may be mutually agreed by the parties, acting reasonably.

7.6      EMPLOYEE MATTERS

         Subject to applicable law, US Co, the US Co Subsidiaries, and the employee benefit plans and programs ("US Co Benefit Plans") of US Co shall recognize the number of years of service currently recognized by Chauvco of each individual employed by Chauvco or a Chauvco Subsidiary immediately prior to the Effective Date, provided nothing in this provision shall require US Co to amend any of the US Co Benefit Plans where such amendment would require regulatory filings or approvals.

7.7      ANCILLARY TRANSACTIONS - GABON AND OTHER INTERNATIONAL PROPERTIES

         It is acknowledged and agreed that:

         (a)      Chauvco shall cause the entities referred to in Sections 1.1
(a) through (c) to complete the transactions contemplated therein including, without limitation, the subscription for the CRI Shares for an aggregate cash subscription price of US$5,000,000 plus the fair market value of the Gabon Securities on the Effective Date, and the transfer of the Gabon Securities from CR to CRI for a cash purchase price equal to the fair market value of the Gabon Securities on the Effective Date leaving US$5,000,000 as cash in CRI;

         (b) Chauvco has determined that the fair market value of the Gabon Securities on the date hereof is approximately US$60,000,000 relying on (i) the bidding process in connection with the sale of Chauvco, (ii) the reserve and evaluation reports prepared by Chauvco's independent engineers, (iii) the review and recommendation of Chauvco's senior management which established a range of values at various discount factors and an assessment of the exploration and development potential of the applicable properties, and (iv) the fairness opinion supporting such valuation from professional advisors. The fair market value of the Gabon Securities on the Effective Date shall be revalued and determined by Chauvco using consistent principles;

         (c) notwithstanding the determination of the fair market value of the Gabon Securities on the Effective Date under Section 7.7(b), unless the parties otherwise agree, the amount which will be payable with respect to such value may not exceed US$100,000,000;

         (d) the purchase and sale agreement between CR and CRI with respect to the transfer of CR's interest in the Gabon Securities to CRI shall be in a form mutually acceptable to Chauvco and US Co and shall: (i) provide that CRI will assume and be responsible for and will indemnify, defend and hold CR, Chauvco and US Co Sub harmless from and against any liabilities CR, Chauvco or US Co Sub may be or become subject to if any taxing authority challenges the value placed on the Gabon Securities or the corresponding value of the CRI Shares transferred to the holders of Chauvco Common Shares and Optionholders;
(ii) provide that CRI will assume all liabilities with respect to the underlying operations of the Gabon Subsidiaries being purchased; (iii) provide that CRI will assume and be responsible for and will indemnify, defend and hold CR, Chauvco and US Co Sub harmless from and against any liabilities CR, Chauvco and US Co Sub may be or become subject to which relate to the assets, business, operations, debts or liabilities of CR and Chauvco which are being purchased by CRI and with respect to the transactions contemplated in this Section 7.7 (provided that with respect to tax matters, the extent of the indemnity shall be limited to that set out in (i)); (iv) provide that CR and Chauvco will assume and be responsible for and will indemnify, defend and hold CRI harmless from and against any liabilities CRI may be or become subject to which relate to the assets, business, operations, debts or liabilities of CR and Chauvco which are not being purchased by CRI; (v) provide that Chauvco, subject to confidentiality provisions, will retain copies of the books and records of such companies; and (vi) provide that the Chauvco name shall not be used in connection with, and CRI shall not engage in, any oil and gas operations in the Western Canadian sedimentary basin for a period of one (1) year from the Effective Date; and (vii) provide that CRI will use its best efforts to have Chauvco released from any and all guarantees Chauvco has given to Gabonese Government;

         (e) Chauvco will provide an additional $13,500,000 of funding into the Gabon Subsidiaries through CR between the date hereof and the Effective
Date which shall remain in the Gabon Subsidiaries for their operations and shall not be repaid to CR except to the extent that the same may be reflected in the determination of the fair market value of the Gabon Securities on the Effective Date pursuant to Section 7.7(b);

         (f) Chauvco shall be responsible for all costs and expenses (including, without limitation, costs related to establishment and promotion of CRI and legal fees) incurred on or prior to the Effective Date to implement the transactions contemplated in this Section 7.7;

         (g) CRI shall on or prior to the Effective Date, be provided with copies of all confidentiality agreements entered into by Chauvco in connection with the strategic alternatives review process of Chauvco; and

         (h) the representations and warranties of Chauvco contained in this Agreement shall be read as if the transactions in this Section 7.7 shall have already been completed.

7.8      ANCILLARY TRANSACTIONS - ALLIANCE

         It is acknowledged and agreed that:

         (a) on or prior to the Effective Date, Chauvco shall enter into a transaction causing all of its rights and assets (including, without limitation, copies of all books and records related thereto) relating to the Alliance pipeline project (the "APP") to be distributed to or through an entity (the

"Alliance Entity") for a cash payment to Chauvco from the Alliance Entity of $13,500,000 to be made on or prior to the Effective Date;

         (b) Chauvco shall be entitled to provide funding and commitments in respect of the regular capital funding and commitments of the APP between the date hereof and Closing provided that such funding shall be repaid, and such commitments shall be assumed, by the Alliance Entity on or before the Effective Time. Chauvco shall not be entitled to commit to provide any additional funding to the APP other than in respect of such regularly scheduled capital commitments (and shall notify US Co as and when such funding or commitments are provided) and, in particular, Chauvco shall not be entitled to commit to the approximate $260 million equity financing commitment due in October, 1997;

         (c) the Alliance Entity shall be responsible for all costs and expenses (including, without limitation, costs related to establishment and promotion of the Alliance Entity) incurred on or prior to the Effective Date to implement the transactions contemplated in this Section 7.8;

         (d) the purchase and sale agreement between the Alliance Entity and Chauvco with respect to the transfer of Chauvco's interest in the APP to the Alliance Entity will be in a form mutually acceptable to Chauvco and US Co and provide that (i) the Alliance Entity will assume and be responsible for and will indemnify, defend and hold harmless Chauvco from and against any liabilities Chauvco may be or become subject, including any tax liability, to which relate in any manner whatever to the transfer of Chauvco's interest in the APP to the Alliance Entity and with respect to the transactions contemplated in this Section 7.8, (ii) Chauvco will assume and be responsible for and will indemnify, defend and hold harmless the Alliance Entity from and against any liabilities the Alliance Entity may be or become subject to which relate to the assets, business, debts and liabilities of Chauvco unrelated to the APP, and (iii) Chauvco, subject to confidentiality provisions, will retain copies of the books and records relating to Chauvco's interest in the APP; and

         (e) the representations and warranties of Chauvco contained in this Agreement shall be read as if the transactions in this Section 7.8 shall have already been completed.

7.9      CHAUVCO TRADEMARKS AND TRADE NAMES

         US Co covenants, whenever so requested by CRI, to execute or cause Chauvco to execute any and all applications, assignments or other instruments which CRI shall deem necessary in order to apply for and obtain registered proprietary rights for the trademarks, trade names and domain name to be conveyed to CRI pursuant to the Plan of Arrangement and in order to assign and convey to CRI the sole and exclusive right, title and interest in and to the said trademarks, trade names and domain name.

7.10     QUALIFICATION OF CRI SHARES

         On or before the Effective Date, the CRI Shares shall be qualified for distribution by prospectus which will be filed with the securities commissions in each of the provinces of Canada. Chauvco will sign the prospectus as a promoter pursuant to applicable Canadian securities legislation. Chauvco shall cause CRI to make an application to the TSE to list the CRI Shares on such exchange. Alternatively, the CRI Shares shall be issued pursuant to an exemption from prospectus requirements.

                                   ARTICLE 8
                                 MISCELLANEOUS

8.1      NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         All representations and warranties of the parties contained in this Agreement will expire and be of no further force or effect at the Closing. All agreements and covenants of the parties shall survive the Closing, except as otherwise set forth in this Agreement.

8.2      NOTICES

         All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (receipt confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to US Co to:
                           Pioneer Natural Resources Company
                           1400 Williams Square West
                           5205 N. O'Connor Blvd.
                           Irving, Texas 75039-3746
                           Attention:       General Counsel
                           Facsimile No.    (972) 402-7057

with a copy to             Vinson & Elkins L.L.P.
                           3700 Trammell Crow Center
                           2001 Ross Avenue
                           Dallas, Texas 75201-2975
                           Attention:       Michael D. Wortley
                           Facsimile No.    (214) 220-7716

and                        MacKimmie Matthews
                           700, 401 - 9th Avenue S.W.
                           Calgary, Alberta
                           T2P 2M2
                           Attention:       Jack MacGillivray
                           Facsimile No.    (403) 232-0888

                  (b)      if to Chauvco to:
                           Chauvco Resources Ltd.
                           2900, 255 - 5th Avenue S.W.
                           Calgary, Alberta
                           T2P 3G6
                           Attention:       President
                           Facsimile No. (403) 269-9497

with a copy to             Bennett Jones Verchere

                           4500 Bankers Hall East
                           855 2nd Street S.W.
                           Calgary, Alberta
                           T2P 4K7
                           Attention:       Martin A. Lambert
                           Facsimile No.    (403) 265-7219

and                        Baker & Botts L.L.P.
                           One Shell Plaza
                           910 Louisiana
                           Houston, Texas
                           77002-4995
                           Attention:       C. Michael Watson
                           Facsimile No.    (713) 229-1522

8.3      INTERPRETATION

         When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used therein shall be deemed in each case to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.4      COUNTERPARTS

         This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties, it being understood that all parties need not sign the same counterpart.

8.5      MISCELLANEOUS

         This Agreement, each of the agreements attached as an exhibit hereto and any other documents referred to herein or contemplated hereby (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the confidentiality and standstill agreements dated May 23, 1997 and July 28, 1997, respectively, between Chauvco and US Co which shall continue in full force and effect; (b) is not intended to confer upon any other person any rights or remedies hereunder (except as otherwise expressly provided herein and except that Section 7.4 is for the benefit of Chauvco's directors and officers, Sections 1.1(e) and (f) are for the benefit of holders of Chauvco Options,
Section 7.6 is for the benefit of the Chauvco Employees, Section 7.7 is for the benefit of CRI and Section 7.8 is for the benefit of the Alliance Entity (and said sections are intended to confer rights on such persons); and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

8.6      GOVERNING LAW

         This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the Province of Alberta and the federal laws of Canada applicable therein.

8.7      AMENDMENT AND WAIVERS

         Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The Agreement may be amended by the parties hereto at any time before or after approval of the Chauvco shareholders or US Co stockholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the Chauvco shareholders or US Co stockholders without obtaining such further approval.

8.8      ASSIGNMENT; BINDING UPON SUCCESSORS AND ASSIGNS

         Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.9      SEVERABILITY

         If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extend possible, the economic, business and other purpose of the void and unenforceable provision.

8.10     OTHER REMEDIES

         The parties agree that irreparable damage would occur and that they would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement (without the requirement of posting a bond) and to enforce specifically the terms and provisions of this Agreement in any court located in Alberta, this being in addition to any other remedy to which they are entitled at law or in equity.

8.11     NO JOINT VENTURE

         Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and the status of each is, and at all times, will continue to be, that of an independent contractor with respect to the other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this section.

8.12     FURTHER ASSURANCES

         Each party agrees to cooperate fully with the other party, to act reasonably in respect of, and to execute, such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and select the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

8.13     EXPENSES

         Except as otherwise set forth in this Agreement, each party will bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated hereby.

         IN WITNESS WHEREOF, US Co and Chauvco have caused this Agreement to be signed by their respective officers thereunder duly authorized, all as of the date first written above.


                                          PIONEER NATURAL
                                          RESOURCES COMPANY


                                          Per:  /s/ Scott D. Sheffield
                                                --------------------------------

                                          Per:  /s/ Mark L. Withrow
                                                --------------------------------

                                          CHAUVCO RESOURCES LTD.


                                          Per:  /s/ Guy J. Turcotte
                                                --------------------------------

                                          Per:  /s/ W.G. Russell
                                                --------------------------------

                                  EXHIBIT A



                             PLAN OF ARRANGEMENT
                              UNDER SECTION 186
                  OF THE BUSINESS CORPORATIONS ACT (ALBERTA)

                                  ARTICLE 1

                                INTERPRETATION

          1.1 Definitions. In this Plan of Arrangement unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

        "ABCA" means the Business Corporations Act (Alberta), as amended;

          "Arrangement" means the arrangement under section 186 of the ABCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments thereto made in accordance with
     Section 6.1 hereof or made at the direction of the Court in the Final
     Order;

          "Arrangement Resolution" means the special resolution passed by the holders of the Chauvco Common Shares at the Meeting;

          "Automatic Redemption Date" has the meaning attributed thereto in the Exchangeable Share Provisions;

          "Average Closing Price" means the average closing sales price, regular way, per share of the US Co Common Stock on the NYSE in United States dollars as reported in the Wall Street Journal over the ten (10) consecutive trading days ending on the third trading day next preceding the date of the Meeting converted to Canadian dollars using the Currency Exchange Rate;

        "Business Day" has the meaning attributed thereto in the Exchangeable Share Provisions;

          "Cash Payment" means the cash payment, if any, which a holder of Chauvco Common Shares or Chauvco Options is entitled to receive in accordance with Section 2.2;

          "Certificates" means, collectively, the certificates representing the Exchangeable Shares and shares of US Co Common Stock (in each case rounded down to the nearest whole number) and the CRI Shares which a holder of Chauvco Common Shares or Chauvco Options is entitled to receive pursuant to the Arrangement;

          "Chauvco" means Chauvco Resources Ltd., a corporation organized and existing under the ABCA and any successor corporation;

        "Chauvco Common Shares" means the common shares in the capital of Chauvco;

          "Chauvco Options" has the meaning attributed thereto in Section
     2.1(e);

          "Combination Agreement" means the agreement by and among US Co and Chauvco, dated as of September 3, 1997, as the same may be amended and restated, providing for, among other things, the Arrangement;

          "Court" means the Court of Queen's Bench of Alberta;

          "CR" means CR International Limited, a corporation organized and existing under the laws of Bermuda;

          "CRI" means Chauvco Resources International Ltd., a corporation organized and existing under the laws of Bermuda;

          "CRI Shares" means the common shares in the capital of CRI;

          "Currency Exchange Rate" means the noon spot rate of exchange of US dollars to Canadian dollars announced by the Bank of Canada on the day preceding the date of calculation;

          "Depositary" means Montreal Trust Company of Canada at its principal office in Calgary, Alberta;

          "Dissent Procedures" has the meaning attributed thereto in Section
     3.1;

          "Effective Date" means the date shown on the certificate of arrangement issued by the Registrar under the ABCA giving effect to the Arrangement;

          "Effective Time" means 12:01 a.m. on the Effective Date;

          "Election Deadline" means that date which is two (2) days prior to the date of the Meeting;

          "Exchange Ratio" has the meaning attributed thereto in Section 2.2;

          "Exchangeable Share Consideration" has the meaning attributed thereto in the Exchangeable Share Provisions;

          "Exchangeable Share Price" has the meaning attributed thereto in the Exchangeable Share Provisions;

          "Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares;

          "Exchangeable Shares" means the exchangeable shares in the capital of US Co Sub;

          "Final Order" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Time;

          "Gabon Securities" has the meaning attributed thereto in Section
     2.1(b);

          "Gabon Subsidiaries" has the meaning attributed thereto in Section 2.1(b);

          "ITA" means the Income Tax Act (Canada), as amended;

          "Joint Proxy Statement" means the Joint Management Information
     Circular and Proxy Statement of Chauvco and US Co dated                ,
     1997;

          "Letter of Transmittal and Election Form" has the meaning attributed thereto in Section 2.1(h);

          "Liquidation Call Purchase Price" has the meaning attributed thereto in Section 5.1;

          "Liquidation Call Right" has the meaning attributed thereto in Section 5.1;

          "Liquidation Date" has the meaning attributed thereto in the Exchangeable Share Provisions;

          "Meeting" means the special meeting of the shareholders of Chauvco to be held to consider the Arrangement;

          "NYSE" means the New York Stock Exchange;

          "Optionholders" means holders of Chauvco Options;

          "Option Letter of Transmittal and Election Form" has the meaning attributed thereto in Section 2.1(f);

          "Option Payment" has the meaning attributed thereto in Section 2.1(e);

          "Record Date" means that date which is three trading days prior to the Effective Date;

          "Redemption Call Purchase Price" has the meaning attributed thereto in
     Section 5.2;

          "Redemption Call Right" has the meaning attributed thereto in Section 5.2;

          "Subsidiary" has the meaning attributed thereto in the Exchangeable Share Provisions;

          "US Co" means Pioneer Natural Resources Company, a corporation organized and existing under the laws of the State of Delaware and any successor corporation;

          "US Co Common Stock" has the meaning attributed thereto in the Exchangeable Share Provisions;

          "US Co Stock Price" has the meaning attributed thereto in Section 2.2;

          "US Co Sub" means Pioneer Natural Resources (Canada) Ltd., a corporation organized and existing under the laws of British Columbia and any successor corporation;

          "US Co Sub Common Shares" means the common shares in the capital of US Co Sub;

          "Westoil" means Westoil Marine & Transport Co Ltd., a corporation organized and existing under the laws of Bermuda; and

          "Voting and Exchange Trust Agreement" has the meaning attributed thereto in the Exchangeable Share Provisions.

     1.2 Sections and Headings. The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section or an Appendix refers to the specified section of or Appendix to this Plan of Arrangement.

     1.3 Number, Gender and Persons. In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

     1.4 Currency. Unless otherwise specified, all references herein to "dollars" or "$" shall mean Canadian dollars.
                                   ARTICLE 2

                                  ARRANGEMENT

     2.1 Arrangement. At the Effective Time, the following transactions shall occur and shall be deemed to occur in the following order without any further act or formality:

          (a) Chauvco shall subscribe for that number of CRI Shares as is equal to (i) the number of Chauvco Common Shares which are issued and outstanding on the Record Date, (ii) plus that number of Chauvco Common Shares which all Optionholders would otherwise be entitled to acquire on the exercise of their Chauvco Options on a fully vested basis on the Record Date, (iii) less that number of CRI Shares then held by Chauvco, and (iv) less that number of Chauvco Common Shares held by shareholders who have exercised their rights of dissent in accordance herewith and who are ultimately entitled to be paid the fair value for such shares. The subscription price for the CRI Shares shall be paid for in cash in the aggregate amount equal to US$5,000,000 plus the fair market value on the Effective Date (as determined and adjusted in accordance with Section 2.3) of the Gabon Securities;

          (b) CRI shall purchase from CR for cash in an aggregate amount equal to the fair market value thereof on the Effective Date (as determined and adjusted in accordance with Section 2.3), (i) all of the issued and outstanding securities of Chauvco Resources (Gabon) S.A., Chauvco Resources (Gabon-Ngalo) S.A., Chauvco Resources (Gabon-Maga) S.A., Chauvco Resources (Gabon-Avomo) S.A. and CR Trading Co. Ltd. (collectively, the "Gabon Subsidiaries"), (ii) 75% of the issued and outstanding securities of Westoil, and (iii) all of its rights under a loan in the amount of U.S. $909,421.60 made by CR to Olympic Marine Services International, Inc. (which owns the remaining 25% of the issued and outstanding securities of Westoil), any and all advances made by CR to Westoil, and any and all advances made by Chauvco (all of which shall have first been assigned by Chauvco to CR) to the Gabon Subsidiaries and Westoil (such securities in
     Section 2.1(b)(i), (ii) and (iii) collectively, the "Gabon Securities");

          (c) Chauvco shall transfer, assign and convey to CRI, in consideration for $1.00, all of Chauvco's right, title, benefit and interest in and to any and all trademarks (including registrations and applications therefor), trade names and the internet domain name "chauvco.com" owned by Chauvco as at the Effective Time, and the other assets and property which are set out in Exhibit I;

          (d) US Co Sub shall purchase from Chauvco all of the issued and outstanding CRI Shares in consideration of the payment by way of promissory note of US Co Sub to Chauvco in an amount equal to the subscription price paid for such CRI Shares by Chauvco under Section 2.1(a);

          (e) each of the outstanding options to purchase Chauvco Common Shares which has not been exercised prior to the Record Date (collectively, the "Chauvco Options") (which includes all outstanding options granted under Chauvco's stock option plan as amended and restated on November 10, 1995) will vest, if not already vested, and be transferred to US Co Sub in consideration for one (1) CRI Share and, in accordance with the election of each Optionholder and the remainder of this Section 2.1(e) and Section 2.1(f), a number of shares of US Co Common Stock determined in accordance with the Exchange Ratio in which event, in addition to transferring the Chauvco Options to US Co Sub, the Optionholder will be required to make a payment to US Co Sub (the "Option Payment") in an amount equal to the aggregate exercise price which the Optionholder would otherwise be required to pay on the exercise of such options. As an alternative to making the Option Payment, Optionholders will be entitled to elect to reduce the number of shares of US Co Common Stock to be received by the number obtained by dividing the Option Payment by the US Co Stock Price (converted into Canadian dollars using the Currency Exchange Rate). Each Optionholder will receive only a whole number of shares of US Co Common Stock resulting from the transfer of his Chauvco Options. In lieu of fractional shares of US Co Common Stock, each Optionholder who would otherwise be entitled to receive such fractional shares shall be paid by US Co Sub an amount determined in accordance herewith in full satisfaction of such fractional entitlement;

          (f) an Optionholder electing to make the Option Payment and receive the applicable number of shares of US Co Common Stock under Section 2.1(e) above must have given effect to the election by depositing with the Depositary, prior to the Election Deadline, a duly completed letter of transmittal and election form (the "Option Letter of Transmittal and Election Form") in the form provided by Chauvco along with the Joint Proxy Statement indicating such holder's election and by agreeing to pay the Option Payment to the Depositary as agent for US Co Sub. Coincident with the receipt of the CRI Shares and shares of US Co Common Stock, such Optionholder shall pay the Option Payment to the Depositary as agent for US Co Sub less any amounts receivable by such Optionholder in connection with fractional entitlements hereunder. In the event that an Optionholder who has elected to make the Option Payment fails to make the Option Payment on or before the delivery of the securities to the Optionholder, the Depositary shall be entitled to sell all or any portion of the shares of US Co Common Stock held on behalf of such Optionholder to satisfy the Option Payment and remit the same to US Co Sub. In the event that an Optionholder has failed to validly make an election in the Option Letter of Transmittal and Election Form pursuant to this paragraph, such Optionholder shall be deemed to have elected the option to receive the reduced number of shares of US Co Common Stock by not making the Option Payment;

          (g) each of the outstanding Chauvco Common Shares will be transferred to US Co Sub in consideration for one (1) CRI Share and, at the election of the holders of the Chauvco Common Shares:

             (i) a number of shares of US Co Common Stock determined in accordance with the Exchange Ratio. Each such holder of Chauvco Common Shares will receive only a whole number of shares of US Co Common Stock resulting from the transfer of such holder's Chauvco Common Shares to US Co Sub. In lieu of fractional shares of US Co Common Stock, each holder of a Chauvco Common Share who otherwise would be entitled to receive such fractional share shall be paid by US Co Sub an amount determined in accordance herewith in full satisfaction of such fractional entitlement; or

             (ii) a number of shares of Exchangeable Shares determined in accordance with the Exchange Ratio. Each such holder of Chauvco Common Shares will receive only a whole number of Exchangeable Shares resulting from the transfer of such holder's Chauvco Common Shares to US Co Sub. In lieu of fractional Exchangeable Shares, each holder of a Chauvco

               Common Share who otherwise would be entitled to receive such fractional share shall be paid by US Co Sub an amount determined in accordance herewith in full satisfaction of such fractional entitlement;

     provided that, for greater certainty, such holders shall be entitled to elect to receive a combination of shares of US Co Common Stock and Exchangeable Shares on the transfer of their Chauvco Common Shares;

          (h) a holder of Chauvco Common Shares must have given effect to the election in Section 2.1(g) above by depositing with the Depositary, prior to the Election Deadline, a duly completed letter of transmittal and election form (the "Letter of Transmittal and Election Form") in the form provided by Chauvco along with the Joint Proxy Statement indicating such holder's election. In the event that a holder of Chauvco Common Shares has failed to validly make an election under Section 2.1(g) in the Letter of Transmittal and Election Form pursuant to this paragraph, such holder shall be deemed to have elected the option under Section 2.1(g)(i). Notwithstanding any provision to the contrary, holders of Chauvco Common Shares who are not residents of Canada for the purposes of the ITA will not be entitled to receive Exchangeable Shares under Section 2.1(g)(ii). Each holder of Chauvco Common Shares who, prior to the Election Deadline, returned to Chauvco a duly completed Letter of Transmittal and Election Form (containing a declaration of residency status) shall be treated as a resident shareholder or non-resident shareholder, as applicable, in accordance with his declaration. Any holder of Chauvco Common Shares who did not complete such declaration by the Election Deadline and who has an address on the register of holders of Chauvco Common Shares which is outside of Canada shall be deemed to be a non-resident shareholder;

          (i) upon the transfer of shares referred to in Section 2.1(g) above:
     (i) each holder of a Chauvco Common Share shall cease to be such a holder, shall have his name removed from the register of holders of Chauvco Common Shares and shall become a holder of the number of fully paid CRI Shares and Exchangeable Shares and/or shares of US Co Common Stock to which he is entitled as a result of the transfer of shares referred to in Section 2.1(g) and such holder's name shall be added to the register of holders of such securities accordingly; and (ii) US Co Sub shall become the legal and beneficial owner of all of the Chauvco Common Shares so transferred;

          (j) holders of Chauvco Common Shares who are residents of Canada for the purposes of the ITA and who have elected to receive Exchangeable Shares under Section 2.1(g)(ii) shall be entitled to make an income tax election pursuant to subsection 85(1) of the ITA with respect to the transfer of their Chauvco Common Shares to US Co Sub by providing two signed copies of the necessary election forms to US Co Sub within 90 days following the Effective Date, duly completed with the details of the number of shares transferred and the applicable agreed amounts for the purposes of such elections. Thereafter, subject to the election forms complying with the provisions of the ITA, the forms will be signed by US Co Sub and returned to such holders of Chauvco Common Shares for filing with Revenue Canada, Customs, Excise and Taxation; and

          (k) US Co Sub shall be continued as a corporation under the ABCA.

     2.2 Exchange Ratio. As used herein, the term "Exchange Ratio" means in respect of Exchangeable Shares or US Co Common Stock to be delivered upon the transfer of Chauvco Common Shares or Chauvco Options to US Co Sub, a ratio of the number of Exchangeable Shares or shares of US Co Common Stock per Chauvco Common Share or Chauvco Option equal to:

          (a) if the US Co Stock Price is less than US$33.50, (.493827);

          (b) if the US Co Stock Price is at least US$33.50 but less than US$39.01,

                .493827-((US Co Stock Price -- 33.50) X .042360)
                                      5.51

               and

          (c) if the US Co Stock Price is equal to or greater than $39.01, (.451467).

The Exchange Ratio as so determined in each case shall be rounded to six decimal places. The "US Co Stock Price" shall mean the average closing sales price, regular way, per share of the US Co Common Stock on the NYSE in United States dollars as reported in the Wall Street Journal over the ten (10) consecutive trading days ending on the third trading day next preceding the date of the Meeting. Notwithstanding the foregoing, if the Exchange Ratio is above .465116, US Co may elect to cause US Co Sub to deliver, in lieu of Exchangeable Shares and shares of US Co Common Stock, a number of Exchangeable Shares or shares of US Co Common Stock for each Chauvco Common Share or Chauvco Option based on the Exchange Ratio as set forth above equal to (.465116) and an amount in cash (in Canadian dollars) per Chauvco Common Share or Chauvco Option equal to the product of (x) the US Co Stock Price multiplied by the Currency Exchange Rate and (y)

                           Exchange Ratio -- .465116.

     2.3 Fair Market Value. (a) Chauvco determined that the fair market value of the Gabon Securities on September 3, 1997 was approximately US$60,000,000 relying on (i) the bidding process in connection with the sale of Chauvco, (ii) the reserve and evaluation reports prepared by Chauvco's independent engineers,
(iii) the review and recommendation of Chauvco's senior management which established a range of values at various discount factors and an assessment of the exploration and development potential of the applicable properties, and (iv) a fairness opinion supporting such valuation from its professional advisors. The fair market value of the Gabon Securities on the Effective Date shall be revalued and determined by Chauvco using consistent principles.

     (b) Notwithstanding the determination of the fair market value of the Gabon Securities on the Effective Date under Section 2.3(a), unless Chauvco and US Co otherwise agree, the amount which will be payable with respect to such value may not exceed US$100,000,000.

                                   ARTICLE 3

                               RIGHTS OF DISSENT

     3.1 Rights of Dissent. Holders of Chauvco Common Shares may exercise rights of dissent with respect to such shares pursuant to and in the manner set forth in section 184 of the ABCA and this Section 3.1 (the "Dissent Procedures") in connection with the Arrangement and holders who duly exercise such rights of dissent and who:

          (a) are ultimately entitled to be paid the fair value for their Chauvco Common Shares shall be deemed to have transferred such Chauvco Common Shares to Chauvco for cancellation on the Effective Date; or

          (b) are ultimately not entitled, for any reason, to be paid the fair value for their Chauvco Common Shares shall be deemed to have participated in the Arrangement on the same basis as any non-dissenting holder of Chauvco Common Shares, but in no case shall Chauvco be required to recognize such holders as holders of Chauvco Common Shares on and after the Effective Date, and the names of such holders of Chauvco Common Shares shall be deleted from the register of holders of Chauvco Common Shares on the Effective Date.

     3.2 Dissent Payments. The obligations to make payments in respect of dissenting shareholders (the "Dissent Obligations") shall be apportioned between Chauvco and CRI as follows:

          (a) CRI shall pay that portion of the Dissent Obligations equal to the result determined by applying the following formula:

                   Fair market value of the Gabon Securities determined in
                   accordance with Section 2.3 X the Currency Exchange Rate
    -------------------------------------------------------------------------------------       X Total Dissent Obligations
   (US Co Stock Price X the Currency Exchange Rate)      X (the total number of Chauvco Common
                                                           Shares outstanding on the Effective
                                                         Date
                                                           X the Exchange Ratio)

          (b) Chauvco shall pay the remaining portion of the Dissent
     Obligations.

                                   ARTICLE 4

                CERTIFICATES, CASH PAYMENT AND FRACTIONAL SHARES

     4.1 Delivery of Certificates and Cash Payment. At or promptly after the Effective Time, US Co Sub shall deposit with the Depositary, for the benefit of the holders of Chauvco Common Shares and Chauvco Options transferred pursuant to the Arrangement, the Certificates and Cash Payment, if any, to which each such holder is entitled pursuant to the Arrangement. Upon surrender to the
Depositary:

          (a) in the case of holders of Chauvco Common Shares, for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Chauvco Common Shares, together with a duly completed Letter of Transmittal and Election Form; and

          (b) in the case of Optionholders of a duly completed Option Letter of Transmittal and Election Form and, if applicable, the Option Payment;

and, in either case, of such additional documents and instruments as the Depositary may reasonably require, each such holder shall be entitled to receive, and the Depositary shall deliver to each such holder, the Certificates and the Cash Payment to which such holder has the right to receive pursuant to the Arrangement (together with any dividends or distributions with respect to the Exchangeable Shares, US Co Common Stock or CRI Shares, as applicable, pursuant to Section 4.2 and any cash in lieu of fractional shares pursuant to
Section 4.3), and any certificates so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Chauvco Common Shares which is not registered in the transfer records of Chauvco, the Certificates may be issued and the Cash Payment, if any, may be paid and delivered to a transferee if the certificate representing such Chauvco Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this Section 4.1, each certificate which immediately prior to the Effective Time represented outstanding Chauvco Common Shares and the Chauvco Options that were transferred pursuant to the Arrangement shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (a) the Certificates and the Cash Payment, if any, to which the holder of Chauvco Common Shares or Chauvco Options has the right to receive pursuant to the Arrangement, (b) a cash payment in lieu of any fractional shares as contemplated by Section 4.3 and (c) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to the Exchangeable Shares, US Co Common Stock and CRI Shares, as applicable, as contemplated by Section 4.2. No interest will be paid from or after the Effective Date in respect of the Cash Payment.

     4.2 Distributions Limited. No dividends or other distributions declared or made after the Effective Time with respect to the Exchangeable Shares, US Co Common Stock and CRI Shares, as applicable, with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate and who has not returned a Letter of Transmittal and Election Form which, immediately prior to the Effective Time, represented outstanding Chauvco Common Shares or to any Optionholder who has not returned an Option Letter of Transmittal and Election Form, duly completed and, if applicable, paid the Option Payment pursuant to Section 2.1(e), and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 4.3, (and no interest will be earned or payable on these proceeds) unless and until such certificate and Letter of Transmittal and Election Form or Option Letter of Transmittal and Election Form and Option Payment, if applicable, shall be received by the Depositary in accordance with Section 4.1. Subject to applicable law and to Section 4.5, at the time of such surrender of any such certificate and Letter of Transmittal and Election Form or Option Letter of Transmittal and Election Form and Option Payment, if applicable, (or, in the case of clause (c) below, at the appropriate payment date), there shall be paid to the record holder of such certificate or to the applicable Optionholder without interest,
(a) the amount of any cash payable in lieu of fractional shares to which such holder is entitled pursuant to Section 4.3, (b) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the Exchangeable Shares, US Co Common Stock and CRI Shares, as applicable, and (c) the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to the Exchangeable Shares, US Co Common Stock and CRI Shares, as applicable.

     4.3 No Fractional Shares. No fractional Exchangeable Shares or shares of US Co Common Stock shall be issued upon the surrender for transfer of certificates and Letter of Transmittal and Election Form or upon delivery of an Option Letter of Transmittal and Election Form and Option Payment, if applicable, pursuant to Section 4.1 and such fractional interests shall not entitle the owner thereof to vote or to exercise any rights as a security holder of Chauvco, US Co or US Co Sub. In lieu of any such fractional securities, each person entitled to a fractional interest in an Exchangeable Share or share of US Co Common Stock will receive an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (a) such fraction multiplied by
(b) the Average Closing Price of the US Co Common Stock, such amount to be provided to the Depositary by US Co Sub upon request.

     4.4 Lost Certificates. If any certificate which immediately prior to the Effective Time represented outstanding Chauvco Common Shares that were transferred pursuant to Section 2.1 has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue and deliver in exchange for such lost, stolen or destroyed certificate, the Certificates and Cash Payment, if any, to which the holder of such certificate is entitled pursuant to the Arrangement (and any dividends or distributions with respect thereto and any cash pursuant to Section 4.3) deliverable in respect thereof as determined in accordance with Section 2.1. The person who is entitled to receive such Certificates and Cash Payment, if any, and other payments shall, as a condition precedent to the receipt thereof, give a bond satisfactory to US Co Sub and US Co Sub's transfer agent (the "Transfer Agent"), as the case may be, in such form as US Co Sub may direct or otherwise indemnify US Co Sub in a manner satisfactory to US Co Sub and the Transfer Agent against any claim that may be made against US Co Sub or the Transfer Agent with respect to the certificate alleged to have been lost, stolen or destroyed.

     4.5 Extinguishment of Rights. Any certificate which immediately prior to the Effective Time represented outstanding Chauvco Common Shares that were transferred pursuant to Section 2.1 and has not been deposited, and any Chauvco Options with respect to which an Option Letter of Transmittal and Election Form and the Option Payment, if applicable, has not been deposited or paid, in each case with all other instruments required by Section 4.1, on or prior to the tenth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a shareholder of Chauvco or an Optionholder. On such date, the consideration and other payments to which the former registered holder of the certificate or Optionholder referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered to US Co together with all entitlements to dividends, distributions and interest thereon held for such former registered holder for no consideration.

                                   ARTICLE 5

             CERTAIN RIGHTS OF US CO TO ACQUIRE EXCHANGEABLE SHARES

     5.1  US Co Liquidation Call Right.

     (a) US Co shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of US Co Sub pursuant to Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders (other than US Co and any Subsidiary thereof) of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by US Co to the holder of the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "Liquidation Call Purchase Price"). In the event of the exercise of the Liquidation Call Right by US Co, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to US Co on the Liquidation Date on payment by US Co to the holder of the Liquidation Call Purchase Price for each such share.

     (b) To exercise the Liquidation Call Right, US Co must notify US Co Sub's Transfer Agent in writing, as agent for the holders of Exchangeable Shares, and US Co Sub of US Co's intention to exercise such right at least 55 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of US Co Sub and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of US Co Sub. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not US Co has exercised the Liquidation Call Right forthwith after the expiry of the date by which the same may be exercised by US Co. If US Co exercises the Liquidation Call Right, on the Liquidation Date US Co will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

     (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, US Co shall deposit with the Transfer Agent, on or before the Liquidation Date, the Exchangeable Share Consideration representing the total Liquidation Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Liquidation Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by US Co without interest upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the US Co Common Stock delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of US Co shall deliver to such holder, the Exchangeable Share Consideration to which the holder is entitled. If US Co does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by US Co Sub in connection with the liquidation, dissolution or winding-up of US Co Sub pursuant to Article 5 of the Exchangeable Share Provisions. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

     5.2  US Co Redemption Call Right.

     (a) US Co shall have the overriding right (the "Redemption Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by US Co Sub pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders (other than US Co or any Subsidiary thereof) of Exchangeable Shares on the Automatic Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by US Co to the holder of the Exchangeable Share Price applicable on the last Business Day prior to the Automatic Redemption Date (the "Redemption Call Purchase Price"). In the event of the exercise of the Redemption Call Right by US Co, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to US Co on the Automatic Redemption Date on payment by US Co to the holder of the Redemption Call Purchase Price for each such share.

     (b) To exercise the Redemption Call Right, US Co must notify the Transfer Agent in writing, as agent for the holders of Exchangeable Shares, and US Co Sub of US Co's intention to exercise such right at least 125 days before the Automatic Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not US Co has exercised the Redemption Call Right forthwith after the date by which the same may be exercised by US Co. If US Co exercises the Redemption Call Right, on the Automatic Redemption Date US Co will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

     (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, US Co shall deposit with the Transfer Agent, on or before the Automatic Redemption Date, the Exchangeable Share Consideration representing the total Redemption Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Automatic Redemption Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by US Co without interest upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Automatic Redemption Date be considered and deemed for all purposes to be the holder of the US Co Common Stock delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of US Co shall deliver to such holder, the Exchangeable Share Consideration to which the holder is entitled. If US Co does not exercise the Redemption Call Right in the manner described above, on the Automatic Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by US Co Sub in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

                                   ARTICLE 6

                                   AMENDMENT

     6.1 Plan of Arrangement Amendment. Chauvco reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time provided that any such amendment, modification, or supplement must be contained in a written document that is (a) agreed to by US Co, (b) filed with the Court and, if made following the Meeting, approved by the Court and (c) communicated to holders of Chauvco Common Shares in the manner required by the Court (if so required).

     Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Chauvco at any time prior to or at the Meeting (provided that US Co shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Meeting (other than as may be required under the Court's interim order), shall become part of this Plan of Arrangement for all purposes.

     Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Meeting shall be effective only (a) if it is consented to by Chauvco (b) if it is consented to by US Co and (c) if required by the Court or applicable law, it is consented to by the holders of the Exchangeable Shares.

                                   EXHIBIT B

                               SUPPORT AGREEMENT


            MEMORANDUM OF AGREEMENT made as of the ____ day of ____,1997,

BETWEEN:


                  PIONEER NATURAL RESOURCES COMPANY, a corporation incorporated under the laws of the State of Delaware and having its head and principal office at Irving, Texas (hereinafter referred to as "US Co")

                                                            OF THE FIRST PART,

                                    - and -


                  PIONEER NATURAL RESOURCES (CANADA) LTD., a corporation continued under the laws of the Province of Alberta and having its head and principal office at Calgary, Alberta (hereinafter referred to as "US Co Sub")

                                                            OF THE SECOND PART.


         WHEREAS pursuant to a combination agreement dated as of September 3, 1997, by and between US Co and Chauvco Resources Ltd. ("Chauvco") (such agreement as it may be amended or restated is hereinafter referred to as the "Combination Agreement"), the parties agreed that on the Effective Date (as defined in the Combination Agreement), US Co and US Co Sub would execute and deliver a Support Agreement containing the terms and conditions set forth in Exhibit B to the Combination Agreement together with such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably;

         AND WHEREAS pursuant to an arrangement (the "Arrangement") effected by Articles of Arrangement dated ___, 1997 filed pursuant to the Business Corporations Act (Alberta) certain of the issued and outstanding common shares of Chauvco ("Chauvco Common Shares") were exchanged for, among other things, issued and outstanding Exchangeable Shares of US Co Sub (the "Exchangeable Shares");

         AND WHEREAS the Articles of US Co Sub set forth the rights, privileges, restrictions and conditions (collectively, the "Exchangeable Share Provisions") attaching to the Exchangeable Shares;

         AND WHEREAS the parties hereto desire to make appropriate provision and to establish a procedure whereby US Co will take certain actions and make certain payments and deliveries necessary to ensure that US Co Sub will be able to make certain payments and to deliver or cause to be delivered shares of US Co Common Stock in satisfaction of the obligations of US Co Sub under the Exchangeable Share Provisions with respect to the payment and satisfaction of dividends, Liquidation Amounts, Retraction Prices and Redemption Prices, all in accordance with the Exchangeable Share Provisions;

         NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1.       DEFINITIONS AND INTERPRETATION

         (a) Defined Terms. Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning attributed thereto in the Exchangeable Share Provisions, unless the context requires otherwise.

         (b) Interpretation Not Affected by Headings, etc. The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

         (c) Number, Gender, etc. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

         (d) Date for any Action. If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

2.       COVENANTS OF US CO AND US CO SUB

         (a) Covenants of US Co Regarding Exchangeable Shares. So long as any Exchangeable Shares are outstanding, US Co will:

                  (i) not declare or pay any dividend on US Co Common Stock unless (A) US Co Sub will have sufficient assets, funds and other property available to enable the due declaration and the due and punctual payment in accordance with applicable law of an equivalent dividend on the Exchangeable Shares and (B) US Co Sub shall simultaneously declare or pay, as the case may be, an equivalent dividend on the Exchangeable Shares, in each case in accordance with the Exchangeable Share Provisions;

                  (ii) advise US Co Sub sufficiently in advance of the declaration by US Co of any dividend on US Co Common Stock and take all such other actions as are necessary, in cooperation with US Co Sub, to ensure that the respective declaration date, record date and payment date for a dividend on the

                           Exchangeable Shares shall be the same as the record date, declaration date and payment date for the corresponding dividend on US Co Common Stock and such dividend on the Exchangeable Shares shall correspond with any requirement of the principal stock exchange on which the Exchangeable Shares are listed;

                  (iii) ensure that the record date for any dividend declared on US Co Common Stock is not less than 10 calendar days after the declaration date for such dividend;

                  (iv) take all such actions and do all such things as are necessary or desirable to enable and permit US Co Sub, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of US Co Sub, including without limitation all such actions and all such things as are necessary or desirable to enable and permit US Co Sub to cause to be delivered shares of US Co Common Stock to the holders of Exchangeable Shares in accordance with the provisions of Article 5 of the Exchangeable Share Provisions;

                  (v) take all such actions and do all such things as are necessary or desirable to enable and permit US Co Sub, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including without limitation all such actions and all such things as are necessary or desirable to enable and permit US Co Sub to cause to be delivered shares of US Co Common Stock to the holders of Exchangeable Shares, upon the retraction or redemption of the Exchangeable Shares in accordance with the provisions of Article 6 or
                           Article 7 of the Exchangeable Share Provisions, as the case may be; and

                  (vi) not exercise its vote as a direct or indirect shareholder to initiate the voluntary liquidation, dissolution or winding-up of US Co Sub nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of US Co Sub.

         (b) Segregation of Funds. US Co will cause US Co Sub to deposit a sufficient amount of funds in a separate account and segregate a sufficient amount of such assets and other property as is necessary to enable US Co Sub to pay or otherwise satisfy the applicable dividends, Liquidation Amount, Retraction Price or Redemption Price, in each case for the benefit of holders from time to time of the Exchangeable Shares, and to use such funds, assets and other property so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable, net of any corresponding withholding tax obligations and for the remittance of such withholding tax obligations.

         (c) Reservation of Shares of US Co Common Stock. US Co hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of US Co Common Stock (or other shares or securities into which US Co Common Stock may be reclassified or changed as contemplated by section 2(g) hereof) (i) as is equal to the sum of (A) the number of Exchangeable Shares issued and outstanding from time to time and (B) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (ii) as are now and may hereafter be required to enable and permit US Co Sub to meet its obligations hereunder, under the Voting and Exchange Trust Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to the Arrangement with respect to which US Co may now or hereafter be required to issue shares of US Co Common Stock.

         (d) Notification of Certain Events. In order to assist US Co to comply with its obligations hereunder, US Co Sub will give US Co notice of each of the following events at the time set forth below:

                  (i) in the event of any determination by the Board of Directors of US Co Sub to institute voluntary liquidation, dissolution or winding-up proceedings with respect to US Co Sub or to effect any other distribution of the assets of US Co Sub among its shareholders for the purpose of winding-up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

                  (ii) immediately, upon the earlier of (A) receipt by US Co Sub of notice of, and (B) US Co Sub otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of US Co Sub or to effect any other distribution of the assets of US Co Sub among its shareholders for the purpose of winding-up its affairs;

                  (iii) immediately, upon receipt by US Co Sub of a Retraction Request (as defined in the Exchangeable Share Provisions);

                  (iv) at least 130 days prior to any accelerated Automatic Redemption Date determined by the Board of Directors of US Co Sub in accordance with the Exchangeable Share Provisions; and

                  (v) as soon as practicable upon the issuance by US Co Sub of any Exchangeable Shares or rights to acquire Exchangeable Shares.

         (e) Delivery of Shares of US Co Common Stock. In furtherance of its obligations hereunder, upon notice of any event which requires US Co Sub to cause to be delivered shares of US Co Common Stock to any holder of Exchangeable Shares, US Co shall forthwith issue and deliver the requisite shares of US Co Common Stock to or to the order of the former holder of the surrendered Exchangeable Shares, as US

                  Co Sub shall direct. All such shares of US Co Common Stock shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim.

         (f) Qualification of Shares of US Co Common Stock. US Co covenants that if any shares of US Co Common Stock (or other shares or securities into which US Co Common Stock may be reclassified or changed as contemplated by section 2(g) hereof) to be issued and delivered hereunder, including for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Right or the Automatic Exchange Rights (both as defined in the Voting and Exchange Trust Agreement) require registration or qualification with or approval of or the filing of any document including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other legal requirement (collectively, the "Applicable Laws") before such shares (or other shares or securities into which US Co Common Stock may be reclassified or changed as contemplated by section 2(g) hereof) may be issued and delivered by US Co to the initial holder thereof (other than US Co Sub) or in order that such shares may be freely traded thereafter (other than any restrictions on transfer by reason of a holder being a "control person" of US Co for purposes of Canadian federal or provincial securities law or an "affiliate" of US Co or, prior to the Effective Date, of Chauvco for purposes of United States federal or state securities law), US Co will in good faith expeditiously take all such actions and do all such things as are necessary to cause such shares of US Co Common Stock (or other shares or securities into which US Co Common Stock may be reclassified or changed as contemplated by section 2(g) hereof) to be and remain duly registered, qualified or approved. US Co represents and warrants that it has in good faith taken all actions and done all things as are necessary under Applicable Laws as they exist on the date hereof to cause the shares of US Co Common Stock (or other shares or securities into which US Co Common Stock may be reclassified or changed as contemplated by section 2(g) hereof) to be issued and delivered hereunder, including for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Right and the Automatic Exchange Right to be freely tradeable thereafter (other than restrictions on transfer by reason of a holder being a "control person" of US Co for the purposes of Canadian federal and provincial securities law or an "affiliate" of US Co or, prior to the Effective Date, of Chauvco for the purposes of United States federal or state securities law). US Co will in good faith expeditiously take all such actions and do all such things as are necessary to cause all shares of US Co Common Stock (or other shares or other securities into which US Co Common Stock may be reclassified or changed as contemplated by section 2(g) hereof) to be delivered hereunder, including for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which such shares are listed, quoted or posted for trading at such time. US Co will in good faith expeditiously take all such action and do all such things as are necessary to cause all Exchangeable Shares to be and to continue to be listed and posted for trading on The Toronto Stock Exchange.

         (g)      Equivalence.

                  (i) US Co will not without the prior approval of US Co Sub and the prior approval of the holders of the Exchangeable Shares given in accordance with Section
                           9.2 of the Exchangeable Share Provisions:

                           (A) issue or distribute shares of US Co Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of US Co Common Stock) to the holders of all or substantially all of the then outstanding US Co Common Stock by way of stock dividend or other distribution; or

                           (B) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of US Co Common Stock entitling them to subscribe for or to purchase shares of US Co Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of US Co Common Stock); or

                           (C) issue or distribute to the holders of all or substantially all of the then outstanding shares of US Co Common Stock
                                    (I) shares or securities of US Co of any class other than US Co Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of US Co Common Stock), (II) rights, options or warrants other than those referred to in subsection 2(g)(i)(B) above, (III) evidences of indebtedness of US Co or (IV) assets of US Co;

                           unless

                           (D) US Co Sub is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets to holders of the Exchangeable Shares; and

                           (E) US Co Sub shall issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares.

                  (ii) US Co will not without the prior approval of US Co Sub and the prior approval of the holders of the Exchangeable Shares given in accordance with Section
                           9.2 of the Exchangeable Share Provisions:

                           (A) subdivide, divide or change the then outstanding shares of US Co Common Stock into a greater number of shares of US Co Common Stock; or

                           (B) reduce, combine or consolidate or change the then outstanding shares of US Co Common Stock into a lesser number of shares of US Co Common Stock; or

                           (C) reclassify or otherwise change the shares of US Co Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the shares of US Co Common Stock;

                           unless (I) US Co Sub is permitted under applicable law to simultaneously make the same or an equivalent change to, or in the rights of holders of, the Exchangeable Shares and (II) the same or an equivalent change is made to, or in the rights of the holders of, the Exchangeable Shares.

                  (iii) US Co will ensure that the record date for any event referred to in section 2(g)(i) or 2(g)(ii) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than 10 calendar days after the date on which such event is declared or announced by US Co (with simultaneous notice thereof to be given by US Co to US Co Sub).

         (h) Tender Offers, etc. In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to US Co Common Stock (an "Offer") is proposed by US Co or is proposed to US Co or its shareholders and is recommended by the Board of Directors of US Co, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of US Co, US Co shall take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an equivalent basis as the holders of shares of US Co Common Stock, without discrimination, including, without limiting the generality of the foregoing, US Co will use its good faith efforts expeditiously to (and shall, in the case of a transaction proposed by US Co or where US Co is a participant in the negotiation thereof) ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against US Co Sub (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).

         (i) Ownership of Outstanding Shares. Without the prior approval of US Co Sub and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Exchangeable Share Provisions, US Co covenants and agrees in favour of US Co Sub that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than US Co or any of its Subsidiaries, US Co will be and remain the direct or indirect beneficial owner of all issued and outstanding shares in the capital of US Co Sub and all outstanding securities of US Co Sub carrying or otherwise entitled to voting rights in any circumstances, in each case other than the Exchangeable Shares.

         (j) US Co Not to Vote Exchangeable Shares. US Co covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable

                  Shares held by US Co and its Subsidiaries for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. US Co further covenants and agrees that it will not, and will cause its Subsidiaries not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of any corporate statute by which US Co Sub may be governed with respect to any Exchangeable Shares held by it or by its Subsidiaries in respect of any matter considered at any meeting of holders of Exchangeable Shares.

         (k) Due Performance. On and after the Effective Date, US Co shall duly and timely perform all of its obligations provided for in connection with the Plan of Arrangement including any obligations that may arise upon the exercise of US Co's rights under the Exchangeable Share Provisions.

         (l) Appointment to US Co Board. US Co shall cause James R. Baroffio to be appointed as a director of US Co on or prior to the date hereof as a Class II Director to serve until US Co's 1999 annual stockholders' meeting; Guy J. Turcotte to be nominated as a director of US Co for election at US Co's 1998 annual stockholders' meeting and Mr. Baroffio to be nominated for re-election at US Co's 1999 annual stockholders' meeting. US Co shall put forth Messrs. Turcotte and Baroffio for election to its board of directors as aforesaid and will cause to be solicited proxies for its stockholder's meetings in favour of the election of such individual.

3.       GENERAL

         (a) Term. This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire securities Exchangeable Shares) are held by any party other than US Co and any of its Subsidiaries.

         (b) Changes in Capital of US Co and US Co Sub. Notwithstanding the provisions of section 3(d) hereof, at all times after the occurrence of any event effected pursuant to section 2(g) or 2(h) hereof, as a result of which either US Co Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which US Co Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

         (c) Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

         (d) Amendments, Modifications, etc. This Agreement may not be amended or modified except by an agreement in writing executed by US Co Sub and US Co and approved by the holders of the Exchangeable Shares in accordance with Section 9.2 of the Exchangeable Share Provisions.

         (e)      Ministerial Amendments. Notwithstanding the provisions of
                  section 3(d), the parties to this Agreement may in writing, at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

                  (i) adding to the covenants of either or both parties for the protection of the holders of the Exchangeable Shares;

                  (ii) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of US Co Sub and US Co, it may be expedient to make, provided that each such boards of directors shall be of the opinion that such amendments or modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

                  (iii) making such changes or corrections which, on the advice of counsel to US Co Sub and US Co, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the boards of directors of each of US Co Sub and US Co shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

         (f) Meeting to Consider Amendments. US Co Sub, at the request of US Co, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval of such shareholders. Any such meeting or meetings shall be called and held in accordance with the by-laws of US Co Sub, the Exchangeable Share Provisions and all applicable laws.

         (g) Amendments Only in Writing. No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by both of the parties hereto.

         (h) Inurement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the holders, from time to time, of Exchangeable Shares and each of their respective heirs, successors and assigns.

         (i) Notices to Parties. All notices and other communications between the parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

                  (i)      if to US Co at:

                                    Pioneer Natural Resources Company
                                    1400 Williams Square West
                                    5205 N.  O'Connor Blvd.
                                    Irving, Texas 75039-3746
                                    Attention:       President
                                    Telecopy:        (972) 402-7057

                  (ii)     if to US Co Sub at:

                                    Pioneer Natural Resources (Canada) Ltd.
                                    2900, 255 - 5th Avenue S.W.
                                    Calgary, Alberta
                                    T2P 3G6
                                    Attention:       President
                                    Telecopy:        (403) 231-3247

                  Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

         (j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

         (k) Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

         (l) Attornment. US Co agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Alberta, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints US Co Sub at its registered office in the Province of Alberta as US Co's attorney for service of process.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                              PIONEER NATURAL
                                              RESOURCES COMPANY


                                              Per:
                                                    ---------------------------


                                              Per:
                                                    ---------------------------




                                              PIONEER NATURAL RESOURCES
                                              (CANADA) LTD.



                                              Per:
                                                    ---------------------------


                                              Per:
                                                    ---------------------------

                                   EXHIBIT C

                      VOTING AND EXCHANGE TRUST AGREEMENT


         MEMORANDUM OF AGREEMENT made as of the ____ day of ____, 1997,


AMONG:


                  PIONEER NATURAL RESOURCES COMPANY, a corporation incorporated under the laws of the State of Delaware and having its head and principal office at Irving, Texas (hereinafter referred to as "US Co")

                                                             OF THE FIRST PART,

                                    - and -


                  PIONEER NATURAL RESOURCES (CANADA) LTD., a corporation continued under the laws of the Province of Alberta and having its head and principal office at Calgary, Alberta (hereinafter referred to as "US Co Sub")

                                                            OF THE SECOND PART,

                                    - and -


                  MONTREAL TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada (hereinafter referred to as the "Trustee")

                                                             OF THE THIRD PART.


         WHEREAS pursuant to a combination agreement dated as of September 3, 1997, by and between US Co and Chauvco Resources Ltd. ("Chauvco") (such agreement as it may be amended or restated is hereinafter referred to as the "Combination Agreement"), the parties agreed that on the Effective Date (as defined in the Combination Agreement), US Co and US Co Sub would execute and deliver a Voting and Exchange Trust Agreement containing the terms and conditions set forth in Exhibit C to the Combination Agreement together with such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably;

         AND WHEREAS pursuant to an arrangement (the "Arrangement") effected by Articles of Arrangement dated ____, 1997 filed pursuant to the Business Corporations Act (Alberta), certain of the issued and outstanding common shares of Chauvco ("Chauvco Common Shares") were exchanged for, among other things, issued and outstanding Exchangeable Shares of US Co Sub (the "Exchangeable Shares");


         AND WHEREAS the Articles of US Co Sub set forth the rights, privileges, restrictions and conditions (collectively, the "Exchangeable Share Provisions") attaching to the Exchangeable Shares;

         AND WHEREAS US Co is to provide voting rights in US Co to each holder (other than US Co and its Subsidiaries) from time to time of Exchangeable Shares, such voting rights per Exchangeable Share to be equivalent to the voting rights per share of US Co Common Stock (the "US Co Common Stock");

         AND WHEREAS US Co is to grant to and in favour of the holders (other than US Co and its Subsidiaries) from time to time of Exchangeable Shares the right, in the circumstances set forth herein, to require US Co to purchase from each such holder all or any part of the Exchangeable Shares held by the holder;

         AND WHEREAS the parties desire to make appropriate provision and to establish a procedure whereby voting rights in US Co shall be exercisable by holders (other than US Co and its Subsidiaries) from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to one (1) share of US Co Special Preferred Voting Stock (the "US Co Special Voting Stock") to which voting rights attach for the benefit of such holders and whereby the rights to require US Co to purchase Exchangeable Shares from the holders thereof (other than US Co and its Subsidiaries) shall be exercisable by such holders from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to such rights for the benefit of such holders;

         AND WHEREAS these recitals and any statements of fact in this Agreement are made by US Co and US Co Sub and not by the Trustee;

         NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1.       DEFINITIONS AND INTERPRETATION

         (a) Definitions. In this Agreement, the following terms shall have the following meanings:

         "Aggregate Equivalent Vote Amount" means, with respect to any matter, proposition or question on which holders of US Co Common Stock are entitled to vote, consent or otherwise act, the product of (i) the number of shares of Exchangeable Shares issued and outstanding and held by Holders multiplied by (ii) the Equivalent Vote Amount.

         "Arrangement" has the meaning attributed thereto in the recitals hereto.

         "Automatic Exchange Rights" means the benefit of the obligation of US Co to effect the automatic exchange of shares of US Co Common Stock for Exchangeable Shares pursuant to Section 5(1) hereof.

         "Board of Directors" means the Board of Directors of US Co Sub.

         "Business Day" has the meaning attributed thereto in the Exchangeable Share Provisions.

         "Equivalent Vote Amount" means, with respect to any matter, proposition or question on which holders of US Co Common Stock are entitled to vote, consent or otherwise act, the number of votes to which a holder of one share of US Co Common Stock is entitled with respect to such matter, proposition or question.

         "Exchange Right" has the meaning attributed thereto in Article 5 hereof.

         "Exchangeable Share Consideration" has the meaning attributed thereto in the Exchangeable Share Provisions.

         "Exchangeable Share Price" has the meaning attributed thereto in the Exchangeable Share Provisions.

         "Exchangeable Share Provisions" has the meaning attributed thereto in the recitals hereto.

         "Exchangeable Shares" has the meaning attributed thereto in the recitals hereto.

         "Holder Votes" has the meaning attributed thereto in Section 4(b) hereof.

         "Holders" means the registered holders from time to time of Exchangeable Shares, other than US Co and its Subsidiaries.

         "Insolvency Event" means the institution by US Co Sub of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound-up, or the consent of US Co Sub to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies' Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by US Co Sub to contest in good faith any such proceedings commenced in respect of US Co Sub within 15 days of becoming aware thereof, or the consent by US Co Sub to the filing of any such petition or to the appointment of a receiver, or the making by US Co Sub of a general assignment for the benefit of creditors, or the admission in writing by US Co Sub of its inability to pay its debts generally as they become due, or US Co Sub not being permitted, pursuant to liquidity or solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.6 of the Exchangeable Share Provisions.

         "Liquidation Call Right" has the meaning attributed thereto in the Exchangeable Share Provisions.

         "Liquidation Event" has the meaning attributed thereto in subsection 5(l)(ii) hereof.

         "Liquidation Event Effective Date" has the meaning attributed thereto in subsection 5(l)(iii) hereof.

         "List" has the meaning attributed thereto in Section 4(f) hereof.

         "Officers' Certificate" means, with respect to US Co or US Co Sub, as the case may be, a certificate signed by any two of the Chairman of the Board, the Vice-Chairman of the Board, the President, any Vice-President or any other senior officer of US Co or US Co Sub, as the case may be.

         "Person" includes an individual, partnership, corporation, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative.

         "Plan of Arrangement" has the meaning attributed thereto in the Exchangeable Share Provisions.

         "Redemption Call Right" has the meaning attributed thereto in the Exchangeable Share Provisions.

         "Retracted Shares" has the meaning attributed thereto in Section 5(g) hereof.

         "Retraction Call Right" has the meaning attributed thereto in the Exchangeable Share Provisions.

         "Subsidiary" has the meaning attributed thereto in the Exchangeable Share Provisions.

         "Support Agreement" means that certain support agreement made as of even date hereof between US Co Sub and US Co.

         "Trust" means the trust created by this Agreement.

         "Trust Estate" means the Voting Share, any other securities, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement.

         "Trustee" means Montreal Trust Company of Canada and, subject to the provisions of Article 10 hereof, includes any successor trustee or permitted assigns.

         "US Co Common Stock" has the meaning attributed thereto in the recitals hereto.

         "US Co Consent" has the meaning attributed thereto in Section 4(b) hereof.

         "US Co Meeting" has the meaning attributed thereto in Section 4(b) hereof.

         "US Co Special Voting Stock" has the meaning attributed thereto in the recitals hereto.

         "US Co Successor" has the meaning attributed thereto in subsection 11(a)(ii) hereof.

         "Voting Rights" means the voting rights attached to the Voting Shares.

         "Voting Share" means the one (1) share of US Co Special Voting Stock, U.S. $0.01 par value, issued by US Co to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of US Co Common Stock equal to the Aggregate Equivalent Vote Amount.

         (b) Interpretation Not Affected by Headings, etc. The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

         (c) Number, Gender, etc. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

         (d) Date for any Action. If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

2.       PURPOSE OF AGREEMENT

         The purpose of this Agreement is to create the Trust for the benefit of the Holders, as herein provided. The Trustee will hold the Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as Trustee for and on behalf of the Holders as provided in this Agreement.

3.       VOTING SHARE

         (a) Issuance and Ownership of the Voting Share. US Co hereby issues to and deposits with the Trustee the Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders and in accordance with the provisions of this Agreement. US Co hereby acknowledges receipt from the Trustee as the trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) and $1 in hand paid for the issuance of the Voting Share by US Co to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Voting Share, provided that the Trustee shall:

                  (i) hold the Voting Share and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this Agreement; and

                  (ii) except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Share and the Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

         (b) Legended Share Certificates. US Co Sub will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to the Exchangeable Shares held by a Holder.

         (c) Safe Keeping of Certificate. The certificate representing the Voting Share shall at all times be held in safe keeping by the Trustee or its agent.

4.       EXERCISE OF VOTING RIGHTS

         (a) Voting Rights. The Trustee, as the holder of record of the Voting Share, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Share, on any matter, question or proposition whatsoever that may properly come before the stockholders of US Co at a US Co Meeting or in connection with a US Co Consent (in each case, as hereinafter defined). The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 7(o) hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Holders entitled to instruct the Trustee as to the voting thereof at the time at which a US Co Consent is sought or a US Co Meeting is held. To the extent that no instructions are received from a Holder with respect to the Voting Rights to which such Holder is entitled, the Trustee shall not exercise or permit the exercise of such Holder's Vote.

         (b) Number of Votes. With respect to all meetings of stockholders of US Co at which holders of shares of US Co Common Stock are entitled to vote (a "US Co Meeting") and with respect to all written consents sought by US Co from its stockholders including the holders of shares of US Co Common Stock (a "US Co Consent"), each Holder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, a number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Holder on the record date established by US Co or by applicable law for such US Co Meeting or US Co Consent, as the case may be (the "Holder Votes") in respect of each matter, question or proposition and be voted on at such US Co Meeting or to be consented to in connection with such US Co Consent.

         (c) Mailings to Shareholders. With respect to each US Co Meeting and US Co Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as US Co utilizes in communications to holders of US Co Common Stock, subject to the Trustee's ability to provide this method of communication and upon being advised in writing of such method) to each of the Holders named in the List on the same day as the initial mailing or notice (or other communication) with respect thereto is given by US Co to its stockholders:

                  (i) a copy of such notice, together with any proxy or information statement and related materials to be provided to stockholders of US Co;

                  (ii) a statement that such Holder is entitled to instruct the Trustee as to the exercise of the Holder Votes with respect to such US Co Meeting or US Co Consent, as the case may be, or, pursuant to Section 4(g) hereof, to attend such US Co Meeting and to exercise personally the Holder Votes thereat;

                  (iii) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

                           (A) a proxy to such Holder or his designee to exercise personally the Holder Votes; or

                           (B) a proxy to a designated agent or other representative of the management of US Co to exercise such Holder Votes;

                  (iv) a statement that if no such instructions are received from the Holder, the Holder Votes to which such Holder is entitled will not be exercised;

                  (v) a form of direction whereby the Holder may so direct and instruct the Trustee as contemplated herein; and

                  (vi) a statement of (A) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a US Co Meeting shall not be later than the close of business on the Business Day prior to such meeting, and (B) the method for revoking or amending such instructions.

                  The materials referred to above are to be provided by US Co to the Trustee, but shall be subject to review and comment by the Trustee.

                  For the purpose of determining Holder Votes to which a Holder is entitled in respect of any such US Co Meeting or US Co Consent, the number of Exchangeable Shares owned of record by the Holder shall be determined at the close of business on the record date established by US Co or by applicable law for purposes of determining stockholders entitled to vote at such US Co Meeting or to give written consent in connection with such US Co Consent. US Co will notify the Trustee in writing of any decision of the board of directors of US Co with respect to the calling of any such US Co Meeting or the seeking of any such US Co Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this
                  Section 4(c).

         (d) Copies of Stockholder Information. US Co will deliver to the Trustee copies of all proxy materials (including notices of US Co Meetings but excluding proxies to vote shares of US Co Common Stock), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of US Co Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Holder at the same time as such materials are first sent to holders of US Co Common Stock. The Trustee will mail or otherwise send to each Holder, at the expense of US Co, copies of all such materials (and all materials specifically directed to the Holders or to the Trustee for the benefit of the Holders by US Co) received by the Trustee from US Co at the same time as such materials are first sent to holders of US Co Common Stock. The Trustee will make copies of all such materials available for inspection by any Holder at the Trustee's principal office in the cities of Calgary and Toronto.

         (e) Other Materials. Immediately after receipt by US Co or any stockholder of US Co of any material sent or given generally to the holders of US Co Common Stock by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), US Co shall use its best efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Holders by such third party) to each Holder as soon as possible thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Holder, at the expense of US Co, copies of all such materials received by the Trustee from US Co. The Trustee will also make copies of all such materials available for inspection by any Holder at the Trustee's principal office in the cities of Toronto and Calgary.

         (f) List of Persons Entitled to Vote. US Co Sub shall, (i) prior to each annual, general and special US Co Meeting or the seeking of any US Co Consent and (ii) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Holders arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Holder, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a US Co Meeting or a US Co Consent, at the close of business on the record date established by US Co or pursuant to applicable law for determining the holders of US Co Common Stock entitled to receive notice of and/or to vote at such US Co Meeting or to give consent in connection with such US Co Consent. Each such List shall be delivered to the Trustee promptly after receipt by US Co Sub of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to enable the Trustee to perform its obligations under this Agreement. US Co agrees to give US Co Sub written notice (with a copy to the Trustee) of the calling of any US Co Meeting or the seeking of any US Co Consent together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable US Co Sub to perform its obligations under this
                  Section 4(f).

         (g) Entitlement to Direct Votes. Any Holder named in a List prepared in connection with any US Co Meeting or any US Co Consent will be entitled (i) to instruct the Trustee in the manner described in Section 4(c) hereof with respect to the exercise of the Holder Votes to which such Holder is entitled or (ii) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Holder Votes to which such Holder is entitled.

         (h) Voting by Trustee, and Attendance of Trustee Representative, at Meeting.

                  (i) In connection with each US Co Meeting and US Co Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Holder pursuant to
                           Section 4(c) hereof, the Holder Votes as to which such Holder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Holder prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Holder pursuant to Section 4(c) hereof.

                  (ii) The Trustee shall cause such representatives as are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each US Co Meeting. Upon submission by a Holder (or its designee) of identification satisfactory to the Trustee's representatives, and at the Holder's request, such representatives shall sign and deliver to such Holder (or its designee) a proxy to exercise personally the Holder Votes as to which such Holder is otherwise entitled hereunder to direct the vote, if such Holder either (A) has not previously given the Trustee instructions pursuant to Section 4(c) hereof in respect of such meeting, or (B) submits to the Trustee's representatives written revocation of any such previous instructions. At such meeting, the Holder exercising such Holder Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

         (i) Distribution of Written Materials. Any written materials to be distributed by the Trustee to the Holders pursuant to this Agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as US Co utilizes in communications to holders of US Co Common Stock) to each Holder at its address as shown on the books of US Co Sub. US Co Sub shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

                           (A)      current lists of the Holders; and

                           (B) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement.

                  The materials referred to above are to be provided by US Co to the Trustee, but shall be subject to review and comment by the Trustee.

         (j) Termination of Voting Right. Except as otherwise provided herein or in the Exchangeable Share Provisions, all of the rights of a Holder with respect to the Holder Votes exercisable in respect of the Exchangeable Shares held by such Holder, including the right to instruct the Trustee as to the voting of or to vote personally such Holder Votes, shall be deemed to be surrendered by the Holder to US Co and such Holder Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such Holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Holder of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for shares of US Co Common Stock, as specified in Article 5 hereof (unless in either case US Co shall not have delivered the Exchangeable Share Consideration deliverable in exchange therefor to the Trustee for delivery to the Holders), or upon the redemption of Exchangeable Shares pursuant to Article 6 or Article 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of US Co Sub pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by US Co pursuant to the exercise by US Co of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

5.       EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

         (a) Grant and Ownership of the Exchange Right. US Co hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders (i) the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event, to require US Co to purchase from each or any Holder all or any part of the Exchangeable Shares held by such Holders, and (ii) the Automatic Exchange Rights, all in accordance with the provisions of this Agreement.

                  US Co hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by US Co to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

                  (i) hold the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this Agreement; and

                  (ii) except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

         (b) Legended Share Certificates. US Co Sub will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of:

                  (i) their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Holder; and

                  (ii)     the Automatic Exchange Rights.

         (c) General Exercise of Exchange Right. The Exchange Right shall be and remain vested in and exercised by the Trustee. Subject to Section 7(o) hereof, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Holders entitled to instruct the Trustee as to the exercise thereof To the extent that no instructions are received from a Holder with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

         (d) Purchase Price. The purchase price payable by US Co for each Exchangeable Share to be purchased by US Co under the Exchange Right shall be an amount equal to the Exchangeable Share Price on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right. In connection with each exercise of the Exchange Right, US Co will provide to the Trustee an Officer's Certificate setting forth the calculation of the Exchangeable Share Price for each Exchangeable Share. The Exchangeable Share Price for each such Exchangeable Share so purchased may be satisfied only by US Co issuing and delivering or causing to be delivered to the Trustee, on behalf of the relevant Holder, the Exchangeable Share Consideration representing the total Exchangeable Share Price.

         (e) Exercise Instructions. Subject to the terms and conditions herein set forth, a Holder shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Holder on the books of US Co Sub. To cause the exercise of the Exchange Right by the Trustee, the Holder shall deliver to the Trustee, in person or by certified or registered mail, at its principal offices in Calgary, Alberta or Toronto, Ontario or at such other places in Canada as the Trustee may from time to time designate by written notice to the Holders, the certificates representing the Exchangeable Shares which such Holder desires US Co to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the by-laws of US Co Sub and such additional documents and instruments as the Trustee may reasonably require together with (i) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (A) that the Holder thereby instructs the Trustee to exercise the Exchange Right so as to require US Co to purchase from the Holder the number of Exchangeable Shares specified therein, (B) that such Holder has good title to and owns all such Exchangeable Shares to be acquired by US Co free and clear of all liens, claims and encumbrances, (C) the names in which the certificates representing US Co Common Stock issuable in connection with the exercise of the Exchange Right are to be issued and (D) the names and addresses of the persons to whom the Exchangeable Share Consideration should be delivered and (ii) payment (or evidence satisfactory to the Trustee, US Co Sub and US Co of payment) of the taxes (if any) payable as contemplated by
                  Section 5(h) of this Agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by US Co under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the Holder at the expense of US Co Sub.

         (f) Delivery of Exchangeable Share Consideration; Effect of Exercise. Promptly after receipt of the certificates representing the Exchangeable Shares which the Holder desires US Co to purchase under the Exchange Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right), duly endorsed for transfer to US Co the Trustee shall notify US Co and US Co Sub of its receipt of the same, which notice to US Co and US Co Sub shall constitute exercise of the Exchange Right by the Trustee on behalf of the Holder of such Exchangeable Shares, and US Co shall immediately thereafter deliver or cause to be delivered to the Trustee, for delivery to the Holder of such Exchangeable Shares (or to such other persons, if any, properly designated by such Holder), the Exchangeable Share Consideration deliverable in connection with the exercise of the Exchange Right; provided, however, that no such delivery shall be made unless and until the Holder requesting the same shall have paid (or provided evidence satisfactory to the Trustee, US Co Sub and US Co of the payment of) the taxes (if any) payable as contemplated by
                  Section 5(h) of this Agreement. Immediately upon the giving of notice by the Trustee to US Co and US Co Sub of the exercise of the Exchange Right, as provided in this Section 5(f), the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Holder of such Exchangeable Shares shall be deemed to have transferred to US Co all of its right, title and interest in and to such Exchangeable Shares and in the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless such Exchangeable Share Consideration is not delivered by US Co to the Trustee, for delivery to such Holder (or to such other persons, if any, properly designated by such Holder), within three Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Holder shall remain unaffected until such Exchangeable Share Consideration is delivered by US Co and any cheque included therein is paid. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of US Co Common Stock delivered to it pursuant to the Exchange Right.

         (g) Exercise of Exchange Right Subsequent to Retraction. In the event that a Holder has exercised its right under Article 6 of the Exchangeable Share Provisions to require US Co Sub to redeem any or all of the Exchangeable Shares held by the Holder (the "Retracted Shares") and is notified by US Co Sub pursuant to Section 6.6 of the Exchangeable Share Provisions that US Co Sub will not be permitted as a result of liquidity or solvency requirements of applicable law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from US Co Sub and provided that US Co shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Holder has not revoked the retraction request delivered by the Holder to US Co Sub pursuant to Section 6.1 of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Holder to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares which US Co Sub is unable to redeem. In any such event, US Co Sub hereby agrees with the Trustee and in favour of the Holder immediately to notify the Trustee of such prohibition against US Co Sub redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Holder to US Co Sub or to the transfer agent of the Exchangeable Shares (including without limitation a copy of the retraction request delivered pursuant to Section 6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that US Co Sub is not permitted to redeem and will require US Co to purchase such shares in accordance with the provisions of this Article 5.


         (h) Stamp or Other Transfer Taxes. Upon any sale of Exchangeable Shares to US Co pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing US Co Common Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Holder of the Exchangeable Shares so sold or in such names as such Holder may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such Holder (i) shall pay (and neither US Co, US Co Sub nor the Trustee shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Holder or (ii) shall have established to the satisfaction of the Trustee, US Co and US Co Sub that such taxes, if any, have been paid.

         (i) Notice of Insolvency Event. Immediately upon the occurrence of an Insolvency Event or any event which with the giving of notice or the passage of time or both would be an Insolvency Event US Co Sub and US Co shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from US Co Sub and US Co or from any other Person of the occurrence of an Insolvency Event, the Trustee will mail to each Holder, at the expense of US Co, a notice of such Insolvency Event in the form provided by US Co, which notice shall contain a brief statement of the right of the Holders with respect to the Exchange Right.

         (j) Qualification of US Co Common Stock. US Co covenants that if any shares of US Co Common Stock to be issued and delivered pursuant to the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of document including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other legal requirement (collectively, the "Applicable Laws") before such shares may be issued and delivered by US Co to the initial holder thereof (other than US Co Sub) or in order that such shares may be freely traded thereafter (other than any restrictions on transfer by reason of a holder being a "control person" of US Co for purposes of Canadian federal or provincial securities law or an "affiliate" of US Co or, prior to the date hereof, of Chauvco for purposes of United States federal or state securities law), US Co will in good faith expeditiously take all such actions and do all such things as are necessary to cause such shares of US Co Common Stock to be and remain duly registered, qualified or approved. US Co represents and warrants that it has in good faith taken all actions and done all things as are necessary under Applicable Laws as they exist on the date hereof to cause the shares of US Co Common Stock to be issued and delivered pursuant to the Exchange Right and the Automatic Exchange Rights and to be freely tradeable thereafter (other than restrictions on transfer by reason of a holder being a "control person" of US Co for the purposes of Canadian federal and provincial securities law or an "affiliate" of US Co or, prior to the date hereof, of Chauvco for the purposes of United States federal or state securities law). US Co will in good faith expeditiously take all such actions and do all such things as are necessary to cause all shares of US Co Common Stock to be delivered pursuant to the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which such shares are listed, quoted or posted for trading at such time.

         (k) Reservation of Shares of US Co Common Stock. US Co hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of US Co Common Stock (i) as is equal to the sum of (A) the number of Exchangeable Shares issued and outstanding from time to time and (B) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (ii) as are now and may hereafter be required to enable and permit US Co Sub and US Co to meet their respective obligations hereunder, under the Support Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to the Arrangement with respect to which US Co may now or hereafter be required to issue shares of US Co Common Stock.

         (l)     Automatic Exchange on Liquidation of US Co.

                 (i) US Co will give the Trustee written notice of each of the following events at the time set forth below:

                          (A) in the event of any determination by the board of directors of US Co to institute voluntary liquidation, dissolution or winding-up proceedings with respect to US Co or to effect any other distribution of assets of US Co among its stockholders for the purpose of winding-up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

                          (B) immediately, upon the earlier of (I) receipt by US Co of notice of and (II) US Co otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding- up of US Co or to effect any other distribution of assets of US Co among its stockholders for the purpose of winding-up its affairs.

                 (ii) Immediately following receipt by the Trustee from US Co of notice of any event (a "Liquidation Event") contemplated by Section 5(l)(i) above, the Trustee will give notice thereof to the Holders. Such notice will be provided by US Co to the Trustee and shall include a brief description of the automatic exchange of Exchangeable Shares for shares of US Co Common Stock provided for in Section 5(l)(iii) below.

                 (iii) In order that the Holders will be able to participate on a PRO RATA basis with the holders of US Co Common Stock in the distribution of assets of US Co in connection with a Liquidation Event, immediately prior to the effective time (the "Liquidation Event Effective Time") of a Liquidation Event all of the then outstanding Exchangeable Shares shall be automatically exchanged for shares of US Co Common Stock. To effect such automatic exchange, US Co shall be deemed to have purchased each Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Time and held by Holders, and each Holder shall be deemed to have sold the Exchangeable Shares held by it at such time, for a purchase price per share equal to the Exchangeable Share Price applicable at such time. In connection with such automatic exchange, US Co will provide to the Trustee an Officers' Certificate setting forth the calculation of the purchase price for each Exchangeable Share.

                 (iv) The closing of the transaction of purchase and sale contemplated by Section 5(l)(iii) above shall be deemed to have occurred immediately prior to the Liquidation Event Effective Time, and each Holder of Exchangeable Shares shall be deemed to have transferred to US Co all of the Holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and US Co shall deliver to the Holder the Exchangeable Share Consideration deliverable upon the automatic exchange of Exchangeable Shares. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of US Co Common Stock issued to it pursuant to the automatic exchange of Exchangeable Shares for US Co Common Stock and the certificates held by the Holder previously representing the Exchangeable Shares exchanged by the Holder with US Co pursuant to such automatic exchange shall thereafter be deemed to represent the shares of US Co Common Stock issued to the Holder by US Co pursuant to such automatic exchange. Upon the request of a Holder and the surrender by the Holder of Exchangeable Share certificates deemed to represent shares of US Co Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as US Co may reasonably require, US Co shall deliver or cause to be delivered to the Holder certificates representing the shares of US Co Common Stock of which the Holder is the holder.

6.       RESTRICTIONS ON ISSUANCE OF US CO SPECIAL VOTING STOCK

         During the term of this Agreement, US Co will not issue any shares of US Co Special Voting Stock in addition to the Voting Share.

7.       CONCERNING THE TRUSTEE

         (a) Powers and Duties of the Trustee. The rights, powers and authorities of the Trustee under this Agreement, in its capacity as trustee of the Trust, shall include:

                 (i) receipt and deposit of the Voting Share from US Co as trustee for and on behalf of the Holders in accordance with the provisions of this Agreement;

                 (ii) granting proxies and distributing materials to Holders as provided in this Agreement;

                 (iii) voting the Holder Votes in accordance with the provisions of this Agreement;

                 (iv) receiving the grant of the Exchange Right and the Automatic Exchange Rights from US Co as trustee for and on behalf of the Holders in accordance with the provisions of this Agreement;

                 (v) exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this

                          Agreement, and in connection therewith receiving from Holders Exchangeable Shares and other requisite documents and distributing to such Holders the shares of US Co Common Stock and cheques, if any, to which such Holders are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

                 (vi)     holding title to the Trust Estate;

                 (vii) investing any monies forming, from time to time, a part of the Trust Estate as provided in this Agreement;

                 (viii) taking action at the direction of a Holder or Holders to enforce the obligations of US Co under this Agreement; and

                 (ix) taking such other actions and doing such other things as are specifically provided in this Agreement.

                 In the exercise of such rights, powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this Agreement.

                 The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Holders and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

                 The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

         (b) No Conflict of Interest. The Trustee represents to US Co Sub and US Co that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10 hereof. If, notwithstanding the foregoing provisions of this Section 7(b), the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 7(b), any interested party may apply to the Alberta Court of Queen's Bench for an order that the Trustee be replaced as trustee hereunder.

         (c) Dealings with Transfer Agents, Registrars, etc. US Co Sub and US Co irrevocably authorize the Trustee, from time to time, to:

                 (i) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and US Co Common Stock; and

                 (ii) requisition, from time to time, (A) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement and (B) from the transfer agent of US Co Common Stock, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights in the manner specified in Article 5 hereof.

                 US Co Sub and US Co irrevocably authorize their respective registrars and transfer agents to comply with all such requests. US Co covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights, in each case pursuant to Article 5 hereof.

         (d) Books and Records. The Trustee shall keep available for inspection by US Co and US Co Sub, at the Trustee's principal office in Calgary, Alberta, correct and complete books and records of account relating to the Trustee's actions under this Agreement, including without limitation all information relating to mailings and instructions to and from Holders and all transactions pursuant to the Voting Rights, the Exchange Right and the Automatic Exchange Rights for the term of this Agreement. On or before March 31, 1998, and on or before March 31 in every year thereafter, so long as the Voting Share is on deposit with the Trustee, the Trustee shall transmit to US Co and US Co Sub a brief report, dated as of the preceding December 31, with respect to:

                 (i) the property and funds comprising the Trust Estate as of that date;

                 (ii) the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Holders in consideration of the issue and delivery by US Co of shares of US Co

                          Common Stock in connection with the Exchange Right, during the calendar year ended on such date; and

                 (iii) all other actions taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported.

         (e) Income Tax Returns and Reports. The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded and, in connection therewith, may obtain the advice and assistance of such experts as the Trustee may consider necessary or advisable. If requested by the Trustee, US Co shall retain such experts for purposes of providing such advice and assistance.

         (f) Indemnification Prior to Certain Actions by Trustee. The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Holder upon such Holder furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Holder shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Voting Share pursuant to
                 Article 4 hereof, subject to Section 7(o) hereof, and with respect to the Exchange Right pursuant to Article 5 hereof, subject to Section 7(o) hereof, and with respect to the Automatic Exchange Rights pursuant to Article 5 hereof.

                 None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded, given funds, security and indemnified as aforesaid.

         (g) Actions by Holders. No Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Holder has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in Section 7(f) hereof and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights, the Exchange Right or the Automatic Exchange Rights, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders.

         (h) Reliance upon Declarations. The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of
                 Section 7(i) hereof, if applicable, and with any other applicable provisions of this Agreement.

         (i) Evidence and Authority to Trustee. US Co Sub and/or US Co shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by US Co Sub and/or US Co or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of US Co Sub and/or US Co forthwith if and when:

                 (i) such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this Section 7(i); or

                 (ii) the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives US Co Sub and/or US Co written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

                 Such evidence shall consist of an Officers' Certificate of US Co Sub and/or US Co or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

                 Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Rights, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him provided that if such report or opinion is furnished by a director, officer or employee of US Co Sub and/or US Co it shall be in the form of an Officers' Certificate or a statutory declaration.

                 Each statutory declaration, certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

                 (iii) declaring that he has read and understands the provisions of this Agreement relating to the condition in question;

                 (iv) describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

                 (v) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

         (j)     Experts, Advisors and Agents. The Trustee may:

                 (i) in relation to these presents act and rely on the opinion or advice of or information obtained from or prepared by any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by US Co Sub and/or US Co or otherwise, and may employ such assistants as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

                 (ii) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by
                          it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the determination and discharge of its duties hereunder and in the management of the Trust.

         (k) Investment of Monies Held by Trustee. Unless otherwise provided in this Agreement, any monies held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Alberta trustees are authorized to invest trust unit monies, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such monies on the written direction of US Co Sub. Pending the investment of any monies as hereinbefore provided, such monies may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of US Co Sub, in the deposit department of the Trustee or any other loan or company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

         (l) Trustee Not Required to Give Security. The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

         (m) Trustee Not Bound to Act on Request. Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of US Co Sub and/or US Co or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

         (n) Authority to Carry on Business. The Trustee represents to US Co Sub and US Co that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a trust company in the Province of Alberta but if, notwithstanding the provisions of this Section 7(n), it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the Province of Alberta, either become so authorized or resign in the manner and with the effect specified in Article 10 hereof.

         (o) Conflicting Claims. If conflicting claims or demands are made or asserted with respect to any interest of any Holder in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Holder in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

                 (i) the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

                 (ii) all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Right subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

                 If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

         (p) Acceptance of Trust. The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.

8.       COMPENSATION

         US Co and US Co Sub jointly and severally agree to pay to the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including but not limited to taxes, compensation paid to experts, agents and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its rights and duties under this Agreement; provided that US Co and US Co Sub shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence or willful misconduct.

9.       INDEMNIFICATION AND LIMITATION OF LIABILITY

         (a) Indemnification of the Trustee. US Co and US Co Sub jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel on a solicitor and his own client basis) which, without fraud, negligence, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instructions delivered to the Trustee by US Co or US Co Sub pursuant hereto. In no case shall US Co or US Co Sub be liable under this indemnity for any claim against any of the Indemnified Parties unless US Co and US Co Sub shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii), below, US Co and US Co Sub shall be entitled to participate at their own expense in the defense and, if US Co or US Co Sub so elect at any time after receipt of such notice, either of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by US Co or US Co Sub, such authorization not to be unreasonably withheld; or (ii) the named parties to any such suit include both the Trustee and US Co or US Co Sub and the Trustee shall have been advised by counsel acceptable to US Co or US Co Sub that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to US Co or US Co Sub and that an actual or potential conflict exists (in which case US Co and US Co Sub shall not have the right to assume the defense of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee).

         (b) Limitation of Liability. The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement except to the extent that such loss is attributable to the fraud, negligence, willful misconduct or bad faith on the part of the Trustee.

10.      CHANGE OF TRUSTEE

         (a) Resignation. The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to US Co and US Co Sub specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless US Co and US Co Sub otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, US Co and US Co Sub shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee, a successor trustee may be appointed by an order of the Alberta Court of Queen's Bench upon application of one or more of the parties hereto.

         (b) Removal. The Trustee, or any Trustee hereafter appointed, may be removed with or without cause, at any time on 60 days' prior notice by written instrument executed by US Co and US Co Sub, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee, provided that, in connection with such removal, provision is made for a replacement trustee similar to that contemplated in
                 Section 10(a).

         (c) Successor Trustee. Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to US Co and US Co Sub and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as trustee in this Agreement. However, on the written request of US Co and US Co Sub or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor Trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, US Co, US Co Sub and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

         (d) Notice of Successor Trustee. Upon acceptance of appointment by a successor trustee as provided herein, US Co and US Co Sub shall cause to be mailed notice of the succession of such trustee hereunder to each Holder specified in a List. If US Co or US Co Sub shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of US Co and US Co Sub.


11.      US CO SUCCESSORS

         (a) Certain Requirements in Respect of Combination, etc. US Co shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom unless:

                 (i) such other Person or continuing corporation (the "US Co Successor"), by operation of law, becomes, without further action, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction an agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee and in the opinion of legal counsel to the Trustee are necessary or advisable to evidence the assumption by the US Co Successor of liability for all monies payable and property deliverable hereunder and the covenant of such US Co Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of US Co under this Agreement; and

                 (ii) such transaction shall, to the satisfaction of the Trustee and in the opinion of legal counsel to the Trustee, be upon such terms as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Holders hereunder.

         (b)     Vesting of Powers in Successor.  Whenever the conditions of
                 Section 11(a) hereof have been duly observed and performed, the Trustee, if required, by Section 11(a) hereof, the US Co Successor and US Co Sub shall execute and deliver the supplemental agreement provided for in Article 12 hereof and thereupon the US Co Successor shall possess and from time to time may exercise each and every right and power of US Co under this Agreement in the name of US Co or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of US Co or any officers of US Co may be done and performed with like force and effect by the directors or officers of such US Co Successor.

         (c) Wholly-Owned Subsidiaries. Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned subsidiary of US Co with or into US Co or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of US Co provided that all of the assets of such subsidiary are transferred to US Co or another wholly-owned subsidiary of US Co, and any such transactions are expressly permitted by this
                 Article 11.

12.      AMENDMENTS AND SUPPLEMENTAL AGREEMENTS

         (a) Amendments, Modifications, etc. This Agreement may not be amended or modified except by an agreement in writing executed by US Co Sub, US Co and the Trustee and approved by the Holders in accordance with Section 9.2 of the Exchangeable Share Provisions.

         (b)     Ministerial Amendments. Notwithstanding the provisions of
                 Section 12(a) hereof, the parties to that agreement may in writing, at any time and from time to time, without the approval of the Holders, amend or modify this Agreement for the purposes of;

                 (i) adding to the covenants of any or all of the parties hereto for the protection of the Holders hereunder;

                 (ii) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of US Co and US Co Sub and in the opinion of the Trustee and its counsel having in mind the best interests of the Holders as a whole, it may be expedient to make, provided that such boards of directors and the Trustee and its counsel shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Holders as a whole; or

                 (iii) making such changes or corrections which, on the advice of counsel to US Co Sub, US Co and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee and its counsel and the board of directors of each of US Co Sub and US Co shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the Holders as a whole.

         (c) Meeting to Consider Amendments. US Co Sub, at the request of US Co, shall call a meeting or meetings of the Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of US Co Sub, the Exchangeable Share Provisions and all applicable laws.

         (d) Changes in Capital of US Co and US Co Sub. At all times after the occurrence of any event effected pursuant to Section 2(g) or Section 2(h) of the Support Agreement, as a result of which either US Co Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which US Co Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

         (e) Execution of Supplemental Agreements. No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time US Co Sub (when authorized by a resolution of its Board of Directors), US Co (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

                 (i) evidencing the succession of any US Co Successors to US Co and the covenants of and obligations assumed by each such US Co Successors in accordance with the provisions of Article 11, and the successor of any successor trustee in accordance with the provisions of Article 10;

                 (ii) making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee and its counsel, will not be prejudicial to the interests of the Holders as a whole or are in the opinion of counsel to the Trustee necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to US Co, US Co Sub, the Trustee or this Agreement; and

                 (iii) for any other purposes not inconsistent with the provisions of this Agreement, including without limitation to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee and its counsel, the rights of the Trustee and the Holders as a whole will not be prejudiced thereby.

13.      TERMINATION

         (a) Term. The Trust created by this Agreement shall continue until the earliest to occur of the following events:

                 (i) no outstanding Exchangeable Shares are held by a Holder;

                 (ii) each of US Co Sub and US Co elects in writing to terminate the Trust and such termination is approved by the Holders of the Exchangeable Shares in accordance with Section 9.2 of the Exchangeable Share Provisions; and

                 (iii) twenty-one (21) years after the death of the last survivor of the descendants of His Majesty King George VI of the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.


         (b) Survival of Agreement. This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Holder; provided, however, that the provisions of Articles 8 and 9 hereof shall survive any such termination of this Agreement.

14.      GENERAL

         (a) Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

         (b) Inurement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Holders.

         (c) Notices to Parties. All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

                 (i)      if to US Co at:

                          Pioneer Natural Resources Company
                          1400 Williams Square West
                          5205 N. O'Connor Blvd.
                          Irving, Texas 75039-3746
                          Attention:       President
                          Telecopy:        (972) 402-7057

                 (ii)     if to US Co Sub at:

                          Pioneer Natural Resources (Canada) Ltd.
                          2900, 255 - 5th Avenue S.W.
                          Calgary, Alberta
                          T2P 3G6
                          Attention:       President
                          Telecopy:        (403) 231-3247

                 (iii)    if to the Trustee at:

                          if by mail or delivery:

                          Montreal Trust Company of Canada
                          710, 530 - 8th Avenue S.W.
                          Calgary, Alberta
                          T2P 3S8
                          Attention:
                          Telecopy:        (403) 267-6598

                 Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

         (d) Notice of Holders. Any and all notices to be given and any documents to be sent to any Holders may be given or sent to the address of such Holder shown on the register of Holders of Exchangeable Shares in any manner permitted by the Exchangeable Share Provisions and shall be deemed to be received (if given or sent in such manner) at the time specified in such Exchangeable Share Provisions, the provisions of which the Exchangeable Share Provisions shall apply mutatis mutandis to notices or documents as aforesaid sent to such Holders.

         (e) Risk of Payments by Post. Whenever payments are to be made or documents are to be sent to any Holder by the Trustee, by US Co Sub or by US Co or by such Holder to the Trustee or to US Co or US Co Sub, the making of such payment or sending of such document sent through the post shall be at the risk of US Co Sub or US Co, in the case of payments made or documents sent by the Trustee or US Co Sub or US Co, and the Holder, in the case of payments made or documents sent by the Holder.

         (f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         (g) Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

         (h) Attornment. US Co agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Alberta, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and agrees not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints US Co Sub at its registered office in the Province of Alberta as US Co's attorney for service of process.

         IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed as of the date first above written.



                                       PIONEER NATURAL
                                       RESOURCES COMPANY


                                       Per:
                                           -------------------------------------


                                       Per:
                                           -------------------------------------


                                       PIONEER NATURAL RESOURCES (CANADA) LTD.

                                       Per:
                                           -------------------------------------


                                       Per:
                                           -------------------------------------


                                       MONTREAL TRUST COMPANY
                                       OF CANADA


                                       Per:
                                           -------------------------------------


                                       Per:
                                           -------------------------------------

                                   EXHIBIT D

          TERMS AND CONDITIONS OF US CO SPECIAL PREFERRED VOTING STOCK


Section ____.1      Special Preferred Voting Stock Designated.  A series of
Preferred Stock, consisting of one share of such stock, is hereby designated as "Special Preferred Voting Stock." The outstanding share of Special Preferred Voting Stock shall be entitled at any relevant date to the number of votes (including for purposes of determining the presence of a quorum) determined in accordance with the terms and conditions of the "Exchangeable Shares" and the "Plan of Arrangement" (as such terms are defined in that certain "Combination Agreement" dated as of September 3, 1997, by and between the Corporation and Chauvco Resources Ltd. ("Chauvco")) on all matters presented to the holders of Common Stock of the Corporation, with the Special Preferred Voting Stock and Common Stock voting together as a single class. The Special Preferred Voting Stock shall have no other voting rights except as required by law. No dividend shall be paid to the holder of Special Preferred Voting Stock. The share of Special Preferred Voting Stock shall be entitled to $1.00 on liquidation of the Corporation in preference to any shares of Common Stock of the Corporation, but only after the liquidation preference of any other shares of Preferred Stock of the Corporation has been paid in full. The Special Preferred Voting Stock is not convertible into any other class or series of the capital stock of the Corporation or into cash, property or other rights, and may not be redeemed, except pursuant to the last sentence of this Section ____.1. The share of Special Preferred Voting Stock purchased or otherwise acquired by the Corporation shall be deemed retired and shall be canceled and may not thereafter be reissued or otherwise disposed of by the Corporation. So long as any Exchangeable Shares shall be outstanding, the number of shares comprising the Special Preferred Voting Stock shall not be increased or decreased and no other term of the Special Preferred Voting Stock shall be amended, except upon the approval of the holder of the outstanding share of Special Preferred Voting Stock. At such time as no Exchangeable Shares shall be outstanding, the Special Preferred Voting Stock shall automatically be redeemed, with the $1.00 liquidation preference due and payable upon such redemption.

Section ____.2        Restriction.   So long as the share of Special Voting
Stock is outstanding, the Corporation shall (i) fully comply with all terms of the Exchangeable Shares and with all contractual obligations of the Corporation associated with such Exchangeable Shares and (ii) not amend, alter, change or repeal this Section ____.2 except upon the unanimous approval of the holder of the outstanding share of Special Voting Stock.

                                   EXHIBIT E

                          LIST OF LOCK-UP SHAREHOLDERS

A.   CHAUVCO

1.   Trimac Corporation

2.   Gendis Inc.

3.   Guy J. Turcotte

B.   US CO

1.   Richard E. Rainwater

2.   Scott D. Sheffield

3.   I. Jon Brumley

                                   EXHIBIT F

         All of Chauvco's right, title, estate and interest in and to

         (a) property, assets and rights relating to petroleum, natural gas and related hydrocarbons;

         (b)      International Data Files;

         (c)      country correspondence and administration background files;

         (d)      Gabon correspondence, administration and background files;

         (e)      computer hardware and software; and

         (f)      office furniture and contents;

all as relating to countries other than Canada, Argentina and U.S.A., all as more particularly agreed to in writing by Chauvco and US Co.

                                   EXHIBIT G

                                   SCHEDULE A


         The Corporation is authorized to issue:

         (a) one class of shares, to be designated as "Common Voting Shares", in an unlimited number; and

         (b) one class of shares, to be designated as "Exchangeable Shares", in an unlimited number;

         such shares having attached thereto the following rights, privileges, restrictions and conditions:


A.       COMMON VOTING SHARES

         The Common Voting Shares in the capital of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

         (a) the holders of the Common Voting Shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation and shall be entitled to one vote for each Common Voting Share held;

         (b) subject to the prior rights and privileges attaching to any other class of shares of the Corporation, the right to receive any dividend declared by the Corporation; and

         (c) subject to the prior rights and privileges attaching to any other class of shares of the Corporation, the right to receive the remaining property and assets of the Corporation upon dissolution.


B.       EXCHANGEABLE SHARES

         The Exchangeable Shares in the capital of the Corporation shall have the following rights, privileges, restrictions and conditions:

                                   ARTICLE I
                                 INTERPRETATION

         For the purposes of these share provisions:

1.1 "Aggregate Equivalent Vote Amount" means, with respect to any matter, proposition or question on which holders of US Co Common Stock are entitled to vote, consent or otherwise act, the product of (i) the number of shares of Exchangeable Shares issued and outstanding and held by holders thereof (other than US Co and its Subsidiaries) multiplied by (ii) the number of votes to which a holder of one share of US Co Common Stock is entitled with respect to such matter, proposition or question.

         "Automatic Redemption Date" means the date for the automatic redemption by the Corporation of Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be the fifth anniversary of the date of the first issuance of Exchangeable Shares unless (a) such date shall be extended at any time or from time to time to a specified later date by the Board of Directors but not later than December 31, 2005 or (b) such date shall be accelerated at any time to a specified earlier date (but no earlier than the third anniversary of the first issuance of Exchangeable Shares) by the Board of Directors if at such time there are issued and outstanding less than 5% of the number of Exchangeable Shares initially issued and outstanding pursuant to the Plan of Arrangement (other than Exchangeable Shares held by US Co and its Subsidiaries) and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issuance or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares, in each case upon at least 60 days' prior written notice of any such extension or acceleration, as the case may be, to the registered holders of the Exchangeable Shares, in which case the Automatic Redemption Date shall be such later or earlier date; provided, however, that the accidental failure or omission to give any such notice of extension or acceleration, as the case may be, to less than 10% of such holders of Exchangeable Shares shall not affect the validity of such extension or acceleration.

         "Board of Directors" means the Board of Directors of the Corporation.

         "Business Day" means any day other than a Saturday, a Sunday or a day when banks are not open for business in either or both of Dallas, Texas and Calgary, Alberta.

         "Current Market Price" means, in respect of a share of US Co Common Stock on any date, the average of the closing prices of US Co Common Stock during a period of 20 consecutive trading days ending not more than five trading days before such date on the New York Stock Exchange, or, if the US Co Common Stock is not then traded on the New York Stock Exchange, on such other principal U.S. stock exchange or automated quotation system on which the US Co Common Stock is listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of US Co Common Stock during such period does not create a market which reflects the fair market value of a share of US Co Common Stock, then the Current Market Price of a share of US Co Common Stock shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

         "Exchangeable Share Consideration" means, for any acquisition of Exchangeable Shares pursuant to these share provisions, the Plan of Arrangement, the Support Agreement or the Voting and Exchange Trust Agreement:

         (a) certificates representing the aggregate number of shares of US Co Common Stock deliverable in connection with such acquisition;

         (b) a cheque or cheques payable at par at any branch of the bankers of the payor in the amount of declared and unpaid cash dividends deliverable in connection with such acquisition; and

         (c) such stock or property constituting any declared and unpaid non-cash dividends deliverable in connection with such acquisition;

provided that any such stock or property shall be duly issued as fully paid and non-assessable, in the case of stock, and free and clear of any lien, claim and encumbrance, security interest or adverse claim and provided further that such consideration shall be paid less any tax required to be deducted and withheld therefrom and without interest.

         "Exchangeable Share Price" means, for each Exchangeable Share:

         (a) the Current Market Price of a share of US Co Common Stock, which shall be satisfied in full by causing to be delivered one share of US Co Common Stock; plus

         (b) an additional amount equal to the full amount of all cash dividends declared and unpaid on such Exchangeable Share; plus

         (c) the stock or other non-cash assets, if any, representing non-cash dividends declared and unpaid on such Exchangeable Share.

         "Exchangeable Shares" mean the Exchangeable Shares of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

         "Liquidation Amount" has the meaning attributed thereto in Section 5.1 of these share provisions.

         "Liquidation Call Right" has the meaning attributed thereto in the Plan of Arrangement.

         "Liquidation Date" has the meaning attributed thereto in Section 5.1 of these share provisions.

         "Plan of Arrangement" means the plan of arrangement contemplated in that Combination Agreement dated September 3, 1997 between US Co and Chauvco Resources Ltd.

         "Purchase Price" has the meaning attributed thereto in Section 6.3 of these share provisions.

         "Redemption Call Purchase Price" has the meaning attributed thereto in the Plan of Arrangement.

         "Redemption Call Right" has the meaning attributed thereto in the Plan of Arrangement.

         "Redemption Price" has the meaning attributed thereto in Section 7.1 of these share provisions.

         "Retracted Shares" has the meaning attributed thereto in Subsection 6.1(i) of these share provisions.

         "Retraction Call Right" has the meaning attributed thereto in Subsection 6.1(iii) of these share provisions.

         "Retraction Date" has the meaning attributed thereto in Subsection 6.1(ii) of these share provisions.

         "Retraction Price" has the meaning attributed thereto in Section 6.1 of these share provisions.

         "Retraction Request" has the meaning attributed thereto in Section 6.1 of these share provisions.

         "Subsidiary" of any person means each partnership, joint venture, corporation, association or other business entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by such person.

         "Support Agreement" means the Support Agreement between US Co and the Corporation, made as of ___________, 1997.

         "Transfer Agent" means Montreal Trust Company of Canada or such other person as may from time to time be the registrar and transfer agent for the Exchangeable Shares.

         "Trustee" means Montreal Trust Company of Canada and any successor trustee appointed under the Voting and Exchange Trust Agreement.

         "US Co" means Pioneer Natural Resources Company, a corporation organized and existing under the laws of the State of Delaware and any successor corporation.

         "US Co Call Notice" has the meaning ascribed thereto in Section 6.3 of these share provisions.

         "US Co Common Stock" mean the shares of common stock of US Co, with a par value of U.S. $0.01 per share, having voting rights of one vote per share, and any other securities into which such shares may be changed.

         "US Co Dividend Declaration Date" means the date on which the board of directors of US Co declares any dividend on the US Co Common Stock.

         "US Co Special Share" means the share of Special Preferred Voting Stock of US Co with a par value of U.S. $0.01 and having voting rights at meetings of holders of US Co Common Stock equal to the Aggregate Equivalent Vote Amount.

         "Voting and Exchange Trust Agreement" means the Voting and Exchange Trust Agreement among the Corporation, US Co and the Trustee, made as of __________, 199___.


                                   ARTICLE II
                         RANKING OF EXCHANGEABLE SHARES

2.1 The Exchangeable Shares shall be entitled to a preference over the Common Voting Shares and any other shares ranking junior to the Exchangeable Shares, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.


                                  ARTICLE III
                                   DIVIDENDS

3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each US Co Dividend Declaration Date, declare a dividend on each Exchangeable Share (a) in the case of a cash dividend declared on the US Co Common Stock, in an amount in cash for each Exchangeable Share equal to the cash dividend declared on each share of US Co Common Stock or (b) in the case of a stock dividend declared on the US Co Common Stock to be paid in US Co Common Stock, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of shares of US Co Common Stock to be paid on each share of US Co Common Stock or (c) in the case of a dividend declared on the US Co Common Stock in property other than cash or securities of US Co in such type and amount of property for each Exchangeable Share as is the same as the type and amount of property declared as a dividend on each share of US Co Common Stock or (d) in the case of a dividend declared on the US Co Common Stock to be paid in securities of US Co other than US Co Common Stock, in such number of either such securities or economically equivalent securities of the Corporation, as the Board of Directors determines, for each Exchangeable Share as is equal to the number of securities of US Co to be paid on each share of US Co Common Stock. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation.

3.2 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by Subsection 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share (less any tax required to be deducted and withheld from such dividends paid or credited by the Corporation) shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends or dividends payable in other securities contemplated by Subsections 3.1(b) or (d) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend or dividend payable in other securities represented thereby. Such other type and amount of property in respect of any dividends contemplated by Subsection 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby (subject to any adjustment for the tax required to be deducted and withheld from such dividends paid or credited by the Corporation). No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the US Co Common Stock.

3.4 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends (subject to any adjustment for the tax required to be deducted and withheld from such dividends paid or credited by the Corporation).

3.5 Except as provided in this Article 3, the holders of Exchangeable Shares shall not be entitled to receive dividends in respect thereof.


                                   ARTICLE IV
                              CERTAIN RESTRICTIONS

4.1 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 9.2 of these share provisions:

         (a) pay any dividends on the Common Voting Shares, or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in any such other shares ranking junior to the Exchangeable Shares;

         (b) redeem or purchase or make any capital distribution in respect of Common Voting Shares or any other shares ranking junior to the Exchangeable Shares;

         (c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution;

         (d) issue any Exchangeable Shares or any other shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends (including rights to acquire Exchangeable Shares) to the holders of such Exchangeable Shares or distributions of securities as contemplated by the Support Agreement; or

         (e)      amend the articles or by-laws of the Corporation.

The restrictions in Subsections 4.1(a), 4.1(b), and 4.1(c) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared to date on the US Co Common Stock shall have been declared on the Exchangeable Shares and paid in full.


                                   ARTICLE V
                          DISTRIBUTION ON LIQUIDATION

5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Corporation to the holders of the Common Voting Shares or any other shares ranking junior to the Exchangeable Shares, an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "Liquidation Amount"). In connection with payment of the Liquidation Amount, the Corporation shall be entitled to liquidate some of the US Co Common Stock that would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

5.2 On or promptly after the Liquidation Date, and subject to the exercise by US Co of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the

Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation of the Exchangeable Share Consideration representing the total Liquidation Amount. On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the Exchangeable Share Consideration in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the US Co Common Stock delivered to them.

5.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.


                                   ARTICLE VI
                  RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by US Co of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the "Retraction Price"). In connection with payment of the Retraction Price, the Corporation shall be entitled to liquidate some of the US Co Common Stock that would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Exhibit A hereto or in such other form as may be acceptable to the Corporation:

                  (i) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation;

                  (ii) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than three Business Days nor more than 10 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the tenth Business Day after the date on which the Retraction Request is received by the Corporation; and

                  (iii) acknowledging the overriding right (the "Retraction Call Right") of US Co to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to US Co in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.

6.2 Subject to the exercise by US Co of the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in Section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares. If only a part of the Exchangeable Shares represented by any certificate are redeemed (or purchased by US Co pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

6.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify US Co thereof. In order to exercise the Retraction Call Right, US Co must notify the Corporation in writing of its determination to do so (the "US Co Call Notice") within two Business Days of notification to US Co by the Corporation of the receipt by the Corporation of the Retraction Request. If US Co does not so notify the Corporation within such two Business Day period, the Corporation will notify the holder as soon as possible thereafter that US Co will not exercise the Retraction Call Right. If US Co delivers the US Co Call Notice within such two Business Day time period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to US Co in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and US Co shall purchase from such holder and such holder shall sell to US Co on the Retraction Date the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Retraction Price per share. For the purposes of completing a purchase pursuant to the Retraction Call Right, US Co shall deposit with the Transfer Agent, on or before the Retraction Date the Exchangeable Share Consideration representing the total Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that US Co does not deliver a US Co Call Notice within such two Business Day period or otherwise comply with these Exchangeable Share provisions in respect thereto, and provided that Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4 The Corporation or US Co, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, and such delivery of such Exchangeable Share Consideration to the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, unless any cheque included therein is not paid on due presentation.

6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by US Co shall thereafter be considered and deemed for all purposes to be a holder of the US Co Common Stock delivered to it.

6.6 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that US Co shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions on a PRO RATA basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 of these share provisions as a result of liquidity or solvency requirements of applicable law shall be deemed by giving the Retraction Request to require US Co to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by US Co to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement, and US Co shall make such purchase.

6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to US Co shall be deemed to have been revoked.


                                  ARTICLE VII
              REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

7.1 Subject to applicable law and the Redemption Call Right, the Corporation shall on the Automatic Redemption Date redeem the whole of the then outstanding Exchangeable Shares for an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Automatic Redemption Date (the "Redemption Price"). In connection with payment of the Redemption Price, the Corporation shall be entitled to liquidate some of the US Co Common Stock that would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

7.2 In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation shall, at least 120 days before the Automatic Redemption Date, send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by US Co under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. Such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Automatic Redemption Date and, if applicable, particulars of the Redemption Call Right.

7.3 On or after the Automatic Redemption Date and subject to the exercise by US Co of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation of the Exchangeable Share Consideration representing the total Redemption Price. On and after the Automatic Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the Exchangeable Share Consideration with respect to the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Automatic Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Automatic Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the US Co Common Stock delivered to them.


                                  ARTICLE VIII
                                 VOTING RIGHTS

8.1 Except as required by applicable law and the provisions hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

                                   ARTICLE IX
                             AMENDMENT AND APPROVAL

9.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but, except as hereinafter provided, only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

9.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution by persons represented in person or by proxy at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 50%(excluding Exchangeable Shares beneficially owned by US Co or its Subsidiaries) of the outstanding Exchangeable Shares at that time are present or represented by proxy. If at any such meeting the holders of at least 50% (excluding Exchangeable Shares beneficially owned by US Co or its Subsidiaries) of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than 10 days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution by holders of Exchangeable Shares represented in person or by proxy at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.


                                   ARTICLE X
           RECIPROCAL CHANGES, ETC. IN RESPECT OF US CO COMMON STOCK

10.1 (a) Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that US Co will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions:

         (i) issue or distribute US Co Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire US Co Common Stock) to the holders of all or substantially all of the then outstanding US Co Common Stock by way of stock dividend or other distribution; or

         (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding US Co Common Stock entitling them to subscribe for or to purchase shares of US Co Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of US Co Common Stock); or

         (iii) issue or distribute to the holders of all or substantially all of the then outstanding shares of US Co Common Stock (A) shares or securities of US Co of any class other than US Co Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire US Co Common Stock), (B) rights, options or warrants other than those referred to in Section 10.1(a)(ii) above, (C) evidences of indebtedness of US Co or (D) assets of US Co;

         unless the Corporation is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets to holders of the Exchangeable Shares and the Corporation shall issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares.

         (b) Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that US Co will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions:

                  (i) subdivide, redivide or change the then outstanding shares of US Co Common Stock into a greater number of shares of US Co Common Stock; or

                  (ii) reduce, combine or consolidate or change the then outstanding shares of US Co Common Stock into a lesser number of shares of US Co Common Stock; or

                  (iii) reclassify or otherwise change the shares of US Co Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the shares of US Co Common Stock;

                  unless the Corporation is permitted under applicable law to simultaneously make the same or an equivalent change to, or in the rights of holders of, the Exchangeable Shares and the same or an equivalent change is made to, or in the rights of the holders of, the Exchangeable Shares.

 The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions.

                                   ARTICLE XI
               ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

11.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by US Co with all provisions of the Support Agreement and the Voting Trust and Exchange Agreement in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant thereto.

11.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement or the Voting Trust and Exchange Agreement or without the approval of the holders of the Exchangeable Shares given in accordance with
Section 9.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

         (a) adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Exchangeable Shares; or

         (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

         (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.


                                  ARTICLE XII
                                     LEGEND

12.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right and the Redemption Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).

                                  ARTICLE XIII
                                 MISCELLANEOUS

13.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

13.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

13.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

13.4 All Exchangeable Shares acquired by the Corporation upon the redemption or retraction thereof shall be canceled.

                                   EXHIBIT A
                              NOTICE OF RETRACTION

To the Corporation and Pioneer Natural Resources Company

         This notice is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the share(s) represented by this certificate and all capitalized words and expressions used in this notice which are defined in the Share Provisions have the meanings attributed to such words and expressions in such Share Provisions.

         The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 6 of the Share Provisions:

[ ]      all share(s) represented by this certificate; or

[ ]                             share(s) only.
         ----------------------

         The undersigned hereby notifies the Corporation that the Retraction Date shall be
             --------------------------------- .

NOTE: The Retraction Date must be a Business Day and must not be less than three Business Days nor more than 10 Business Days after the date upon which this notice is received by the Corporation. In the event that no such Business Day is specified above, the Retraction Date shall be deemed to be the tenth Business Day after the date on which this notice is received by the Corporation.

         The undersigned acknowledges the Retraction Call Right of Pioneer Natural Resources Company to purchase all but not less than all the Retracted Shares from the undersigned and that this notice shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Pioneer Natural Resources Company in accordance with the Retraction Call Right on the Retraction Date for the Retraction Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. If Pioneer Natural Resources Company determines not to exercise the Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible. This notice of retraction, and offer to sell the Retracted Shares to Pioneer Natural Resources Company may be revoked and withdrawn by the undersigned by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

         The undersigned acknowledges that if, as a result of liquidity or solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require Pioneer Natural Resources Company to purchase the unredeemed Retracted Shares.

         The undersigned hereby represents and warrants to the Corporation and Pioneer Natural Resources Company that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation or Pioneer Natural Resources Company as the case may be, free and clear of all liens, claims and encumbrances.



-------------------   -------------------------------   ------------------------
      (Date)            (Signature of Shareholder)      (Guarantee of Signature)

[ ] Please check box if the legal or beneficial owner of the Retracted Shares is a non-resident of Canada.

[ ] Please check box if the securities and any cheque(s) or other non-cash assets resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder at the principal transfer office of Montreal Trust Company of Canada (the "Transfer Agent") in Calgary, Alberta, failing which the securities and any cheque(s) or other non-cash assets will be delivered to the last address of the shareholder as it appears on the register by such means as the Corporation deems appropriate.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent at its principal transfer office in Calgary, Alberta. The securities and any cheque(s) or other non-cash assets resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, or transferred into, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities, cheque(s) and other non-cash assets resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.


                                                        Date
------------------------------------------------------      --------------------
Name of Person in Whose Name Securities or Cheque(s) or Other Non-cash Assets Are To Be Registered, Issued or Delivered (please print)

------------------------------------------------------  ------------------------
Street Address or P.O. Box                              Signature of Shareholder

------------------------------------------------------  ------------------------
City - Province                                         Signature Guaranteed by

NOTE: If the notice of retraction is for less than all of the share(s) represented by this certificate, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such shares.

                                   SCHEDULE B

         The Corporation's business and activities shall be restricted to participating in those transactions and activities contemplated by that Combination Agreement dated September 3, 1997 between Pioneer Natural Resources Company and Chauvco Resources Ltd. and the agreements contemplated therein, as the same may be amended, supplemented or restated from time to time. The Corporation shall not carry on any other business and the capacity of the Corporation to carry on business is restricted and withheld except to the extent necessary to carry out the activities described above; provided that all of the foregoing restrictions shall cease and be at an end on the date upon which the Corporation is amalgamated with Chauvco Resources Ltd. or Chauvco Resources Ltd. is wound-up and dissolved into the Corporation or the Corporation and Chauvco Resources Ltd. are otherwise merged, whereupon the Corporation will not be restricted in any way from carrying on any business.

                                   SCHEDULE C

         So long as any of the Exchangeable Shares of the Corporation are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of such shares issue any further Exchangeable Shares of the Corporation, except as contemplated in accordance with the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares of the Corporation.